                                                            EXHIBIT NO. 4.(a).41

                               AMENDING AGREEMENT
                            TO THE FACILITY AGREEMENT



         Made and entered into as of the 31st day of December 2002, by and between:

         (1)  PARTNER COMMUNICATIONS COMPANY LTD. ("PARTNER")


         and

         (2) BANK LEUMI LE-ISRAEL B.M.; ISRAEL DISCOUNT BANK LTD; BANK HAPOALIM B.M.; THE FIRST INTERNATIONAL BANK OF ISRAEL LTD; UNITED MIZRAHI BANK LTD.; MERCANTILE DISCOUNT BANK LTD.; and CITIBANK N.A. (together, "THE PARTICIPATING BANKS")


         and

         (3) BANK LEUMI LE-ISRAEL B.M., in its respective capacities as Arranger, Facility Agent and Security Trustee


         and

         (4)  BANK HAPOALIM B.M., in its capacity as Coordinating Agent


WHEREAS: Partner, the Participating Banks, the Arranger, the Facility Agent and the Security Trustee are parties to a facility agreement dated

              13 August 1998, as amended and restated through to 28 November 2002 ("THE FACILITY AGREEMENT"); and

WHEREAS: Partner and the Participating Banks have agreed: (i) that Facility A shall be reduced and that a new Facility, Facility C (as defined in the Restated Facility Agreement), shall be granted to Partner; (ii) that Bank Hapoalim shall act as Coordinating Agent under the Facility Agreement; and (iii) to make further amendments to the Facility Agreement, all the aforegoing subject to the terms and conditions set out in this Amending Agreement below,


NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.     INTERPRETATION

1.1.     In this Agreement, including the Exhibits hereto:

1.1.1.        "AMENDING AGREEMENT" - means this Amending Agreement;

1.1.2. "COMMENCEMENT DATE" - means the 5th (fifth) Business Day (or such other Business Day as the Instructing Group and Partner may agree) following the date on which the Instructing Group is satisfied that the condition precedent referred to in clause 3 below has been fulfilled in a form and substance reasonably satisfactory to the Instructing Group;

1.1.3.        "RESTATED
              FACILITY AGREEMENT" - means the Facility Agreement, as amended and restated by this Amending Agreement, the terms of which are set out in EXHIBIT 1 hereto and initialled, for the purposes of identification, by the parties hereto.

1.2. Capitalised terms, words and expressions defined in the Facility Agreement not otherwise defined herein shall bear the same meaning as in the Facility Agreement and all provisions of the Facility Agreement concerning matters of construction and interpretation shall apply to this Amending Agreement.

1.3. All references in this Amending Agreement to specific numbered clauses of the Facility Agreement are references to those numbered clauses as set forth in the conformed copy of the Facility Agreement signed on 7 August 2000, as amended by further amendments made thereafter to the Facility Agreement, (as referred to in the first recital to this Amending Agreement).


                                       (2)

2.     AMENDMENT AND RESTATEMENT OF THE FACILITY AGREEMENT

       With effect from the Commencement Date, the Facility Agreement (including the Schedules attached thereto) shall be amended and restated so that it shall be read and construed for all purposes as set forth in Exhibit 1 hereto (which Exhibit shall, for the avoidance of doubt, constitute the definitive and binding version of the Facility Agreement as amended by this Amending Agreement).

3.     CONDITION PRECEDENT

       This Amending Agreement is subject to the condition precedent that the Facility Agent shall have received all of the following documents:

3.1. a copy, certified a true copy by a duly authorised officer of Partner, of the Charter of Partner;

3.2. copies, certified as true copies by a duly authorised officer of Partner, of a Board resolution, audit committee resolution and shareholders' resolution of Partner approving the execution, delivery and performance of this Amending Agreement and the terms and conditions thereof and a board resolution authorising a named person or persons to sign each of such Facility Documents and any other documents to be delivered by it pursuant thereto;

3.3. a certificate of a duly authorised officer of Partner setting out the names and signatures of the persons authorised to sign on its behalf, this Amending Agreement and any other documents to be delivered by it pursuant thereto;

3.4. an opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., external Israeli counsel to Partner.

       In the event that such condition precedent shall not have been fulfilled to the Instructing Group's satisfaction on or before 10:00 a.m., on 5 January 2003 or such later date as the Facility Agent (upon the instructions of the Instructing Group) may agree in writing, then, other than clause 7 below, this Amending Agreement shall cease to have any force or effect and none of the parties hereto shall have any liability in respect therewith and the provisions of the Facility Agreement shall remain in full force and effect, unchanged.


                                       (3)

4.     REPRESENTATIONS AND WARRANTIES

4.1.          Partner hereby represents and warrants to each of the Finance
              Parties: (i) that it has power to enter into this Amending Agreement and to perform its obligations hereunder and has taken all necessary action to authorise the entry into and performance of the transactions contemplated hereunder; and (ii) that this Amending Agreement constitutes its legal, valid, binding and enforceable obligations.

4.2. Partner, in respect of itself and each other Obligor, hereby makes the representations and warranties set out in clauses 15.2 to
              15.20 of the Facility Agreement to each of the Finance Parties (as if, for the avoidance of doubt, each reference in such representations and warranties to "the Facility Documents" includes a reference to "this Amending Agreement" and "the Restated Facility Agreement") and such representations and warranties, together with the representations and warranties set out in clause 4.1 above, shall be deemed repeated, on the Commencement Date and, subject to the provisions of the Restated Facility Agreement relating to repetition of representations and warranties, also on each date that a Drawdown Request (as defined in the Restated Facility Agreement) is made.

4.3. Without derogating from the generality of the aforegoing, Partner hereby represents and warrants that the period of the Licence has been extended until 1 February 2022.

5.     COMMISSION

       Partner shall, on the Commencement Date, or if the Commencement Date shall occur before 1 January 2003, on 1 January 2003, pay: (i) to each of the Participating Banks an upfront fee in an amount equal to the proportion which such Participating Bank's aggregate Commitments bears to the aggregate Commitments of all the Participating Banks as at 31 December 2002, of US $450,000 (four hundred and fifty thousand United States Dollars); and (ii) to the Arranger the fee specified in the letter dated 8 December 2002 from the Arranger to Partner.

6.     GOVERNING LAW AND JURISDICTION

       This Amending Agreement shall be governed by and shall be construed in accordance with Israeli law and the competent court of Tel-Aviv-Jaffa shall have exclusive jurisdiction to hear any matters, provided that the Facility Agent and the Participating Banks shall be entitled to sue Partner in any jurisdiction in which it has an office or holds assets.

7.     COUNTERPARTS



                                       (4)

       This Amending Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.     COPY TO THE MINISTRY

       Partner shall, as soon as practicable, but not later than 30 (thirty) days after the Commencement Date, deliver to the Ministry, for information purposes, a copy of the Restated Facility Agreement.

9.     INCORPORATION OF TERMS

       The provisions of clauses 29 (Partial Invalidity), 30 (Amendments) and 37 (Notices) of the Facility Agreement shall be incorporated into this Amending Agreement as if set out in full in this Amending Agreement and as if reference in those clauses to the "Facility Documents" or "hereunder" are references to this Amending Agreement.


IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS AMENDING AGREEMENT EFFECTIVE AS OF THE DATE FIRST MENTIONED ABOVE.


PARTNER:

for:   PARTNER COMMUNICATIONS
       COMPANY LTD.

By:
   -------------------------------
Title:
      ----------------------------


THE PARTICIPATING BANKS:

for:  BANK LEUMI LE-ISRAEL B.M.               for:  ISRAEL DISCOUNT BANK LTD.

By:                                           By:
   -------------------------------               -------------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------


for:  BANK HAPOALIM B.M.                      for:  THE FIRST INTERNATIONAL
                                                    BANK OF ISRAEL LTD.

By:                                           By:
   -------------------------------               -------------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------



                                       (5)
for:  UNITED MIZRAHI BANK LTD.                for:  MERCANTILE DISCOUNT
                                                    BANK LTD.

By:                                           By:
   -------------------------------               ------------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------


for:  CITIBANK N.A.

By:
   -------------------------------
Title:
      ----------------------------


for:  BANK LEUMI LE-ISRAEL B.M.               for:  BANK HAPOALIM B.M.
      (in its capacity as Security Trustee,         (in its capacity as
      Arranger and Facility Agent)                   Coordinating Agent)

By:                                           By:
   -------------------------------               ------------------------------
Title:                                        Title:
      ----------------------------                  ---------------------------



                                       (6)

                                   Exhibit "1"
                              AMENDED AND RESTATED
                               FACILITY AGREEMENT





                              DATED 13 AUGUST 1998





                 (AS AMENDED AND RESTATED BY THE PARTIES THROUGH
                 31 DECEMBER 2002), BETWEEN, INTER ALIA, PARTNER
                       COMMUNICATIONS COMPANY LTD., AS THE
                      BORROWER AND THE PARTICIPATING BANKS





                                       (7)

                                TABLE OF CONTENTS

CLAUSE NO.                                                                                          PAGE
===============================================================================================================================

1.                INTERPRETATION.......................................................................1
1.1.                     Definitions...................................................................1
1.2.                     Accounts......................................................................1
1.3.                     Interpretation................................................................1
1.4.                     Currency Symbols..............................................................1
1.5.                     Statutes......................................................................1
1.6.                     Agreements....................................................................1

2.                THE FACILITIES.......................................................................1
2.1.                     The Facilities................................................................1
2.2.                     Conversion of Outstanding Advances--Deleted...................................1
2.3.                     Lenders' Rights and Obligations...............................................1
2.4.                     Purpose.......................................................................1

3.                CONDITIONS PRECEDENT--Deleted........................................................1

4.                DRAWDOWNS............................................................................1
4.1.                     First Drawdown Request--Deleted...............................................1
4.2.                     Drawdown Request..............................................................1
4.3.                     Participating Bank's Participation............................................1
4.4.                     Notification of Advance--Deleted..............................................1
4.5.                     Outstandings in Proportion to Commitments.....................................1

5.                REPAYMENT............................................................................1
5.1.                     Repayment of Facility A Loan..................................................1
5.2.                     Repayment of Facility B Loan..................................................1
5.3.                     Repayment of Facility C Loan..................................................1
5.4.                     Currency of Repayment.........................................................1

6.                VOLUNTARY PREPAYMENT AND REBORROWING.................................................1
6.1.                     Prepayment....................................................................1
6.2.                     Conditions to Prepay..........................................................1
6.3.                     Effects of Notice of Prepayment...............................................1
6.4.                     Reborrowing...................................................................1

7.                MANDATORY PREPAYMENT.................................................................1
7.1.                     Non-Compliance with Corrective Milestones--Deleted............................1
7.2.                     Disposals.....................................................................1
7.3.                     Investment by Partner in Subsidiaries.........................................1
7.4.                     Terms for Mandatory Prepayment................................................1

8.                INTEREST.............................................................................1
8.1.                     Interest Rate.................................................................1
8.2.                     Payment of Interest...........................................................1
8.3.                     Default Interest..............................................................1

9.                SUBSTITUTE INTEREST RATES............................................................1
9.1.                     Unavailable or Indeterminable Interest Rate...................................1
9.2.                     Negotiations for Determining Alternative Basis................................1
9.3.                     Agreed Alternative Basis......................................................1
9.4.                     Failure to Agree on Alternative Basis.........................................1
9.5.                     Return to Regular Determination Basis.........................................1

10.               COMMISSIONS, FEES AND EXPENSES.......................................................1

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE NO.                                                                                          PAGE
===============================================================================================================================

10.1.                    Commitment Commission--Facility A and Facility B..............................1
10.2.                    Applicable Percentage.........................................................1
10.2A.                   Commitment Commission--Facility C............................................67
10.3.                    Annual Payment to Security Trustee............................................1
10.4.                    Facility Agent's Fee..........................................................1
10.5.                    Payment of Upfront Fee--Deleted...............................................1
10.5A                    Coordinating Agent's Fee.....................................................68
10.6.                    Expenses......................................................................1
10.7.                    Stamp Taxes...................................................................1
10.8.                    Customary Commissions and Charges.............................................1

11.               TAXES................................................................................1
11.1.                    Tax Gross-Up..................................................................1
11.2.                    Notification of Requirement to Deduct Tax.....................................1
11.3.                    Evidence of Payment of Tax....................................................1
11.4.                    Tax Saving....................................................................1

12.               INCREASED COSTS......................................................................1
12.1.                    Increased Costs...............................................................1
12.2.                    Exceptions....................................................................1

13.               ILLEGALITY...........................................................................1

14.               MITIGATION...........................................................................1
14.1.                    Mitigation....................................................................1
14.2.                    Replacement of a Bank.........................................................1

15.               REPRESENTATIONS AND WARRANTIES.......................................................1
15.1.                    Representations and Warranties................................................1
15.2.                    Status........................................................................1
15.3.                    Powers and Authority..........................................................1
15.4.                    Legal Validity................................................................1
15.5.                    Non-Conflict..................................................................1
15.6.                    No Default...................................................................76
15.7.                    Consents......................................................................1
15.8.                    Accounts......................................................................1
15.9.                    Litigation....................................................................1
15.10.                   Tax Liabilities...............................................................1
15.11.                   Encumbrance...................................................................1
15.12.                   Business Plan.................................................................1
15.13.                   Ownership of Assets...........................................................1
15.14.                   Documents.....................................................................1
15.15.                   Intellectual Property Rights..................................................1
15.16.                   Environmental Matters.........................................................1
15.17.                   Ranking of Security...........................................................1
15.18.                   Material Contracts............................................................1
15.19.                   Ownership of Partner..........................................................1
15.20.                   Borrowings....................................................................1
15.21.                   Repetition....................................................................1

16.               UNDERTAKINGS.........................................................................1
16.1.                    Duration......................................................................1
16.2.                    Financial Information........................................................83
16.3.                    Information-Miscellaneous.....................................................1


                                      (b)

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE NO.                                                                                          PAGE
===============================================================================================================================

16.4.                    Audit and Accounting Dates....................................................1
16.5.                    Accounting Standards..........................................................1
16.6.                    Negative Pledge...............................................................1
16.7.                    Sale and Leaseback............................................................1
16.8.                    Disposals.....................................................................1
16.9.                    Pari Passu Ranking............................................................1
16.10.                   Loans and Guarantees.........................................................94
16.11.                   Operating Leases..............................................................1
16.12.                   Receivables Discounting.......................................................1
16.13.                   Investments...................................................................1
16.14.                   Restricted Distributions......................................................1
16.15.                   Share Capital.................................................................1
16.16.                   Intellectual Property Rights..................................................1
16.17.                   Environmental Matters.........................................................1
16.18.                   Insurance.....................................................................1
16.19.                   Notification of Default.......................................................1
16.20.                   Change of Business............................................................1
16.21.                   Acquisitions and Mergers......................................................1
16.22.                   Borrowings....................................................................1
16.23.                   Arm's-Length Terms............................................................1
16.24.                   Compliance with Laws..........................................................1
16.25.                   Consents and Authorisations.................................................107
16.26.                   Licence.......................................................................1
16.27.                   Material Contracts and Constitutional Documents...............................1
16.28.                   Auditors......................................................................1
16.29.                   Hedging Agreements............................................................1
16.30.                   Subsidiaries..................................................................1
16.31.                   Taxation......................................................................1
16.32.                   Financial Undertakings........................................................1
16.33.                   Access........................................................................1
16.34.                   Interconnection...............................................................1
16.35.                   Reserve Account...............................................................1
16.36.                   Utilisation of Proceeds of Facilities.........................................1
16.37.                   Loans, Guarantees and Investments in Subsidiaries.............................1
16.38.                   Share Pledges.................................................................1
16.39.                   Non-Acquisition by Subsidiary.................................................1

17.               DEFAULT............................................................................118
17.1.                    Events of Default.............................................................1
17.2.                    Non-Payment...................................................................1
17.3.                    Breach of Obligations.........................................................1
17.4.                    Misrepresentation/Breach of Warranty..........................................1
17.5.                    Cross-Acceleration and Cross-Default..........................................1
17.6.                    Invalidity....................................................................1
17.7.                    Insolvency and Rescheduling...................................................1
17.8.                    Winding-Up....................................................................1
17.9.                    Execution or Distress.........................................................1
17.10.                   Analogous Events..............................................................1
17.11.                   Governmental Intervention.....................................................1
17.12.                   Cessation.....................................................................1


                                      (c)

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE NO.                                                                                          PAGE
===============================================================================================================================

17.13.                   Proceedings...................................................................1
17.14.                   Breach of the Licence or any Authorisation....................................1
17.15.                   Material Adverse Change.......................................................1
17.16.                   Breach of Material Contracts..................................................1
17.17.                   Repudiation...................................................................1
17.18.                   Counterparties................................................................1
17.19.                   Shareholders..................................................................1
17.20.                   Change of Ownership...........................................................1
17.21.                   Balance in Reserve Account....................................................1
17.22.                   Mandatory Prepayment..........................................................1
17.23.                   No Trading in Securities......................................................1
17.24.                   Non-Compliance with any Securities Authority..................................1
17.25.                   Acceleration..................................................................1
17.26.                   Advances Due on Demand........................................................1
17.27.                   Indemnity.....................................................................1

18.               AGENCY PROVISIONS....................................................................1
18.1.                    Appointment...................................................................1
18.2.                    Facility Agent's Obligation...................................................1
18.2A                    Coordinating Agent's Obligation.............................................130
18.3.                    Discretions...................................................................1
18.4.                    Excluded Obligations..........................................................1
18.5.                    Indemnification...............................................................1
18.6.                    Exclusion of Liabilities......................................................1
18.7.                    No Actions....................................................................1
18.8.                    Participating Bank's Responsibility...........................................1
18.9.                    Resignation...................................................................1
18.10.                   Successor Agent.............................................................134
18.11.                   Rights and Obligations........................................................1
18.12.                   Business with the Group.......................................................1

19.               BROKEN FUNDING INDEMNITY.............................................................1
19.1.                    Broken Funding Indemnity for US Dollars and Euros.............................1
19.2.                    Broken Funding Indemnity for NIS..............................................1
19.3.                    Partner's Indemnity...........................................................1

20.               CURRENCY OF ACCOUNT..................................................................1
20.1.                    Currency of Account...........................................................1
20.2.                    Currency Indemnity............................................................1

21.               PAYMENTS WITHOUT SET-OFF.............................................................1

22.               SET-OFF..............................................................................1

23.               APPLICATION AND REDISTRIBUTION OF PAYMENTS...........................................1
23.1.                    Application of Payments.......................................................1
23.2.                    Partial Payments..............................................................1
23.3.                    Redistribution on or after Default Date.......................................1
23.4.                    Repayable Recoveries..........................................................1
23.5.                    Recoveries Through Legal Proceedings..........................................1

24.               CALCULATIONS AND EVIDENCE OF DEBT....................................................1
24.1.                    Basis of Accrual..............................................................1
24.2.                    Evidence of Debt..............................................................1
24.3.                    Prima Facie Evidence..........................................................1


                                      (d)

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE NO.                                                                                          PAGE
===============================================================================================================================

24.4.                    Certificates of Participating Banks...........................................1

25.               GUARANTEE AND INDEMNITY..............................................................1
25.1.                    Guarantee.....................................................................1
25.2.                    Indemnity.....................................................................1
25.3.                    Additional Security...........................................................1
25.4.                    Continuing Obligations........................................................1
25.5.                    Obligations not Discharged....................................................1
25.6.                    Settlement Conditional........................................................1
25.7.                    Exercise of Rights............................................................1
25.8.                    Deferral of Guarantor's Rights................................................1
25.9.                    Suspense Accounts.............................................................1
25.10.                   Waiver by Guarantor...........................................................1

26.               ADDITIONAL GUARANTORS AND SECURITY...................................................1
26.1.                    Additional Guarantors.........................................................1
26.2.                    Security......................................................................1

27.               ASSIGNMENTS AND TRANSFERS............................................................1
27.1.                    Binding Agreement.............................................................1
27.2.                    No Assignments and Transfers by the Obligors..................................1
27.3.                    Assignments and Transfers by Participating Banks..............................1
27.4.                    Assignments by Participating Banks............................................1
27.5.                    Transfers by Participating Banks..............................................1
27.6.                    Disclosure of Information.....................................................1
27.7.                    No Increased Costs............................................................1

28.               COSTS AND EXPENSES...................................................................1
28.1.                    Agents' Costs.................................................................1
28.2.                    Amendment Costs...............................................................1
28.3.                    Participating Banks' Liabilities for Costs....................................1

29.               PARTIAL INVALIDITY...................................................................1

30.               AMENDMENTS...........................................................................1

31.               INFORMATION..........................................................................1

32.               RELEASE OF SHARE PLEDGES.............................................................1
32.1.                    Share Pledges.................................................................1
32.2.                    Release of Share Pledges......................................................1
32.3.                    Distribution of Tapuz Shares--Deleted.........................................1

33.               RESPONSE TO REQUESTS FOR APPROVAL OR CONFIRMATION....................................1

34.               COUNTERPARTS.........................................................................1

35.               GOVERNING LAW AND JURISDICTION.......................................................1

36.               REMEDIES AND WAIVERS.................................................................1

37.               NOTICES..............................................................................1
37.1.                    Communications through Facility Agent.........................................1
37.2.                    Manner of Delivery............................................................1

38.               CONFIDENTIALITY......................................................................1

39.               ENTIRE AGREEMENT.....................................................................1


                                      (e)

   SCHEDULES                  DESCRIPTION
========================================================================================================================

   SCHEDULE 1                 Participating Banks' respective Commitments

   SCHEDULE 2                 Form of Drawdown Request

   SCHEDULE 3                 List of Facility Documents

   SCHEDULE 4                 Form of Guarantor Accession Agreement

   SCHEDULE 5                 List of Material Contracts

   SCHEDULE 6                 Shareholder Loans Subordination Conditions

   SCHEDULE 7                 Reservations

   SCHEDULE 8                 List of Security Documents

   SCHEDULE 9                 Principal Shareholders in Partner

   SCHEDULE 10                Form of Transfer Certificate

   SCHEDULE 11                Deleted

   SCHEDULE 12                Deleted

   SCHEDULE 13                Deleted

   SCHEDULE 14                Deleted

   SCHEDULE 15                Part A--Schedule for Reduction of Facility A
                              Part B--Schedule for Reduction of Facility C

   SCHEDULE 16                Certificate by Partner's Chief Financial Officer permitting prepayment from Permitted
                              Sources

   SCHEDULE 17                Pending Legal Actions concerning Partner

   SCHEDULE 18                Tax Liabilities

   SCHEDULE 19                Quarterly report to be submitted to the Participating Banks and the Facility Agent

   SCHEDULE 20                Form of letter by Partner to the Auditors

   SCHEDULE 21                Deleted

   SCHEDULE 22                Deleted

   SCHEDULE 23                Documents required in relation to Acceding Guarantors

              THIS AGREEMENT was made on 13 August 1998 and amended and restated by the parties through 31 December 2002, the parties hereto, as at 31 December 2002, being:

              (1) PARTNER COMMUNICATIONS COMPANY LTD. ("PARTNER")


              AND

              (2) BANK LEUMI LE-ISRAEL B.M., ISRAEL DISCOUNT BANK LTD., BANK
                  HAPOALIM B.M., THE FIRST INTERNATIONAL BANK OF ISRAEL LTD., UNITED MIZRAHI BANK LTD., MERCANTILE DISCOUNT BANK LTD. and CITIBANK N.A.
                  (together, "THE PARTICIPATING BANKS")


              AND

              (3) BANK LEUMI LE-ISRAEL B.M., in its respective capacities as
                  Arranger, Facility Agent and Security Trustee


              AND

              (4) BANK HAPOALIM B.M., in its capacity as Coordinating Agent



10.    INTERPRETATION

10.1.    DEFINITIONS

         In this Agreement, the following terms have the meanings given to them in this clause 1.1:

10.1.1. "ACCOUNTING PERIOD" in relation to any person means any period of approximately 3 (three) months, 6 (six) months or 1
                  (one) year for which Accounts of such person are prepared;


                                      (1)

10.1.2.           "ACCOUNTS" means at any time and from time to time:

                  (a) the latest audited non-consolidated annual financial statements of Partner;

                  (b) the latest audited annual financial statements of each Subsidiary of Partner;

                  (c) the latest unaudited reviewed non-consolidated half-yearly financial statements of Partner;

                  (d) the latest unaudited reviewed half-yearly financial statements of each Subsidiary of Partner;

                  (e) the latest audited consolidated annual financial statements of Partner;

                  (f) the latest unaudited reviewed quarterly consolidated financial statements of Partner,

                  delivered or required to be delivered to the Participating Banks hereunder (together with all those notes thereto and certificates required to be attached thereto), or such of those accounts as the context requires;

10.1.3. "ACQUISITION" means the acquisition directly or indirectly (whether by one transaction or by a series of related transactions) of any interest whatsoever in the share capital (or equivalent) or the business or undertaking (including any franchise rights) or assets constituting a separate business or undertaking of any company or other person;

10.1.4. "ADDITIONAL GUARANTOR" means any entity which becomes party to this Agreement as a Guarantor by virtue of its execution of a Guarantor Accession Agreement;

10.1.5.           "ADSCR" means EBITDA after SAC/Debt Service;

10.1.6. "ADVANCE" means an advance made or to be made under the Facilities or the principal amount thereof (for the removal of doubt, together with any Linkage Differentials in respect of such principal) outstanding from time to time;

10.1.7. "AFFILIATE" means in relation to a Participating Bank, and to any other company or any corporation, the Holding Company of that

                  Participating Bank, company or corporation and any person over 20% (twenty percent) of whose capital is beneficially owned, or the majority of whose voting rights are exercised, directly or indirectly by that Participating Bank, company or corporation or any Holding Company of that Participating Bank, company or corporation provided that, for the purpose of clause 27.3 (Assignments and Transfers by Participating Banks) below the reference to 20% (twenty percent) shall be deemed to be a reference to 50% (fifty percent);

10.1.8. "AGENTS" means the Facility Agent, the Coordinating Agent, the Security Trustee and the Arranger;

10.1.9. "AMENDING AND RESCHEDULING AGREEMENT" means the Amending and Rescheduling Agreement dated 9 July 2000 between the parties to this Agreement, amending the Original Facility Agreement with effect from the Effective Date;

10.1.10. "APPLICABLE ACCOUNTING PRINCIPLES" means in relation to Partner or any Subsidiary of Partner, the accounting principles and practices generally accepted in its jurisdiction of incorporation and/or where its securities are listed for trading, reconciled to the extent necessary in accordance with the generally accepted accounting principles in the United States of America;

10.1.11.          "ARRANGER" means Bank Leumi Le-Israel B.M.;

10.1.12. "AUDITORS" means any internationally recognised firm of accountants or a leading firm of independent Israeli auditors affiliated to an internationally recognised firm of accountants;

10.1.13. "AUTHORISATIONS" means at any time all consents, approvals, authorisations, concessions, permits and licences (including Environmental Licences but excluding the Licence), and all filings, registrations and agreements with any government or other regulatory authority necessary in order to enable the Group to install, establish, maintain and operate the Network at such time;

10.1.14. "AVAILABLE COMMITMENT" means the Available Facility A Commitment, the Available Facility B Commitment and the Available Facility C Commitment or any of them, as the context may require;

10.1.15. "AVAILABLE FACILITY A COMMITMENT" means, in relation to a Participating Bank at any time, its Commitment under Facility A at such time, less the difference between: (i) the aggregate Original

                  Dollar Amount of all Advances made by such Participating Bank (and taking into account, where relevant, any Advances not yet made but Drawdown Requests in respect of which have been submitted to such Participating Bank) under Facility A at such time; and (ii) the Original Dollar Amount of all Advances under Facility A prepaid or repaid by Partner to such Participating Bank, which are capable of being reborrowed under clauses 5.1.2.(c), 6.4.1, 7.2.2 or 7.3 (Investment by Partner in Subsidiaries) below;

10.1.16. "AVAILABLE FACILITY B COMMITMENT" means, in relation to a Participating Bank at any time, its Commitment under Facility B at such time less the Dollar Amount of the aggregate amount of all outstanding Advances (for the removal of doubt, together with any Linkage Differentials on such Advances) made by such Participating Bank (and taking into account, where relevant, any Advances not yet made but Drawdown Requests in respect of which have been submitted to such Participating
                  Bank) under Facility B at such time;

10.1.17. "AVAILABLE FACILITY C COMMITMENT" means, in relation to a Participating Bank at any time, its Commitment under Facility C at such time, less the difference between: (i) the aggregate Original Dollar Amount of all Advances made by such Participating Bank (and taking into account, where relevant, any Advances not yet made but Drawdown Requests in respect of which have been submitted to such Participating Bank) under Facility C at such time; and (ii) the Original Dollar Amount of all Advances under Facility C prepaid or repaid by Partner to such Participating Bank, which are capable of being reborrowed under clauses 5.3.2.(c), 6.4.1, 7.2.2 or 7.3 (Investment by Partner in Subsidiaries) below;

10.1.18. "AVAILABILITY PERIOD FACILITY A" means the period ending on 31 March 2003;

10.1.19. "AVAILABILITY PERIOD FACILITY C" means the period ending on December 31, 2004;

10.1.20.          "BANK HAPOALIM" means Bank Hapoalim B.M.;

10.1.21. "BEZEQ" means Bezeq, Israel Telecommunication Corporation Ltd., a company incorporated under the laws of Israel;

10.1.22. "BEZEQ INTERCONNECTION AGREEMENT" means the Interconnection Agreement entered into or to be entered into with Bezeq or any other agreement with Bezeq (whether written or expressed by conduct) pursuant to which Bezeq provides interconnection infrastructure and services to Partner;

10.1.23.          "BLL" means Bank Leumi Le-Israel B.M.;

10.1.24.          "BOND RATE" means the rate which is the aggregate of:

                  (a) the arithmetic mean of the Average Daily Yield; the "AVERAGE DAILY YIELD" being the arithmetic mean of the gross yield to maturity (rounded upwards, if necessary, to four decimal places) as published by the Tel-Aviv Stock Exchange Ltd. ("TASE"), of six series of fixed rate bonds issued by the State of Israel and listed on the TASE and having a remaining period until maturity the same as, or closest to, the average duration (taking account of repayments) of the relevant Advance during the Duration Period of such Advance, denominated in NIS and fully linked to the Cost of Living Index, in each of the 10 (ten) (or, in the event that under clause 1.1.105(b) below the minimum prior notice for Drawdown of the relevant Advance is 5 (five) Business Days, then 5 (five)) trading days of the TASE immediately preceding the beginning of the Duration Period of such Advance; all as determined by the Participating Bank by which such Advance is to be made on the first day of such Duration Period; and

                  (b)   0.60% (nought point sixty percent);

10.1.25. "BORROWING" means any Indebtedness in respect of or pursuant to:

                  (a) monies borrowed or monies raised which are in the nature of borrowings or having the commercial effect of borrowing (including monies raised by the sale of receivables, invoices, bills or notes or other financial assets on terms that recourse may be had to the vendor in the event of non-payment of such receivables, invoices, bills or financial assets when due) and monies raised under acceptance credit facilities and through the issue of bonds, notes, debentures, bills, loan stocks and other debt securities (including any debt security convertible, but not at the relevant time converted, into share capital);

                  (b) the acquisition cost of assets or services to the extent payable on deferred payment terms more than 180 (one hundred and eighty) days after the time of acquisition or possession thereof by the party liable (whether or not evidenced by any bond, note, debenture, loan stock or other debt security), excluding any such cost payable on deferred payment terms which are treated as trade creditors in accordance with the Applicable Accounting Principles;

                  (c) monies received in consideration for the supply of goods and/or services to the extent received more than 6 (six) months before the due date for such supply (but excluding any liability in respect of bona fide progress payments and deposits received from customers in the ordinary course of trade or any other liability treated as trade creditors in accordance with the Applicable Accounting Principles) where such arrangement is entered into primarily as a method of raising finance;

                  (d) leases (whether in respect of land, machinery, equipment or otherwise) and hire purchase agreements, conditional sale agreements, sale and lease back, sale and repurchase and similar agreements and instruments, provided in the case of leases they are treated as finance leases in accordance with Applicable Accounting Principles; and/or

                  (e) any guarantee, indemnity or other legally binding instrument to assure payment of, or against loss in respect of non-payment of, any of the indebtedness specified in this definition and any counter-indemnity in respect of any thereof or in respect of any letter of credit or guarantee issued by any bank or other financial institution in respect of any indebtedness referred to in this definition;

                  provided that in computing an amount of Borrowings of any person or persons:

                  (i) in respect of paragraph (d) only the liability for future payments under the finance lease as determined in accordance with the Applicable Accounting Principles shall be included;

                  (ii) any item falling within paragraph (e) shall be included only to the extent that the same is required by the Applicable Accounting Principles to be quantified in the consolidated balance sheet included in consolidated Accounts of the Group, or in any notes to those Accounts, were any then to be prepared;

                  (iii) any item falling within paragraph (e) shall not be
                        included if it relates to indebtedness of another member of the Group already taken into account for the purposes of such calculation; and

                  (iv)  such computation shall exclude any double counting;

10.1.26. "BUSINESS" means the business of installing, establishing, maintaining and operating a wireless telephony service in Israel as contemplated by the License and any other related business or activity which may be conveniently or advantageously carried on in connection or conjunction with such business;

10.1.27.          "BUSINESS DAY" means:

                  (a) with respect to payment or purchase of sums denominated in:

                        (i) US Dollars, as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in New York and Tel-Aviv;

                        (ii) Euros, as a reference to a day on which the
                             Trans-European Automated Real-Time Gross Settlement Express Transfer payment system is open for settlement of payments in Euros and on which banks generally are open for business in Tel-Aviv and

                       (iii) NIS, as a reference to a day (other than a
                             Saturday) on which banks generally are open for business in Tel-Aviv; and

                  (b) in all other cases, as a reference to a day (other than a Saturday) on which banks generally are open for business in Tel Aviv;

10.1.28. "BUSINESS PLAN" means the business plan (including the long term management forecasts contained therein) of Partner dated 7 July 2002, a copy of which was delivered to the Facility Agent and to the Coordinating Agent on 11 July 2002, as such business plan is updated from time to time pursuant to this Agreement;

10.1.29. "CAPITAL ADEQUACY REQUIREMENT" means a request or requirement relating to the maintenance of capital from any central bank or other fiscal, monetary or other authority;

10.1.30. "CAPITAL EXPENDITURE" means any expenditure which should be treated as capital expenditure in the audited non-consolidated Accounts of Partner in accordance with the Applicable Accounting Principles;

10.1.31.          a "CHANGE OF OWNERSHIP" shall occur when:

                  (a) the HTL Group ceases to hold, directly or indirectly, a portion of Partner's equity share capital which carries at least 30% (thirty percent) of the voting rights in Partner; or

                  (b) the HTL Group, Matav, Elbit, Eurocom Communications Limited, Hapoalim Electronic Communication Ltd. and Tapuz Cellular Systems Ltd. taken together, cease to hold, directly or indirectly, a portion of Partner's equity share capital which carries at least 51% (fifty-one percent) of the voting rights in Partner; or

                  (c) HWL ceases to hold, directly or indirectly, at least 51% (fifty-one percent) of the equity share capital of HTL.

                  For the avoidance of doubt, in calculating any indirect percentage ownership interest, account shall be taken of any intermediate holding companies which are not wholly-owned Subsidiaries and the indirect percentage ownership interest shall be reduced on a proportionate basis accordingly;

10.1.32. "CHARGOR" means any Shareholder which is party to a Share Pledge and "CHARGORS" means all of them;

10.1.33. "CHARTER" means, in respect of any company, corporation, partnership, governmental agency or other enterprise, its founding act, articles of incorporation and by-laws, memorandum and articles of association, articles of partnership, statute or similar instrument and other founding documents;

10.1.34. "COMMITMENT" means, in relation to a Participating Bank and a Facility at any time, the amount in US Dollars set opposite its name in SCHEDULE 1 (Participating Banks' respective Commitments) in relation to such Facility as reduced or cancelled from time to time in accordance with this Agreement;

10.1.35. "COMMENCEMENT DATE" shall have the same meaning ascribed to such term in the Amending Agreement to the Facility Agreement dated as of 31 December 2002 made between: (1) Partner; (2) the Participating Banks; (3) BLL, in its respective capacities as, Arranger, Facility Agent and Security Trustee; and (4) Bank Hapoalim, in its capacity as Coordinating Agent;

10.1.36. "CONTRIBUTION" means, in relation to a Participating Bank at any time, the aggregate Dollar Amount of all Advances (for the removal of doubt, together with any Linkage Differentials on such Advances) made by such Participating Bank under each of Loan A, Loan B and Loan C outstanding at such time or, as the context may require, the aggregate Dollar Amount of all such Advances;

10.1.37. "COORDINATING AGENT" means Bank Hapoalim or, in the event Bank Hapoalim shall resign as Coordinating Agent pursuant to clause
                  18.9 (Resignation) below, the Facility Agent and its respective successors as referred to in clause 18.10 (Successor Agent) below;

10.1.38. "COST OF LIVING INDEX" means the index known as the Consumer Price Index (Cost of Living Index) including fruit and vegetables and published by the Israeli Central Bureau of Statistics, including such index even if published by any other official Israeli institution, and also including every official index in substitution therefor, whether based on the same data on which the existing index is based or not. If such index be substituted by another index published by any such body or institution and such body or institution has not prescribed the relationship between the former and the substitute index, such relationship shall be prescribed by the Israeli Central Bureau of Statistics and, in the event such relationship has not been so prescribed, the Facility Agent shall determine the relationship between such index and the substitute index in consultation with economic experts selected by it and applied by the Facility Agent to its other linked accounts;

10.1.39. "COUNTERPARTY" means each party to a Material Contract set out in paragraphs (a), (c) and (d) of Schedule 5 (Material Contracts) hereto) and Bezeq or any successor providing equivalent interconnection services to Bezeq, in each case other than an Obligor;

10.1.40. "CURRENCY HEDGE PROVIDER" means any counterparty to any Currency Hedging Agreement entered into by Partner.

10.1.41. "CURRENCY HEDGING AGREEMENT" means any agreement entered into by Partner for the purposes of entering into one or more Currency Hedging Transactions.

10.1.42. "CURRENCY HEDGING TRANSACTION" includes any foreign exchange transaction, currency swap transaction, cross currency rate swap transaction, currency option or other similar transaction (including any option with respect thereto and any combination in respect thereof);

10.1.43. "DANGEROUS SUBSTANCE" means any radioactive or electromagnetic emissions and any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) and including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste, gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health;

10.1.44. "DEBENTURE" means the debenture dated 10 September 1998 between Partner and the Security Trustee, as amended;

10.1.45. "DEBT SERVICE" means, in relation to each Ratio Period. the sum of: (i) Financial Costs in respect of such Ratio Period;
                  (ii) the scheduled repayments of principal under the Facilities (together with any Linkage Differentials (to the extent not taken into account in the Financial Costs in respect of any preceding Ratio Period (provided that such preceding Ratio Period commences from 1 January 2002 or thereafter)) in respect of such principal), in respect of such Ratio Period; and (iii) scheduled repayments of principal under Permitted Borrowings (together with any Linkage Differentials in respect of such principal), in respect of such Ratio Period;

10.1.46. "DEFAULT DATE" means the first date on which the Facility Agent serves a notice under clause 17.26 (Advances Due on Demand) below or the date after an Event of Default which an Instructing Group determines is the Default Date;

10.1.47.          "DOLLAR AMOUNT" means at any time:

                  (a) in relation to an Advance denominated in US Dollars, the outstanding amount of such Advance at such time;

                  (b) in relation to an Advance denominated in NIS, the Dollar equivalent of the outstanding NIS amount of such Advance at such time, together, for the removal of doubt, with all Linkage Differentials on such Advance;

                  (c) in relation to an Advance denominated in Euros, the Dollar equivalent of the outstanding Euro amount of such Advance at such time;

10.1.48. "DORMANT COMPANY" means any Subsidiary of Partner designated as a dormant company provided that (and for so long only as) it does not trade (whether for itself or as agent for another) or does not own legally and/or beneficially any property or assets;

10.1.49. "DOUBLE TAXATION TREATY" means any convention or agreement between the government of Israel and any other government for the avoidance of double taxation;

10.1.50. "DRAWDOWN DATE" means, in respect of any Drawdown Request, the proposed date for the making of the relevant Advance as set out in the relevant Drawdown Request;

10.1.51. "DRAWDOWN REQUEST" means a notice substantially in the form set out in SCHEDULE 2 (Drawdown Request) hereto;

10.1.52.                "DURATION PERIOD" means:

                        (a) in relation to an Advance made under Facility A or
                            Facility C, the period commencing on the date on which the relevant Advance is made and expiring on the expiry date designated in the relevant Drawdown Request; provided that: (i) such expiry date shall not be less than 12 (twelve) months after the date such Advance is to be made under the relevant Drawdown Request; (ii) such period is a period customary at the relevant Participating Bank, having regard to the currency, amount and type of Advance requested under the relevant Drawdown Request; (iii) in the case of an Advance under Facility A, such expiry date shall not be later than the Facility A Maturity Date and, in the case of an Advance under Facility C, such expiry date shall not be later than the Facility C Maturity Date; and (iv) such expiry date shall be the last Interest Payment Date for such Advance; and

                        (b) in relation to an Advance made under Facility B, the
                            period commencing on the date on which the relevant Advance is made and expiring on the expiry date designated in the relevant Drawdown Request; provided that: (i) such expiry date shall not be more than 12 (twelve) months after the date such Advance is to be made under the relevant Drawdown Request; (ii) such expiry date shall be the last Interest Payment Date for such Advance; (iii) such period is a period customary at the relevant Participating Bank, having regard to the currency, amount and type of Advance requested under the relevant Drawdown Request; and (iv) such expiry date shall not be later than June 30, 2008;

10.1.53.          "EBITDA AFTER SAC" means, in respect of any Ratio Period:

                  (1) the sum of the following, all as appearing in Partner's non-consolidated Accounts for such Ratio Period:

                        (a) the net profit of Partner before extraordinary
                            items; provided that, for the removal of doubt:
                            (i) all expenses other than Capital Expenditure shall be costs for the purposes of determining EBITDA; and (ii) Capital Expenditure as referred to above does not include SAC;

                        (b) the amount of Taxes set against the net profits of
                            Partner in the Accounts and (without double counting) any provision by Partner for Taxes;

                        (c) any amortisation and depreciation reflected in such
                            Accounts;

                        (d) any Net Financial Expenses,

                        less:

                  (2) any non-cash profits included in Partner's non-consolidated Accounts in respect of such Ratio Period.

                  For the purposes of the aforegoing, "NET FINANCIAL EXPENSES" means, for any Ratio Period, the Financial Costs for such Ratio Period, less the Interest receivable for such Ratio Period (as certified by Partner's Auditors and specified in the notes to the Accounts to be delivered pursuant to the provisions of this Agreement);

10.1.54.          "THE EFFECTIVE DATE" means 7 August 2000;

10.1.55. "ELBIT" means Elbit Limited, a company incorporated in Israel with registered number 52-002750-9;

10.1.56. "ENCUMBRANCE" means: (a) a mortgage, charge, pledge, lien or other security interest securing any obligation of any person,
                  (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person or (c) any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect;

10.1.57. "ENVIRONMENT" means all, or any of, the following media, the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including ground and surface water) and land (including surface and sub-surface soil);

10.1.58.          "ENVIRONMENTAL CLAIM" means any claim by any person:

                  (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

                  (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including any such claim that arises from injury to persons or property;

10.1.59. "ENVIRONMENTAL CONTAMINATION" includes each of the following and their consequences:

                  (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by any member of the Group or from any cell phone or accessory supplied by any member of the Group into any part of the Environment; or

                  (b) any accident, fire, explosion or sudden event at any site owned or occupied by any member of the Group which is directly caused by or attributable to any Dangerous Substance; or

                  (c) any other pollution of the Environment arising at or from any site owned or occupied by any member of the Group.

                  For the purposes of this definition, for the removal of doubt, a site occupied by any member of the Group shall be deemed to include also any site on or in which an antenna for transmitting or receiving signals has been erected or placed by or on behalf of any member of the Group;

10.1.60. "ENVIRONMENTAL LAW" means all applicable laws and regulations concerning pollution, the Environment or Dangerous Substances;

10.1.61. "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law applicable to the Group;

10.1.62. "ESCROW ACCOUNT" means the account with such Israeli bank as Partner elects, with the prior consent of the Facility Agent (which consent shall only be given if an Encumbrance can be granted over such account in favour of the Security Trustee and no other Encumbrance exists over such account) in the name of Partner pledged in favour of the Security Trustee pursuant to the Debenture;

10.1.63. "EVENT OF DEFAULT" means any circumstances described as such in clause 17 (Default) below;

10.1.64. "EXCESS CASH FLOW" means, for any Ratio Period, EBITDA after SAC for such Ratio Period, less the following:

                  (a)   Taxes payable by Partner in respect of such Ratio
                        Period;

                  (b)   Capital Expenditure paid during such Ratio Period;

                  (c) all Interest payable (whether or not paid) on any Advance, Partner being deemed to have drawn all the Facilities in full, provided by a Participating Bank under the Facilities and commissions or other charges arising from any banking or other financial services provided by the Participating Banks to Partner for such Ratio Period, plus all Linkage Differentials and similar amounts payable, including accrued (whether or not paid) in respect of principal of all Advances in such Ratio Period to the extent such Linkage Differentials and similar amounts were not already taken into account for the purpose of computing Excess Cash Flow in a prior Ratio Period;

                  (d) all scheduled payments (whether or not paid) of Advances, Partner being deemed to have drawn all the Facilities in full (including all Linkage Differentials in respect of such Advances), but without double accounting in respect of Linkage Differentials referred to in (c) above; and

                  (e) all scheduled payments (whether or not paid) of Interest and principal in respect of all Permitted Borrowings (other than under the Facilities) for such Ratio Period, plus all Linkage Differentials and similar amounts payable, including accrued (whether or not paid) in respect of such Permitted Borrowings in such Ratio Period to the extent such Linkage Differentials and similar amounts were not already taken into account for the purpose of computing Excess Cash Flow in a prior Ratio Period;

                  (f) losses during the relevant Ratio Period constituting extraordinary items and payable in cash;

10.1.65. "FACILITIES" means Facility A, Facility B and Facility C and "FACILITY" means any one of them as the context so requires;

10.1.66. "FACILITY A" means the fixed-term Dollar, NIS and/or Euro loan facility granted to Partner pursuant to clause 2.1.1(a) below;

10.1.67. "FACILITY A MATURITY DATE" means 30 June 2008, or if the day determined in accordance with the aforegoing is not a Business Day, the immediately preceding Business Day;

10.1.68. "FACILITY AGENT" means BLL or any successor Facility Agent appointed in accordance with clause 18.10 (Successor Agent) below;

10.1.69. "FACILITY B" means the revolving Dollar, NIS and/or Euro loan facility granted to Partner pursuant to clause 2.1.1(b) below;

10.1.70. "FACILITY C" means the fixed-term NIS loan facility granted to Partner pursuant to clause 2.1.1(c) below;

10.1.71.          "FACILITY C MATURITY DATE" means 30 June 2009;

10.1.72. "FACILITY DEBT COVER RATIO" means, in relation to each Ratio Period, EBITDA after SAC for such Ratio Period, divided by the aggregate Contributions as at the last day of the Ratio Period;

10.1.73. "FACILITY DOCUMENTS" means those documents listed in SCHEDULE 3 (Facility Documents);

10.1.74. "FACILITY OFFICE" means, in relation to a Finance Party, the office designated by it for service of notices in clause 37.2 (Manner of Delivery) below or such other address as may be designated by it, from time to time, to Partner and the Coordinating Agent for the purposes of this Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee). For the purposes of clause 14.1 (Mitigation) and clause 27.7 (No Increased Costs) below, a change in, or substitution of, a Facility

                  Office shall only be deemed to occur where such change or substitution is to an office located outside the State of Israel;

10.1.75. "FINANCE PARTY" means the Facility Agent, the Arranger, the Coordinating Agent, each Participating Bank and the Security Trustee;

10.1.76. "FINANCIAL COSTS" means, for any Ratio Period, all Interest expenses (whether or not capitalised) of Partner during such Ratio Period, as well as all other costs, expenses, commissions (including credit card commissions) and other charges of whatsoever nature appearing in the item "Financial Expenses" in the Accounts for such Ratio Period (all the above as certified by Partner's Auditors and specified in the notes to the Accounts to be delivered pursuant to the provisions of this Agreement); save for:

                  (a) Interest accrued during such Ratio Period on Shareholder Loans which is not permitted to be paid pursuant to this Agreement;

                  (b) amounts accrued during such Ratio Period in respect of the principal outstanding on the Senior Secured Notes, due 2010, issued by Partner on August 10, 2000, as a result of a change in the rate of exchange between the US Dollar and the NIS; and

                  (c) all fees and expenses paid by Partner to the Participating Banks on or before 31 December 2000, pursuant to the terms of this Agreement, in respect of the Facilities and which were deducted during such Ratio Period;

10.1.77. "FINANCIAL YEAR" means in relation to Partner, the accounting year commencing on 1 January and ending on the following 31 December, or such other annual Accounting Period of Partner as Partner may, with the consent of an Instructing Group, designate as its accounting year;

10.1.78. "FIXED CHARGE COVERAGE RATIO" means for any Ratio Period: (a) EBITDA after SAC for such Ratio Period, divided by: (b) the sum of: (i) Debt Service for such Ratio Period; (ii) Capital Expenditure actually paid during such Ratio Period, less equity and/or loan capital and/or income not deriving from the ordinary course of Business of Partner; in each case received by Partner and designated at the time of such receipt, for use in financing such Capital Expenditure only, and in fact utilised for such designated Capital Expenditure during such Ratio Period; provided that, for the removal of doubt, loan capital as referred to herein shall not include any amount received by Partner within the framework of the Facilities; and (iii) Tax payments actually made by Partner during such Ratio Period;

10.1.79.          "GROUP" means Partner and its Subsidiaries from time to time;

10.1.80.          "GUARANTOR" means each Additional Guarantor;

10.1.81. "GUARANTOR ACCESSION AGREEMENT" means an agreement substantially in the form of SCHEDULE 4 (Guarantor Accession Agreement) to this Agreement made pursuant to clause 26.1 (Additional Guarantors) below;

10.1.82. "HEDGING AGREEMENT" means any Interest Rate Hedging Agreements and any Currency Hedging Agreements.

10.1.83. "HEDGING TRANSACTIONS" means any Interest Rate Hedging Transactions and any Currency Hedging Transactions;

10.1.84. "HOLDING COMPANY" of a company or corporation means any company or corporation of which the first-mentioned company or corporation is a Subsidiary;

10.1.85. "HTL" means Telecommunications Limited, a company incorporated in Hong Kong under registered number 166461;

10.1.86.          "HTL GROUP" means HTL and its Subsidiaries;

10.1.87. "HWL" means Hutchison Whampoa Limited, a company incorporated in Hong Kong under registered number 054532;

10.1.88.          "HWL GROUP" means HWL and its Subsidiaries;

10.1.89. "HWL HEDGING SUBSIDIARY" means any wholly owned Subsidiary of HWL which may from time to time enter into Interest Rate Hedging Transactions with Partner in accordance with clause 18.29(h) (Hedging Agreements) below;

10.1.90. "IDB PERFORMANCE BOND" means the performance guarantee in the maximum amount of NIS, equal, in accordance with the representative rate of exchange of the US Dollar published by the Bank of Israel, known on the date of actual payment, to US $10,000,000 (ten million United States Dollars) issued or to be issued by Israel Discount Bank Ltd. in favour of the Ministry at the request of Partner;

10.1.91. "IDB PERFORMANCE BOND COUNTER INDEMNITY" means an agreement entered into or to be entered into between Israel Discount Bank Ltd. and Partner, pursuant to which Partner undertakes to indemnify Israel Discount Bank Ltd. in respect of any amounts payable under or in connection with the IDB Performance Bond;

10.1.92. "INCREASED COSTS" shall bear the meaning ascribed thereto in clause 12.1 (Increased Costs) below;

10.1.93. "INDEBTEDNESS" means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

10.1.94. "INSTRUCTING GROUP" means: (a) prior to any acceleration pursuant to clauses 17.25(c) (Acceleration) or (d) or clause
                  17.26 (Advances Due on Demand) below, but including with respect to a decision to declare such acceleration, a Participating Bank or group of Participating Banks whose Commitments as at the Commencement Date amount in aggregate to more than 67% (sixty-seven percent) of the aggregate Commitments; and (b) after a decision to accelerate as aforesaid, a Participating Bank or group of Participating Banks whose Contributions amount in aggregate to more than 67% (sixty-seven percent) of the aggregate Contributions;

10.1.95. "INSURANCE ADVISER" means Sedgwick Limited acting through its trading division Sedgwick Bankrisk;

10.1.96. "INSURANCE REPORT" means the insurance report dated 8 July 1998 prepared by the Insurance Adviser addressed to Chase Manhattan International Ltd. on behalf of the Banks and the Arrangers (as such terms were defined in the Original Facility Agreement);

10.1.97. "INTELLECTUAL PROPERTY RIGHTS" means all know-how, patents, trademarks, designs, trading names, copyrights and other intellectual property rights (in each case whether registered or not and including all applications for the same);

10.1.98. "INTERCONNECTION AGREEMENT" means each bilateral interconnection agreement to be entered into between Partner and each of Bezeq and the other telecommunications operators in Israel;

10.1.99.          "INTEREST" means:

                     (a) interest and amounts in the nature of interest (including the interest element of finance leases, Linkage Differentials and any similar payment in respect of indexation in each case with respect to such interest);

                     (b) prepayment penalties or premiums incurred in repaying or prepaying any Borrowing (including, for the avoidance of doubt, amounts payable pursuant to clause 19 (Broken Funding Indemnity) below));

                     (c) discount fees and acceptance fees payable or deducted in respect of any Borrowing (including all commissions payable in connection with any letter of credit); and

                     (d) any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument, taking into account any premiums payable;

10.1.100.         "INTEREST PAYMENT DATE" means the last day of an Interest
                  Period;

10.1.101.         "INTEREST PERIOD" means:

                  (i) in relation to an Advance under Facility A, successive periods of 3 (three) months, during the Availability Period Facility A, and successive Quarters during the period after the Availability Period Facility A; provided that any Interest Period commencing before the last day of the Availability Period Facility A shall end no later than the last day of the Availability Period Facility A;

                  (ii) in relation to an Advance under Facility B, the period commencing on the date of the making of such Advance and ending on the date on which Interest of the type payable on such Advance would be paid or capitalised in accordance with the customary practice of the relevant Participating Bank; and

                  (iii) in relation to an Advance under Facility C, successive periods of 3 (three) months during the Availability Period Facility C and successive Quarters during the period after the Availability Period Facility C; provided that any Interest Period commencing before the last day of the Availability Period Facility C shall end no later than the last day of the Availability Period Facility C;

                  provided that:

                  (a) each subsequent Interest Period shall commence on the expiry of the previous one;

                  (b) any Interest Period which would otherwise end on a non-Business Day shall end on the preceding Business Day;

                  (c) an Interest Period for any Advance shall not extend beyond: (A) the Repayment Date for such Advance; or (B) the Termination Date applicable to its Facility; and

                  (d) in relation to any sums due and payable but unpaid by an Obligor under the Facility Documents, "INTEREST PERIOD" shall mean each period determined in accordance with clause 8.3.1 below;

10.1.102. "INTEREST RATE HEDGE PROVIDER" means any counterparty to any Interest Rate Hedging Agreement entered into by Partner;

10.1.103. "INTEREST RATE HEDGING AGREEMENT" means any agreement entered into by Partner for the purposes of entering into one or more Interest Rate Hedging Transactions;

10.1.104. "INTEREST RATE HEDGING TRANSACTION" includes any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, interest rate option, cap transaction, floor transaction, collar transaction or other similar transaction (including any option with respect thereto and any combination in respect thereof);

10.1.105.         "LATEST DRAWDOWN REQUEST DATE" means:

                  (a) subject to paragraph (c) below, in respect of an Advance denominated in NIS, the rate of Interest on which is based on an on-call rate, prime rate or a fixed unlinked rate: (i) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date does not exceed the NIS equivalent of US $50,000,000 (fifty million United States Dollars), the date falling 5
                        (five) Business Days prior to such Drawdown Date; and
                        (ii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $50,000,000
                        (fifty million United States Dollars), the date falling 10 (ten) Business Days prior to such Drawdown Date;

                  (b) in respect of an Advance denominated in NIS, the rate of Interest on which is based on a fixed linked rate (including the Bond Rate): (i) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date does not exceed the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars), the date falling 5 (five) Business Days prior to such Drawdown Date; (ii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars) but does not exceed the NIS equivalent of US $50,000,000 (fifty million United States Dollars), the date falling 10 (ten) Business Days prior to such Drawdown Date; and (iii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date exceeds the NIS equivalent of US $50,000,000 (fifty million United States Dollars), the date falling 20 (twenty) Business Days prior to such Drawdown Date;

                  (c) in respect of an Advance under Facility B denominated in NIS, the Interest rate on which is based on an on-call rate or prime rate: (i) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date does not exceed the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars), such Drawdown Date; (ii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars), the Business Day prior to such Drawdown Date;

                  (d) in the case of an Advance denominated in US Dollars or Euros:(i) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date does not exceed the NIS equivalent of US $10,000,000 (ten million United States Dollars), such Drawdown Date; (ii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $10,000,000 (ten million United States Dollars) but does not exceed the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars), the date falling 3 (three) Business Days prior to such Drawdown Date; (iii) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $25,000,000 (twenty-five million United States Dollars) but does not exceed the NIS equivalent of US $50,000,000 (fifty million United States Dollars), the date falling 5
                        (five) Business Days prior to such Drawdown Date; and
                        (iv) for Advances, the aggregate amount of which for any Participating Bank on any Drawdown Date equals or exceeds the NIS equivalent of US $50,000,000 (fifty million United States Dollars), the date falling 10
                        (ten) Business Days prior to such Drawdown Date;

10.1.106. "LIBOR" means, with respect to each Advance, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/8% (one-eight of one percent)) for Dollar deposits or Euro deposits, as the case may be, for a period equal to 1 (one) month, 3 (three) months, 6 (six) months or 1
                  (one) year (as selected by Partner in the Drawdown Request for such Advance (provided that, the period selected as aforesaid does not exceed the term of such Advance) offered in the London Interbank market, as quoted at or about 11:00 a.m. (London time) on the Business Day falling 2 (two) Business Days prior to the Drawdown Date for such Advance and if the period of LIBOR selected by Partner as aforesaid is shorter than the term of such

                  Advance, then also on the Business Day falling 2 (two) Business Days prior to each 1 (one) month (in the case of selection of a period of 1 (one) month) or, in other cases, each subsequent Interest Period, falling within the term of such Advance following expiry of each period selected by Partner as aforesaid ("THE INTEREST DETERMINATION DATE") on the display designated as page LIBOR 01 <Frasett> to subscribers of the REUTERS service ("REUTERS") or, in the absence of such page or pages, or if Reuters shall, for any reason whatsoever, amend, change or otherwise alter the data basis or the reference banks used by it on the date of signature of this Agreement, for quotations under said page LIBOR 01 <Frasett>, the rate of Interest as quoted at or about 11:00 a.m. London time on the relevant Interest Determination Date on such other page or pages of Reuters as shall be determined by an Instructing Group for a period equal to such 1 (one), 3 (three), 6 (six) or 12 (twelve) month period, as the case may be (rounded upward, if necessary, to the nearest whole multiple of 1/8% (one-eight of one percent));

10.1.107. "LICENCE" means the Licence dated 7 April, 1998 (and terminating on 1 February 2022) granted to Partner for providing mobile radio telephone services using the cellular method together with a permit to install and use equipment in the network and frequency allocation as, without derogating from clause 16.26 (Licence) below or any other provision hereof, may be amended from time to time;

10.1.108. "LINKAGE DIFFERENTIALS" means any amount to be added to the principal of, or Interest in respect of, any Advance denominated in NIS as a result of any increase in the Cost of Living Index;

10.1.109. "LOAN" means, at any time, the aggregate Dollar Amount of Loan A, Loan B and Loan C for the time being outstanding hereunder or any of them as the context so requires and "LOANS" shall be construed to mean each of them respectively;

10.1.110. "LOAN A" means at any time, the aggregate Dollar Amount for the time being outstanding in relation to all Advances under Facility A (including, for the removal of doubt, all Linkage Differentials, if any, on such Advances);

10.1.111. "LOAN B" means at any time, the aggregate Dollar Amount for the time being outstanding in relation to all Advances under Facility B (including, for the removal of doubt, all Linkage Differentials, if any, on such Advances);

10.1.112. "LOAN C" means, at any time, the aggregate Dollar Amount for the time being outstanding in relation to all Advances under Facility C (including, for the removal of doubt, all Linkage Differentials, if any, on such Advances);

10.1.113. "MAINTENANCE AGREEMENT" means the system services contract dated 29 May 1998 between Partner and Ericsson Radio Systems A.B. as annexed to the Principal Supplier Contract;

10.1.114.         "MARGIN" means:

                  (A) with respect to Facility A and Facility B:

                        (a) in relation to the Availability Period Facility A,
                            0.9% (nought point nine percent) per annum;

                        (b) in relation to the period from the expiry of the
                            Availability Period Facility A until the date on which all amounts owing under the Facilities have been repaid, 0.9% (nought point nine percent) per annum; provided that: (1) in the event that for any one year Ratio Period: (I) each of the Facility Debt Cover Ratio, Total Debt Cover Ratio, Fixed Charge Coverage Ratio and ADSCR for such one year Ratio Period equals at least 135% (one hundred and thirty-five percent) of such minimum ratio required for such one year Ratio Period pursuant to clause
                            16.32 below; and (II) by the end of such Ratio Period, Partner shall have repaid (disregarding, for this purpose, any amount which has been repaid or prepaid and is capable of being reborrowed under the terms of this Agreement) to the Participating Banks on account of the Facilities, an amount equal to at least 50% (fifty percent) of the Total Commitments, then, for the period from the Interest Payment Date following receipt by the Participating Banks of the Accounts for such year and confirmation by the Coordinating Agent to Partner that the Margin may be reduced in the manner set out in this subclause (A) below until the date of publication of the Accounts for the next succeeding one year Ratio Period only, the Margin shall be 0.7% (nought point seven percent); and (2) in the event that for any one year Ratio Period: (I) each of the Facility Debt Cover Ratio, Total Debt Cover Ratio, Fixed Charge Coverage Ratio and ADSCR for such one year Ratio Period equals at least 175% (one hundred and seventy-five percent) of such minimum ratio required for such one year Ratio Period pursuant to clause 16.32 below; and (II) by the end of such Ratio Period, Partner shall have repaid (disregarding, for this purpose, any amount which has been repaid or prepaid and is capable of being reborrowed under the terms of this Agreement) to the Participating Banks on account of the Facilities, an amount equal to at least 50% (fifty percent) of the Total Commitments, then, for the period from the Interest Payment Date following receipt by the Participating Banks of the Accounts for such year and confirmation by the Coordinating Agent to Partner that the Margin may be reduced in the manner set out in this subclause (A) below until the date of publication of the Accounts for the next succeeding one year Ratio Period only, the Margin shall be 0.45% (nought point four five percent).

                            Provided that:

                            (i) if and for so long as an Event of Default (including the non-payment of any amount when due) has occurred and is continuing, the Margin during such period shall be 2.9% (two point nine) percent per annum; provided that, if such Event of Default does not relate to non-payment of any amount when due and the Participating Banks waive their rights to declare the Advances due and payable as a result of such Event of Default, the Margin, for so long as such Event of Default is continuing, shall be 1.9% (one point nine percent) per annum;

                            (ii) for the removal of doubt, the Margin may increase and decrease in accordance with the above; and

                            (iii) with regard to the Margin for the one year Ratio Period of 2007 and, thereafter, the Margin shall not be decreased unless it shall have been decreased for the one year Ratio Period of 2006.

                            The Coordinating Agent shall, within 10 (ten) Business Days after receipt by it from Partner of the Accounts for any one year Ratio Period, together with all information required to determine the ratios referred to above, deliver to Partner, with a copy to the Participating Banks, a notice confirming that the Margin shall be decreased, increased or remain constant, all in accordance with (b) above; provided that, if it transpires after delivery of confirmation by the Coordinating Agent as aforesaid that the Margin as specified in such confirmation is in fact incorrect, then the correct Margin (as determined in accordance with (b) above) shall be applied retroactively with effect from the first Interest Payment Date in respect of which the correct Margin should have been applicable in accordance with (b) above and each of the Participating Banks shall reimburse Partner or, as the case may be, Partner shall pay any shortfall to each of the Participating Banks, resulting from such incorrect Margin as aforesaid;

                  and

                  (B) with respect to Facility C, 1.25% (one point two five percent) per annum; provided that, if and for so long as an Event of Default (including the non-payment of any amount when due) has occurred and is continuing, the Margin during such period shall be 3.25% (three point two five percent) per annum; provided further that, if such Event of Default does not relate to non-payment of any amount when due and the Participating Banks waive their rights to declare the Advances due and payable as a result of such Event of Default, the Margin, for so long as such Event of Default is continuing, shall be 2.25% (two point two five percent) per annum;

10.1.115. "MATAV" means Matav-Cable Systems Media Limited, a company incorporated in Israel with registered number 52-004007-2;

10.1.116. "MATERIAL ADVERSE EFFECT" means any effect which is or is likely to be materially adverse to:

                  (a) the business or financial condition of the Group taken as a whole; or

                  (b) the ability of any Obligor to perform its obligations in any material respect under any of the Facility Documents;

10.1.117.         "MATERIAL CONTRACTS" means those Material Contracts set out in
                  SCHEDULE 5 (Material Contracts) hereto;

10.1.118. "MINISTRY" means the Ministry of Communications of the Israeli Government;

10.1.119. "NET PROCEEDS" means the aggregate value of consideration received by any Obligor or Obligors in respect of a sale, transfer, loan or other disposal of assets (including shares in other Group members) from an Obligor to any third party which is not an Obligor after deduction of:

                  (a) all amounts paid or provided for or on account of Taxes applicable to, or to any gain resulting from, the disposal or the discharge of any liability secured on the relevant assets; and

                  (b) all costs, fees, expenses and the like properly incurred by continuing members of the Group in arranging and effecting that disposal;

10.1.120. "NETWORK" means any network operated by the Group and operated or run by it pursuant to the Licence (including all apparatus, equipment and telecommunication systems of every description which it is authorised to operate or run under the Licence);

10.1.121. "NUMBER OF SUBSCRIBERS" means, for any Ratio Period, the actual number of Partner subscribers as at the last day of such Ratio Period (for the removal of doubt, disregarding any subscriber which shall have ceased to be a subscriber prior to the end of such Ratio Period), as certified in writing by the Auditors;

10.1.122.         "OBLIGOR" means Partner and each Guarantor;

10.1.123.         "ORIGINAL DOLLAR AMOUNT" means, in relation to:

                  (a) an Advance denominated in US Dollars, the amount thereof as at the date of the making of such Advance; and

                  (b) an Advance denominated in NIS or Euros, the Dollar equivalent thereof as at the date of the making of such Advance;

10.1.124. "ORIGINAL FACILITY AGREEMENT" means the Facility Agreement dated 13 August 1998 (as amended and restated by an Amendment and Waiver Letter dated 21 October 1999 and by a letter dated 20 June 2000, but not by the Amending and Rescheduling Agreement or any subsequent amendment) between, inter alia, Partner and the Banks;

10.1.125.         "PARTICIPATING BANKS" means:

                  (a) BLL, Israel Discount Bank Ltd., Bank Hapoalim, The First International Bank of Israel Ltd., United Mizrahi Bank Ltd. Mercantile Discount Bank Ltd. and Citibank N.A.; and

                  (b) any financial institution which has become a party to this Agreement in accordance with the provisions of this Agreement

                  (in each case, other than one which has ceased to be a party to this Agreement in accordance with the terms hereof and the term "PARTICIPATING BANK" shall mean any of them) and any reference to a "Participating Bank" shall, unless the context otherwise requires, be deemed to include reference to such Participating Bank, in its capacity as a Secured Interest Rate Hedge Provider and, in the case of Israel

                  Discount Bank Ltd., as the Counterparty to the IDB Performance Bond Counter Indemnity;

10.1.126.         "PERMITTED BORROWING" means:

                  (a)   Borrowing arising pursuant to the Facility Documents;

                  (b)   Permitted Loan Capital;

                  (c) Borrowing or otherwise incurring Indebtedness by Partner from banks and/or other financial institutions of up to US $50,000,000 (fifty million United States Dollars), otherwise than as permitted pursuant to paragraphs (a),
                        (b), (d)-(f) (inclusive) in respect of loans and credits, performance guarantees and letters of credit; provided that, the aggregate amount of such loans and credits do not exceed US $25,000,000 (twenty-five million United States Dollars) or its equivalent at any time;

                  (d) Borrowing arising pursuant to Hedging Transactions permitted pursuant to this Agreement;

                  (e) Borrowing created or subsisting with the prior written consent of an Instructing Group; and

                  (f) Borrowing arising pursuant to the IDB Performance Bond Counter Indemnity;

                  provided that, with respect to Borrowings referred to in paragraphs (c), (d) (other than with respect to Borrowings pursuant to Interest Rate Hedging Agreements with counterparties which are Participating Banks and are thus secured under the Security Documents) and (e) above:

                  (i) all such Borrowings received from any of the Participating Banks shall be subordinated to the Facilities as to collateral but may be secured by way of second ranking collateral over those assets secured by the Security Documents (ranking subordinate to the rights of the Participating Banks, Israel Discount Bank Ltd. (in respect of Borrowing arising pursuant to the IDB Performance Bond Counter Indemnity) and the Security Trustee in respect of the collateral created pursuant to the Security Documents); and

                  (ii) Borrowings as aforesaid received from any source other than from a Participating Bank shall not be secured by any collateral whatsoever;

                  (iii) no payment shall be made in respect of Borrowings
                        referred to in paragraphs (c) (other than with respect to performance guarantees and letters of credit) and (e) above unless the conditions referred to in (b), (c), (d) and (f) of clause 16.14 (Restricted Distribution) below (provided that, for this purpose, the words "Potential Event of Default" shall be deleted from (f) of the definition of "Permitted Distribution" in clause 16.14 (Restricted Distribution) below) are fulfilled, it being agreed that any such payment, for the purpose hereof, is deemed to be a distribution for the purpose of clause
                        16.14 (Restricted Distribution) below; and

                  (iv) Partner shall notify all providers of such Borrowings of the subordination conditions referred to in paragraphs
                        (i) to (iii) (inclusive) above;

10.1.127.         "PERMITTED DISPOSALS" means:

                  (a) disposals in the ordinary course of business on or on terms no less favourable to the Group than arm's-length terms;

                  (b) disposals of assets in exchange for or for investment in other assets performing substantially the same function which are comparable or superior as to type, value and quality;

                  (c)   (i) disposals of shares of a Subsidiary on arm's length
                            terms where the business of that Subsidiary is not carried on pursuant to the Licence or required for the efficient operation of the business of an Obligor and such business has been, or is in the process of being, terminated;

                        (ii)disposals of surplus, obsolete or redundant plant
                            and equipment or other assets, or of land or buildings in connection with the termination of any business or operation not carried on pursuant to the Licence or not required for the efficient operation of its business, in each case on arm's length terms;

                  (d) the expenditure of cash in payment for assets or services acquired on arm's length terms in the course of its business carried on in compliance with the terms of the Facility Documents;

                  (e) the payment of Permitted Distributions in compliance with the Facility Documents;

                  (f) the disposal of Intellectual Property Rights, in compliance with clause 16.16 (Intellectual Property Rights) below;

                  (g) disposals in connection with sale and leaseback transactions permitted by clause 16.7 (Sale and Leaseback) below;

                  (h) disposal of assets on arm's length terms not otherwise permitted pursuant to (a) to (g) (inclusive), the Net Proceeds of which aggregated with the Net Proceeds of all other such disposals in any annual Accounting Period do not exceed US $3,000,000 (three million United States Dollars) or its equivalent; or

                  (i) any other disposal with the prior written consent of the Facility Agent (acting on the instructions of an Instructing Group);

10.1.128. "PERMITTED DISTRIBUTIONS" shall bear the meaning assigned to such term in clause 16.14 (Restricted Distributions) below;

10.1.129.         "PERMITTED ENCUMBRANCES" means any Encumbrance:

                  (a)   constituted or evidenced by the Security Documents;

                  (b) arising by operation of law in the ordinary course of business;

                     (c) over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade and not prohibited under the Facility Documents;

                     (d) existing at the time of acquisition on or over any asset acquired by it in the ordinary course of business on arm's length terms after the Effective Date, where such Encumbrance was not created in contemplation of, or in connection with, the acquisition, provided always that the amount secured by such Encumbrance: (i) if a Borrowing, is a Permitted Borrowing; and (ii) shall not increase after the date of acquisition;

                     (e) constituting operating leases or hire purchase arrangements affecting assets of any Obligor as permitted by the Facility Documents;

                     (f) rising by way of rights of set-off arising by operation of law;

                     (g) arising in relation to the netting of bank account balances;

                     (h) arising by way of any retention of title of goods supplied where such retention is agreed in the ordinary course of its business;

                     (i) created (other than by way of a floating charge) over specific assets or rights otherwise than pursuant to paragraphs (a) to (h) above (inclusive) securing Borrowings not exceeding an aggregate amount of US $1,000,000 (one million United States Dollars) (or its equivalent in other currencies);

                     (j)    created, to the extent permitted, under paragraph
                            (i) of the definition of "Permitted Borrowings" as referred to in clause 1.1.126 above;

10.1.130.            "PERMITTED INVESTMENTS" means investments in the following:

                     (a) a demand or time deposit of any Participating Bank or any other depositary institution or trust company whose short term unsecured obligations are rated at least "A1" by Standard & Poor's ("S&P") or at least "P1" by Moody's Investors Service Inc. ("MOODY'S");

                     (b) commercial paper issued by any Participating Bank or rated on the date of acquisition thereof at least "A1" by S&P or at least "P1" by Moody's;

                     (c) bonds, notes and/or securities issued or guaranteed by either the Government of Israel or the Government of the United States of America;

                     provided that, any investment made pursuant to paragraphs
                     (a) and (b) above:

                     (i) in or guaranteed by a single bank or other body corporate in excess of US $20,000,000 (twenty million United States Dollars) shall not be permitted provided that this paragraph (i) shall not apply to deposits; and

                     (ii)   shall be denominated in either NIS or US Dollars;

10.1.131. "PERMITTED LOAN CAPITAL" means the aggregate amount of Shareholder Loans and debentures (including, notes and other similar debt instruments) issued privately or publicly by Partner, all subject to the following conditions:

                     (a) such Shareholder Loans and debentures shall be subordinated to the rights of the Participating Banks under the Facilities and to the rights of the Participating Banks with respect to Borrowings referred to in clause 1.1.126(c), (d), (e) and (f), with respect to principal, Interest and all other amounts payable under this Agreement, such subordination, in the case of the debentures, to be on terms and conditions satisfactory to an Instructing Group and, in the case of the Shareholder Loans, to be on the terms and conditions set out in SCHEDULE 6 (Shareholder Loans) hereto;

                     (b) the aggregate maximum Dollar amount (or if not denominated in US Dollars, the Dollar equivalent thereof (from time to time)) of such debentures shall at no time exceed US $300,000,000 (three hundred million United States Dollars);

                     (c) the terms and conditions of such debentures (including relating to covenants) shall be subject to the prior written approval of an Instructing Group, given through the Facility Agent. The Participating Banks shall be entitled to withhold their approval of any such terms and conditions in their sole discretion, provided that, if an Instructing Group is reasonably satisfied that all of the restrictions imposed on Partner under the proposed terms and conditions of such debentures are less harsh to Partner than those applying under this Agreement and the subordination of such debentures is on terms and conditions satisfactory to an Instructing Group as referred to in (a) above, then the Participating Banks shall, subject to compliance with the other provisions of this clause 1.1.131, consent thereto. The Participating Banks shall, within 10 (ten) Business Days of receipt of documentation relating to the debentures as aforesaid, which includes all the terms and conditions of such debentures, respond to a request from Partner for approval of such terms and conditions;

                     (d)    such Shareholder Loans and debentures shall:

                            (i) not contain any financial covenants, save for a
                                covenant enabling Partner to incur additional indebtedness under such Shareholder Loans and debentures (subject at all times to the maximum amount specified in (b) above and, for the removal of doubt, subject at all times to the provisions of this Agreement restricting the ability of Partner to incur Indebtedness), in the event that the ratio of Partner's aggregate Indebtedness to its consolidated EBITDA for its most recent 4 (four) fiscal Quarters or for its most recent 2 (two) fiscal Quarters (annualised) meets the minimum ratio specified in such Shareholder Loans or debentures; and

                            (ii)provide that if an event of default shall occur
                                under such debentures, no amount shall be payable by Partner under the debentures until such time as all amounts owing by Partner under the Facilities have been paid in full;

                     (e) save by way of Permitted Distribution, no repayment of whatsoever nature on account of Interest or principal of any such Shareholder Loans or principal of any such debentures shall be made prior to full payment of all amounts owing by Partner under the Facilities and of all amounts owing to the Participating Banks with respect to Borrowings referred to in clause 1.1.126(c), (d), (e) and (f);

                     (f) immediately following issue of any such debentures and thereafter from time to time, Partner shall deduct from the proceeds of each such debentures and deposit in an account

                            ("THE RESERVE ACCOUNT") with one of the
                            Participating Banks, duly pledged in favour of the Security Trustee (as trustee for itself and the Secured Creditors pursuant to the Debenture), as security for payment of all amounts under the Facilities, such amounts so that at all times the Reserve Account contains an aggregate amount equal to scheduled Interest payments in respect of such debentures for the immediately following 12 (twelve) month period, all the aforegoing until the earlier of: (i) 31 December 2003; or (ii) the date of receipt by the Participating Banks of Accounts for the first one year Ratio Period (if any) in respect of which all the conditions have been met for reducing the Margin with respect to Facility A and Facility B to 0.45% (nought point four five percent) per annum, in accordance with clause 1.1.114(A)(b) above; and

                     (g) any such Shareholder Loans shall be subordinated to any such debentures as aforesaid in this clause 1.1.131, on terms and conditions satisfactory to an Instructing Group;

10.1.132. "PERMITTED SOURCES" means Permitted Borrowings referred to in paragraphs (b), (c) and (e) of the definition of "Permitted Borrowings", the proceeds from the issue by Partner of share capital and Excess Cash Flow;

10.1.133. "POTENTIAL EVENT OF DEFAULT" means any event which would (but for the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof in each case as specified in clause 17 (Default) below) be an Event of Default;

10.1.134. "PRINCIPAL SUPPLIER CONTRACT" means the turnkey contract between Partner and Ericsson Radio Systems A.B. dated 29 May 1998 for the provision of the transmission and switching equipment, cell site construction and value added services platform and including, for the avoidance of doubt, the terms and conditions of civil works annexed thereto;

10.1.135. "PROPORTION" means, in relation to a Participating Bank at any time, the proportion borne by its Contribution to the aggregate Contributions outstanding at such time or, as the case may be, its Contribution with respect to Facility A, Facility B or Facility C, as the context requires, to the aggregate Contributions under Facility A, Facility B or Facility C at such time;

10.1.136. "QUARTER" means each period commencing on the day after a Quarter Day and ending on the next following Quarter Day;

10.1.137. "QUARTER DAY" means 31 March, 30 June, 30 September and 31 December in any year and "QUARTER DAY" means any of them;

10.1.138. "RATIO PERIOD" means: (i) each period of 6 (six) calendar months ending on June 30, during the period of this Agreement; and (ii) each period of 1 (one) calendar year during the period of this Agreement; the periods referred to in (i) are also referred to as "SIX MONTH RATIO PERIODS" and the periods referred to in (ii) are also referred to as "ONE YEAR RATIO PERIODS";

10.1.139. "REPAYMENT DATE" means in relation to an Advance, the date on which the Duration Period for such Advance expires;

10.1.140. "REPRESENTATIVE RATE" means, with respect to any currency other than NIS, the representative rate of exchange of the NIS and such currency, last published by the Bank of Israel immediately prior to the relevant date of payment or calculation (as the case may be) and, if the Bank of Israel shall cease to publish a representative rate, then any other rate of exchange of the NIS and such currency, officially published which comes in place of such representative rate, last published immediately prior to the relevant date of payment or calculation (as the case may be) and in the absence of any such official rate, then the average of the selling and buying rates of exchange of such currency, for NIS (for cheques and remittances) prevailing at the Facility Agent at the end of the last Business Day prior to the relevant date of payment or calculation (as the case may be);

10.1.141. "RESERVATIONS" means the reservations set out in SCHEDULE 7 (Reservations);

10.1.142. "RESERVE ACCOUNT" shall have the meaning ascribed to such term in clause 1.1.131(f) above;

10.1.143.            "RESTRICTED PERSON" means:

                     (a) the Shareholders, any Affiliate of a Shareholder or any partnership in which any of the Shareholders or any of their Affiliates is a partner (either directly or through any intermediate partnerships); or

                     (b) any person of which a Shareholder is an Affiliate or any partnership in which any such person is a partner (either directly or through intermediate partnerships); or

                     (c) any Subordinated Creditor or any Affiliate of a Subordinated Creditor or any partnership in which a Subordinated Creditor or any of their Affiliates is a partner (either directly or through any intermediate partnerships);

10.1.144. "RESTRICTED PURCHASE" means any payment (whether in cash, property, securities or otherwise) on account of the purchase, redemption, reduction or other acquisition or retirement of any of the share capital of any member of the Group not held by a member of the Group;

10.1.145. "SAC" means, for any Ratio Period, Partner's subscriber acquisition costs paid or accrued during such Ratio Period, being the sum of: (i) the costs paid or accrued during such Ratio Period of acquisition by Partner of handsets and accessories, less revenues received or receivable by Partner during such Ratio Period from the sale of such handsets and accessories; (ii) dealers' commissions and other payments of a similar nature paid or accrued during such Ratio Period in respect of the sale of handsets and accessories; and (iii) preparation and distribution costs paid or accrued during such Ratio Period for handsets and accessories;

10.1.146. "SECURED CREDITORS" means the Security Trustee, the Facility Agent, the Coordinating Agent, the Participating Banks, the Arranger, Israel Discount Bank Ltd. (in respect of the IDB Performance Bond Counter Indemnity), any Secured Interest Rate Hedge Provider and any other persons who shall have acceded to the Security Trust Deed (other than a party which has ceased to be a party thereto in accordance with the terms of the Security Trust Deed);

10.1.147. "SECURED INTEREST RATE HEDGE PROVIDER" shall bear the meaning assigned to such term in clause 16.29(d) (Hedging Agreements) below;

10.1.148. "SECURED INTEREST RATE HEDGING AGREEMENT" means each Interest Rate Hedging Agreement where the counterparty is a Participating Bank;

10.1.149. "SECURITY DOCUMENTS" means those documents listed in paragraphs (a)-(f), or contemplated by paragraph (g), of
                     SCHEDULE 8 (Security Documents);

10.1.150. "SECURITY TRUST DEED" means the security trust and intercreditor agreement dated 18 August 1998;

10.1.151. "SHAREHOLDER LOANS" means the aggregate amount of subordinated debt made available by way of loans from the Shareholders (or any Affiliate thereof) from time to time to Partner, which loans, in each case, are subordinated in accordance with the provisions of Schedule 6 (Shareholder Loans) hereto;

10.1.152.            "SHAREHOLDERS" means the shareholders in Partner listed in
                     SCHEDULE 9 (Principal Shareholders in Partner) hereto or their permitted successors or assigns (as permitted pursuant to the terms of the Facility Documents);

10.1.153. "SHAREHOLDERS AGREEMENT" means the relationship agreement between the shareholders of Partner dated 10 October, 1999;

10.1.154. "SHARE PLEDGES" means the pledges over shares and Shareholder Loans granted by each of the Shareholders in favour of the Security Trustee prior to the Commencement Date, together with any other pledge given by any Shareholder or any Affiliate at any time in favour of the Security Trustee pursuant to the terms of any Facility Document and "SHARE PLEDGE" means any of them;

10.1.155. "STRATEGIC INVESTOR" shall bear the meaning ascribed to such term in clause 16.15 (Share Capital) below;

10.1.156.            "SUBORDINATED CREDITOR" means any provider of Subordinated
                     Debt;

10.1.157. "SUBORDINATED DEBT" means Borrowing made available by any person (other than Shareholders or their respective Affiliates) from time to time to any Obligor which is subordinated to the Facilities and all other obligations secured under the Security Documents on terms and conditions reasonably satisfactory to the Facility Agent (acting on the instructions of an Instructing Group) (including (if necessary) any consequential amendments approved by an Instructing Group to the financial ratios and covenants set out in this Agreement occasioned by the nature of such Subordinated Debt) other than Shareholder Loans;

10.1.158. "SUBSIDIARY" of a company or corporation means any company or corporation:

                     (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

                     (b) at least half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                     (c) which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

10.1.159. "SUPPLIER CONTRACTS" means the Principal Supplier Contract and the Maintenance Agreement and "SUPPLIER CONTRACT" means any of them;

10.1.160. "TAX ON OVERALL NET INCOME" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by any jurisdiction on:

                     (a) the net income, profits or gains of that person worldwide; or

                     (b) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office (and/or its Facility Office) is located;

10.1.161. "TAXES" means all income and other taxes and levies, imposts, duties, charges, deductions and withholdings in the nature or on account of tax together with interest thereon and penalties and fees with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly;

10.1.162. "TELECOMMUNICATIONS LAWS" means the Telecommunications Law 1982 of Israel (as amended) and all other Israeli laws, statutes, regulations and judgments and all other laws having effect in Israel relating to telecommunications applicable to Partner and/or the business carried on by Partner;

10.1.163. "TERMINATION DATE" means: (a) in relation to Facility A, the Facility A Maturity Date or, if earlier, the date upon which the Available Facility A Commitment for each of the Participating Banks is cancelled in full or reduced to zero; (b) in relation to Facility B, 30 June 2008 or, if earlier, the date upon which the Available Facility B Commitment for each of the Participating Banks is cancelled in full or reduced to zero; and (c) in relation to Facility C, the Facility C Maturity Date or, if earlier, the date upon which the Available Facility C Commitment for each of the Participating Banks is cancelled in full or reduced to zero;

10.1.164. "TOTAL COMMITMENTS" means the aggregate Commitments of all the Participating Banks for all the Facilities;

10.1.165.            "TOTAL DEBT" means, for any Ratio Period, the sum of:

                     (i) the sum of the aggregate Contributions and outstanding Interest under the Facilities, both as at the last day of the Ratio Period;

                     (ii) the excess (if any) of supplier's credit over current assets, as appearing in the Accounts for such Ratio Period. For the removal of doubt, nothing herein contained shall derogate from the provisions of this Agreement prohibiting Borrowing, other than Permitted Borrowing; and

                     (iii) the balance on the last day of the Ratio Period of:
                           (a) all Permitted Borrowings (other than as referred to in clause 1.1.126(d) above and other than Shareholder Loans (including, for the avoidance of doubt, any Linkage Differentials in respect of such balance)) and any Interest or other amounts payable on account of such Permitted Borrowings, all or any part of the principal of which Permitted Borrowings is payable or repayable by Partner prior to the date by which the Facilities shall have been repaid in full pursuant to clause 5 (Repayment) below; and (b) that amount of the principal of all Shareholder Loans (including, for the avoidance of doubt, any Linkage Differentials in respect of such amount) which is payable or repayable by Partner prior to the date by which the Facilities shall have been repaid in full pursuant to clause 5 (Repayment) below and any Interest or other amounts payable on account of such Shareholder Loans; all the above as set out in the Accounts in respect of such Ratio Period to be delivered pursuant to the provisions of this Agreement.

10.1.166. "TOTAL DEBT COVER RATIO" means in relation to each Ratio Period, EBITDA after SAC for such Ratio Period, divided by Total Debt;

10.1.167. "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in SCHEDULE 10 (Transfer Certificate) signed by a Participating Bank and a Transferee whereby:

                     (a) such Participating Bank seeks to procure the transfer to such Transferee of all or a part of such Participating Bank's rights, benefits and obligations hereunder as contemplated in clause 27.3 (Assignments and Transfers by Participating Banks) below; and

                     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in clause 27.5 (Transfers by Participating Banks) below;

10.1.168. "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

10.1.169. "TRANSFEREE" means a bank or other financial institution to which a Participating Bank seeks to transfer all or part of such Participating Bank's rights, benefits and obligations hereunder and under the Facility Documents;

10.1.170. "UNUTILISED CASH ACCOUNT" means each account opened by Partner for the purpose of payments contemplated under the
                     2.7 Letter; provided that, Partner shall maintain a separate Unutilised Cash Account in relation to each Shareholder, and "RELEVANT UNUTILISED CASH ACCOUNT" shall be construed accordingly;

10.1.171. "VENTURE SUBSIDIARY" shall bear the meaning ascribed to such term in clause 16.15 (Share Capital) below.

10.2.         ACCOUNTS

10.2.1. All accounting expressions which are not otherwise defined herein shall be construed in accordance with the Applicable Accounting Principles.

10.2.2. Each of "ADSCR", "CAPITAL EXPENDITURE", "DEBT SERVICE", "EBITDA AFTER SAC", "EXCESS CASH FLOW", "FACILITY DEBT COVER RATIO", "FIXED CHARGE COVERAGE RATIO", "FINANCIAL COSTS", "INTEREST", "SAC", "TOTAL DEBT" and "TOTAL DEBT COVER RATIO" for any Ratio Period, shall be determined from the non-consolidated Accounts of Partner for the period of 6 (six) months or 1 (one) year, as the case may be, ending on the last day of such Ratio Period and delivered pursuant to this Agreement (adjusted to the extent necessary to determine compliance with clause 16.32 (Financial Undertakings) below), or if not included in the Accounts, shall be determined from a certificate signed by the Auditors delivered to the Participating Banks together with the Accounts. Without limiting the generality of the aforegoing, Partner shall procure that the Accounts shall include notes detailing all defined terms referred to above and all elements of such terms, to the extent not customarily detailed in the Accounts, including: (i) all expenses which have been capitalised;
                     (ii) all Interest scheduled to be paid during the relevant Ratio Period to which such Accounts relate; (iii) all scheduled repayments of principal of Borrowings; (iv) supplier's credit; and (v) those Taxes paid during the relevant Ratio Period and reserves made for Taxes but not paid during such Ratio Period (without derogating from any rights the Participating Banks may have arising from the failure to comply with the aforegoing, in the event that the Auditors fail to distinguish in a set of such Accounts between Taxes paid and reserves for Taxes not paid during a Ratio Period, then, for the purposes of any calculation to be made in connection with clause 16.32 (Financial Undertakings) below, all Taxes referred to in any such Accounts shall be deemed to have been paid during the Ratio Period in respect of which such Accounts were prepared). All of the terms referred to in this clause 1.2.2 shall be expressed in NIS (and if stated in another currency, the equivalent thereof in NIS) unless the context otherwise requires.

10.3.         INTERPRETATION

              Any reference in this Agreement to:

10.3.1. the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") means the amount of the first currency which could be purchased with the amount of the second currency at: (i) in the case that one of the two relevant currencies is NIS, the Representative Rate for the other currency; or (ii) in the case that neither of the relevant currencies is NIS, the rate equal to a fraction, the numerator of which is the Representative Rate of the second currency and the denominator of which is the Representative Rate of the first currency;

10.3.2. the "FACILITY AGENT", "COORDINATING AGENT", "SECURITY TRUSTEE", "ARRANGER", any "SECURED Creditor" or any "PARTICIPATING BANK" shall be construed so as to include its and any subsequent permitted successors, Transferees and permitted assigns in accordance with their respective interests;

10.3.3. a "LAW" includes any regulation, rule, official directive, request or guideline (having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation, including, without limitation, the position (guidelines) of the Examiner of Banks with respect to proper conduct of bank affairs ("Nihul Bankai Takin");

10.3.4. a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

10.3.5. a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

10.3.6. any "SHAREHOLDER" shall be construed so as to include its permitted and any subsequent permitted successors in accordance with its respective interests;

10.3.7. "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

10.3.8. a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned Subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned Subsidiaries;

10.3.9. the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

10.3.10. "INCLUDING" and "INCLUDES" means, including, without limiting the generality of any description preceding such terms.

10.4.         CURRENCY SYMBOLS

10.4.1. "EURO" means the single currency introduced in the third stage of economic and monetary issues pursuant to the Treaty establishing the European Community, as amended from time to time; and

10.4.2. "$", "USD", "DOLLARS", "US DOLLARS" and "DOLLARS" denote the lawful currency of the United States of America. "NIS" and "SHEQELS" denote the lawful currency of Israel.

10.5.         STATUTES

              Any reference in this Agreement to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

10.6.         AGREEMENTS

              Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, assigned, novated or supplemented in accordance with the terms hereof.

11.    THE FACILITIES

11.1.      THE FACILITIES

11.1.1. The Facilities granted to Partner hereunder by the Participating Banks shall, with effect from the Commencement Date and subject to the terms and conditions of this Agreement, be as follows:

                     (a) a NIS and, subject to clause 2.1.2 below, US Dollar and Euro multicurrency term loan facility in an aggregate amount equal to the total Facility A Commitments;

                     (b) a NIS and, subject to clause 2.1.2 below, US Dollar and Euro multicurrency revolving loan facility in an aggregate amount equal to the total Facility B Commitments; and

                     (c) a NIS term loan facility in an aggregate amount in NIS equivalent to the total Facility C Commitments.

11.1.2. For the purpose of this clause 2.1.2, "AMOUNT OF THE OUTSTANDING A AND B ADVANCES" shall mean the aggregate outstanding from time to time of: (i) the aggregate Original Dollar Amounts of all outstanding Advances under Facility A; and (ii) the aggregate of the Dollar Amounts under Facility B of all Advances, including any Linkage Differentials.

                     Notwithstanding anything contained in this Agreement to the contrary, Partner shall procure that:

                     (a) not less than 60% (sixty percent) of an amount equal to the Amount of the Outstanding A and B Advances shall, at any time, be denominated and owing in NIS; and

                     (b) not more than 40% (forty percent) of an amount equal to the Amount of the Outstanding A and B Advances shall, at any time, be denominated and owing in Dollars or Euros; provided that not more than 35% (thirty-five percent) of such amount which may be denominated and owing in Dollars or Euros as aforesaid, shall, at any time, be denominated and owing in Euros.

                     For the removal of doubt, no Participating Bank shall be bound to monitor or verify compliance by Partner with the above. The failure by Partner to comply with the above provisions shall constitute an Event of Default as referred to in clause 17 (Default) below.

11.2.         CONVERSION OF OUTSTANDING ADVANCES

              [Deleted.]

11.3.         LENDERS' RIGHTS AND OBLIGATIONS

11.3.1. The obligations of each Participating Bank under this Agreement shall be several.

11.3.2. The obligations of each Participating Bank (acting as such) under this Agreement shall be to contribute its Available Commitment in respect of each Facility to be advanced hereunder. The failure by any Participating Bank to perform any of its obligations under this Agreement, shall not affect the obligations of Partner or any other Participating Bank towards any other party hereto, nor shall the Facility Agent, the Security Trustee, the Arranger, the Coordinating Agent or any other Participating Bank be liable or responsible for the failure by such Participating Bank to perform its obligations under this Agreement.

11.4.         PURPOSE

              Partner shall, subject to the terms of this Agreement, apply all amounts borrowed by it under the Facilities for the purposes of:

11.4.1. financing the purchase of equipment, maintenance expenses, operating losses and daily operating expenses properly incurred in the establishment and operation of a wireless telephone service, as contemplated by the Licence, including capitalised financial expenses (if there is a shortfall in Partner's cash flow after financial expenses) and the financing of Partner's working capital needs for its Business, as well as for the establishment and operation of second and-a-half and third generation (known as 2.5 and 3G) wireless telephone services, all as contemplated in the version of the Business Plan dated 7 July 2002 delivered to the Facility Agent and the Coordinating Agent on 11 July 2002; and

11.4.2. the subscription or acquisition of such share or loan capital in companies which carry on business in the telecommunications sector in accordance with and subject to the limitations and restrictions set out in clause 16.37(a)
                     (Loans, Guarantees and Investments in Subsidiaries) below.

              No Participating Bank shall be bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

12.    CONDITIONS PRECEDENT

       [Deleted.]

13.    DRAWDOWNS

13.1.         FIRST DRAWDOWN REQUEST

              [Deleted.]

13.2.         DRAWDOWN REQUEST

              A drawdown under the Facilities (including a drawdown constituting a reborrowing permitted under this Agreement) shall be made by way of delivery by Partner to the Participating Bank from whom it wishes to receive an Advance (with, in the case of a Drawdown under Facility A or Facility C, a copy thereof being simultaneously delivered to the Coordinating Agent), of a duly completed Drawdown Request. A Drawdown Request is irrevocable and shall not be regarded as having been duly completed and delivered unless:

13.2.1.              it identifies the Facility to be utilised;

13.2.2. it identifies the Participating Bank from whom Partner wishes to receive an Advance;

13.2.3. the amount of the Advance requested does not exceed the Available Commitment in relation to the Facility requested of the relevant Participating Bank;

13.2.4. it is received not later than 12 noon (Tel-Aviv time) on the Latest Drawdown Request Date;

13.2.5. the proposed date for the making of such Advance is a Business Day and, in the case of: (i) Facility A (other than a drawdown in respect of a reborrowing permitted under this Agreement) is within the Availability Period Facility A; or (ii) Facility C (other than a drawdown in respect of a reborrowing permitted under this Agreement) is within the Availability Period Facility C;

13.2.6. with respect to Facility A and Facility B, without derogating from clause 2.1.2 above, the currency of the Advance requested is Dollars, Euros or NIS and, with respect to Facility C, the currency of the Advance requested is NIS;

13.2.7. in the case of a Facility A Advance or a Facility C Advance, the proposed Original Dollar Amount of such Advance is a minimum amount of US $10,000,000 (ten million United States Dollars);

13.2.8. in the case of a Facility B Advance, the proposed Original Dollar Amount of such Advance is a minimum amount of US $3,000,000 (three million United States Dollars); provided that: (a) in the case of a Facility B Advance drawn for the purposes only of paying Interest (whether in respect of Facility A or Facility B) during the Availability Period Facility A or of paying Interest in respect of Facility C during the Availability Period Facility C which, in each case, is applied immediately after such drawing in payment of such Interest, such minimum requirement shall not be applicable; and (b) any Participating Bank may, with respect to any Facility B Advance, agree with Partner that such Advance shall be in an amount less than the minimum as aforesaid;

13.2.9. no Event of Default or Potential Event of Default hereunder has occurred and is continuing which has not been waived by an Instructing Group in accordance with the terms of this Agreement and no Event of Default or Potential Event of Default shall occur as a result of such Advance and the representations and warranties referred to in clause 15 (Representations and Warranties) below which are deemed to be repeated pursuant to the terms thereof are true and accurate in all respects on and as of the proposed date for the making of such Advance by reference to the facts and circumstances then existing;

13.2.10.             no Change of Ownership has occurred.

13.3.         PARTICIPATING BANK'S PARTICIPATION

              If the conditions set out in clause 4.2 (Drawdown Request) above have been met in relation to a Drawdown Request, then, subject to the provisions of this Agreement, the Participating Bank from whom such Advance was requested under such Drawdown Request shall advance (subject to the proviso set out in this clause 4.3) to Partner the amount requested in such Drawdown Request under its Available Facility A Commitment, Available Facility B Commitment or Available Facility C Commitment, as applicable, such Advance to be governed by the terms of this Agreement and by such other terms and conditions, including relating to types of Advances, commissions and other terms relating to banking facilities (to the extent that such other terms and conditions are not inconsistent with the terms and conditions of this Agreement) as are agreed to between Partner and such Participating Bank with respect to such Advance; provided that, for the avoidance of doubt, if the relevant Available Commitment of the relevant Participating Bank is reduced in accordance with the provisions hereof after the relevant Participating Bank has received such Drawdown Request, then the amount of such Advance shall be reduced accordingly.

13.4.         NOTIFICATION OF ADVANCE

              [Deleted.]

13.5.         OUTSTANDINGS IN PROPORTION TO COMMITMENTS

              Notwithstanding anything to the contrary in this Agreement, Partner shall procure that its drawdowns of Advances from each Participating Bank under each of the Facilities and its repayments and prepayments to each Participating Bank under each of the Facilities, are made in proportion to such Participating Bank's Commitment with respect to such Facility, such that: (a) with respect to each of Facility A and Facility C, at all times, the Proportion of such Participating Bank with respect to such Facility is equal to the proportion which such Participating Bank's Commitment in respect of such Facility constitutes of the aggregate Commitments for such Facility; and (b) with respect to Facility B, as at the last day of each Quarter, the Proportion of such Participating Bank with respect to Facility B is equal to the proportion which such Participating Bank's Commitment in respect of Facility B constitutes of the aggregate Commitments for Facility B. For the removal of doubt, no Participating Bank shall be bound to monitor or verify compliance by Partner with the above.

14.    REPAYMENT

14.1.         REPAYMENT OF FACILITY A LOAN

14.1.1. As from the expiry of the Availability Period Facility A, each Participating Bank's Commitment for Facility A shall be reduced, on each Quarter Date, to the amount set out opposite its name, in relation to such Quarter Date, in PART A of SCHEDULE 15 (Reduction of

                     Facility A) (each such Quarter Date, "A FACILITY A COMMITMENT REDUCTION DATE").

                     (a) Partner shall, on or before each Facility A Commitment Reduction Date, repay to each Participating Bank Advances in an aggregate amount, such that after such repayment, the aggregate Original Dollar Amount of all outstanding Advances made by such Participating Bank under Facility A, equals or is less than the amount set out opposite such Participating Bank's name in Part A of Schedule 15 (Reduction of Facility A) on such Facility A Commitment Reduction Date. For the removal of doubt:
                            (i) all Advances repaid as aforesaid shall be repaid together with Interest, Linkage Differentials and other amounts (if any) payable to each such Participating Bank under such Facility in respect of such Advances; and (ii) Partner, in making all repayments, shall comply with clause 4.5(a) (Outstandings in Proportion to Commitments--Facility
                            A) above.

                     (b) Without derogating from clause 5.1.2(a) above, Partner shall repay to each Participating Bank that has made an Advance under Facility A, such Advance (together with Interest thereon, Linkage Differentials and other amounts (if any) payable to such Participating Bank in relation to such Advance under this Agreement) on the Repayment Date for such Advance.

                     (c) Subject to clause 5.1.1 above, Partner shall be entitled to reborrow under Facility A, an amount up to the Original Dollar Amount (or, if such reborrowing shall be denominated in NIS or Euro, the equivalent thereof at the date of such reborrowing) of all Advances repaid pursuant to clause 5.1.2(b) from the Participating Bank to whom such repayment was made; provided that, such reborrowing is within such Participating Bank's Available Commitment for Facility A at the time of such reborrowing.

                     (d) Any part of any Commitment under Facility A of a Participating Bank which remains undrawn at the end of the Availability Period Facility A, shall be automatically and immediately cancelled.

14.2.         REPAYMENT OF FACILITY B LOAN

14.2.1. Partner shall repay to each Participating Bank each outstanding Advance made by a Participating Bank under Facility B (together with

                     Interest, Linkage Differentials and other amounts (if any) payable to each such Participating Bank under Facility B with respect to such Advance) on its Repayment Date. For the removal of doubt, all outstanding Advances under Facility B (together with Interest, Linkage Differentials and other amounts (if any) payable with respect to such Advances) shall be repaid by no later than 30 June 2008.

14.2.2. Subject to the provisions of this clause 5.2.2 below, if before 12 noon Tel-Aviv time on the Latest Drawdown Request Date before the Repayment Date of an Advance made by a Participating Bank under Facility B ("THE ORIGINAL ADVANCE"), Partner has not:

                     (a) delivered a Drawdown Request to the relevant Participating Bank under Facility B in accordance with clause 4.2 (Drawdown Request) above, for a new Advance in respect of the Original Advance made by such Participating Bank; or

                     (b) notified the relevant Participating Bank that it proposes to repay the Original Advance on its Repayment Date without requesting such Participating Bank for a new Advance under Facility B in respect of the Original Advance made by such Participating Bank, then a duly completed Drawdown Request shall be deemed to have been delivered to the relevant Participating Bank, in accordance with clause 4.2 (Drawdown Request), for an Advance ("THE NEW ADVANCE") under Facility B and in the same principal amount (together with all Linkage Differentials in respect thereof, if applicable), Duration Period and currency of denomination and based on the same type of rate of Interest as the Original Advance, save that:

                     (i) that part of the rate of Interest of the New Advance based on Cost of Funds (as referred to in clause 8.1 (Interest Rate) below) of the relevant Participating Bank shall be determined by such Participating Bank in relation to such Participating Bank's Cost of Funds for making Advances of the same type, amount, duration and currency denomination as the deemed New Advance as at the date such New Advance is deemed to have been made and, for the removal of doubt, the Margin shall be that prevailing during such new Duration Period;

                     (ii) if, on the date such New Advance is made, the Original Dollar Amount of such New Advance exceeds the Available Commitment of the relevant Participating Bank under

                            Facility B, Partner shall,
                            on such date, pay to the relevant Participating Bank, an amount equal to the amount by which such New Advance would (but for the operation of this paragraph (ii)) exceed such Available Commitment and the New Advance shall be the amount of the Available Facility B Commitment of such Participating Bank; and

                     (iii)  no Advance shall be made pursuant to this clause
                            5.2.2 if the Duration Period in respect of such Advance shall extend beyond 30 June 2008; and

                     (iv) no Advance shall be made pursuant to this clause 5.2.2, unless the provisions of clause 4.2.9 above have been complied with in respect of such Advance.

14.3.         REPAYMENT OF FACILITY C LOAN

14.3.1. As from the expiry of the Availability Period Facility C, each Participating Bank's Commitment for Facility C shall be reduced, on each Quarter Date, to the amount set out opposite its name, in relation to such Quarter Date, in Part B of Schedule 15 (Reduction of Facility C) (each such Quarter Date, "A FACILITY C COMMITMENT REDUCTION DATE").


                     (a) Partner shall, on or before each Facility C Commitment Reduction Date, repay to each Participating Bank Advances in an aggregate amount, such that after such repayment, the aggregate Original Dollar Amount of all outstanding Advances made by such Participating Bank under Facility C, equals or is less than the amount set out opposite such Participating Bank's name in PART B of SCHEDULE 15 (Reduction of Facility C) on such Facility C Commitment Reduction Date. For the removal of doubt:
                            (i) all Advances repaid as aforesaid shall be repaid together with Interest, Linkage Differentials and other amounts (if any) payable to each such Participating Bank under such Facility in respect of such Advances; and (ii) Partner, in making all repayments, shall comply with clause 4.5(a) (Outstandings in Proportion to Commitments--Facility C ) above.

                     (b) Without derogating from clause 5.3.2(a) above, Partner shall repay to each Participating Bank that has made an Advance under Facility C, such Advance (together with Interest thereon, Linkage Differentials and other amounts (if any) payable to such

                            Participating Bank in relation to such Advance under this Agreement) on the Repayment Date for such Advance.

                     (c) Subject to clause 5.3.1 above, Partner shall be entitled to reborrow under Facility C, an amount up to the NIS equivalent of the Original Dollar Amount as at the date of such reborrowing, of all Advances repaid pursuant to clause 5.3.2(b) from the Participating Bank to whom such repayment was made; provided that, such reborrowing is within such Participating Bank's Available Commitment for Facility C at the time of such reborrowing.

                     (d) Any part of any Commitment under Facility C of a Participating Bank which remains undrawn at the end of the Availability Period Facility C, shall be automatically and immediately cancelled.

14.4.         CURRENCY OF REPAYMENT

              All repayments shall be made in the currency in which the relevant Advance was made.

15.    VOLUNTARY PREPAYMENT AND REBORROWING

15.1.         PREPAYMENT

              Partner may, in the manner set out below, prepay a Participating Bank in whole or in part, any outstanding Advances made by such Participating Bank; provided that such prepayments are made in such a manner so as to ensure compliance by Partner with clause
              4.5 (Outstandings in Proportion to Commitments) above.

15.2.         CONDITIONS TO PREPAY

              No prepayment may be made under clause 6.1 (Prepayment) above unless:

15.2.1. Partner shall have given due notice to the relevant Participating Bank (with a copy thereof being sent simultaneously to the Facility Agent and the Coordinating Agent). Such notice must specify the date or dates upon which the prepayment is to be made, the amount of the prepayment and the currency of the outstanding Advance to be prepaid as aforesaid and must be given at least:

                     (i) in respect of a prepayment to a Participating Bank of up to US $25,000,000 (twenty-five million United States Dollars) (or the Dollar equivalent thereof), 10 (ten) days prior to such prepayment;

                     (ii) in respect of a prepayment to a Participating Bank of between US $25,000,000 (twenty-five million United States Dollars) and US $50,000,000 (fifty million United States Dollars) (or the Dollar equivalent thereof), 15 (fifteen) days prior to such prepayment;

                     (iii) in respect of a prepayment to a Participating Bank of between US $50,000,000 (fifty million United States Dollars) and US $75,000,000 (seventy-five million United States Dollars) (or the Dollar equivalent thereof), 25 (twenty-five) days prior to such prepayment; or

                     (iv) in respect of a prepayment to a Participating Bank in excess of US $75,000,000 (seventy-five million United States Dollars) (or the Dollar equivalent thereof), 30 (thirty) days prior to such prepayment;

15.2.2. in the event that such prepayment is to be funded from Permitted Sources, there is attached to such notice a certificate of Partner, in the form set out in SCHEDULE 16 (Certificate by Partner's Chief Financial Officer) signed by the Chief Financial Officer of Partner, confirming that all the monies to be utilised by Partner to make the relevant prepayment are from Permitted Sources and specifying details of the relevant Permitted Source; and

15.2.3. such prepayment shall be in a minimum amount of US $5,000,000 (five million United States Dollars) or the Dollar equivalent thereof, as applicable.

15.3.         EFFECTS OF NOTICE OF PREPAYMENT

15.3.1. A notice of prepayment given by Partner to a Participating Bank, as referred to in clause 6.2 (Conditions to Prepay) above, shall be irrevocable and shall oblige Partner to make the relevant prepayment on the date specified therefor in such notice of prepayment.

15.3.2. All prepayments shall be made together with: (a) any accrued but unpaid Interest on the amount being prepaid (including all amounts payable on account of broken funding as referred to in clause 19

                     (Broken Funding) below); (b) a prepayment commission equal to 0.1% (nought point one percent) of the amount of the Advance prepaid, for each 12 (twelve) months by which the date of prepayment is earlier than the relevant Repayment Date, pro rata for part of 12 (twelve) months; and (c) if such prepayment is made other than from Permitted Sources:
                     (i) with respect to Advances under Facility A or Facility B, a commission at a rate equal, if prepaid during the Availability Period Facility A, to 0.5% (nought point five percent) of the amount being prepaid; or if prepaid after the Availability Period Facility A, such percentage reduced annually by 0.1% (nought point one percent) per annum, such that if prepayment is made during the first year after the Availability Period Facility A, such commission will be 0.4% (nought point four percent) of the amount of the prepayment, if a prepayment is made during the second year after the Availability Period Facility A, such commission will be 0.3% (nought point three percent) and so on and so forth; provided that, such percentage shall in no event be less than 0.1% (nought point one percent); and (ii) with respect to Advances under Facility C, a commission at a rate equal, if prepaid during the Availability Period Facility C, to 0.5% (nought point five percent) of the amount being prepaid; or if prepaid after the Availability Period Facility C, such percentage reduced annually by 0.1% (nought point one percent) per annum, such that if prepayment is made during the first year after the Availability Period Facility C, such commission will be 0.4% (nought point four percent) of the amount of the prepayment, if a prepayment is made during the second year after the Availability Period Facility C, such commission will be 0.3% (nought point three percent) and so on and so forth; provided that, such percentage shall in no event be less than 0.1% (nought point one percent).

15.3.3. A prepayment of an Advance shall be made in the currency in which such Advance was made.

15.3.4. A prepayment of an Advance shall be made together with all Linkage Differentials and other amounts, if any, accrued in connection with such Advance.

15.3.5. Partner shall not repay all or any part of the Loans, except at the times and in the manner expressly provided in this Agreement.

15.4.         REBORROWING

15.4.1. Subject to clause 4.5 above, Partner shall be entitled: (a) until the Facility A Maturity Date, to reborrow, under Facility A, the Original

                     Dollar Amount of all Advances prepaid from Permitted Sources, from the Participating Bank to whom such prepayment was made; provided that, such reborrowing is within such Participating Bank's Available Facility A Commitment at the time of such reborrowing; and (b) until the Facility C Maturity Date, to reborrow, under Facility C, the Original Dollar Amount of all Advances prepaid from Permitted Sources, from the Participating Bank to whom such prepayment was made; provided that, such reborrowing is within such Participating Bank's Available Facility C Commitment at the time of such reborrowing.

15.4.2.              Save as expressly set out in clause 6.4.1 above and clause
                     7.2.2 below, Partner may not reborrow any part of Facility A or Facility C which is prepaid.

15.4.3.              (a)    Partner may, by giving to the Facility Agent not
                            less than 5 (five) Business Days' prior notice to that effect, cancel the whole or any part of any Facility, any such cancellation to reduce the Available Commitments of each of the Participating
                            Banks under such Facility pro rata to their respective Commitments under such Facility.

                     (b) Any notice of cancellation given by Partner as aforesaid shall be irrevocable and shall specify the date upon which such cancellation is to be made, the Facility to be cancelled and the amount of such cancellation.

                     (c) Partner shall not be entitled to borrow any amount of a Facility which has been cancelled.

15.4.4. Any part of Facility B which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement; provided that, such reborrowing is within such Participating Bank's Available Facility B Commitment at the time of such reborrowing.

16.    MANDATORY PREPAYMENT

16.1.         NON-COMPLIANCE WITH CORRECTIVE MILESTONES

              [Deleted.]

16.2.         DISPOSALS

16.2.1. If Partner sells, transfers, lends, leases or otherwise disposes of any of its assets (including securities Partner holds (directly or indirectly) in any Subsidiary (for the removal of doubt, subject to any such disposal being permitted under the Facility Documents)), Partner shall prepay an amount equal to the Net Proceeds resulting from such sale, transfer, loan, lease or disposal (provided such Net Proceeds are greater than US $1,000,000 (one million United States Dollars) or its equivalent and, when aggregated with any other Net Proceeds received during the Financial Year in which the relevant Net Proceeds are received, exceed an aggregate amount equal to US $2,500,000 (two million five hundred thousand United States Dollars) or its equivalent) on the next Business Day after receipt of Net Proceeds from such sale, transfer, loan, lease or disposal.

                     For the purposes of this clause 7.2.1, in the event that any such sale of assets is made for full value for cash and that the proceeds of such sale have been applied within 30 (thirty) days after such sale in the acquisition or improvement of assets of the Business, then such sale of assets shall not constitute a disposal.

16.2.2. A mandatory prepayment made under clause 7.2.1 above, shall be capable of being reborrowed; provided that, such reborrowing is within the relevant Participating Bank's Available Facility A Commitment or Available Facility C Commitment, as applicable, at the time of such reborrowing.

16.3.         INVESTMENT BY PARTNER IN SUBSIDIARIES

              In the event Partner makes any investment, whether by way of share or loan capital (including guarantees) in any Subsidiary in the manner permitted under 16.37(a) (Loans, Guarantees and Investments in Subsidiaries) below which exceeds, in the aggregate, US $5,000,000 (five million United States Dollars) or its equivalent, and: (i) such investment was funded, directly or indirectly, from the proceeds of the Facilities; and (ii) Partner raises financing, at any time, by way of Permitted Loan Capital comprising debentures, Partner shall, within 10 (ten) Business Days after raising any such Permitted Loan Capital comprising debentures, mandatorily prepay to the Participating Banks all amounts raised as aforesaid until an amount equal to such excess over US $5,000,000 (five million United States Dollars) (together with all Interest, Linkage Differentials and other amounts accrued in connection therewith) has been prepaid. For the removal of doubt, a mandatory prepayment made under this clause 7.3 shall be capable of being reborrowed, provided that, such reborrowing is within the relevant Participating Bank's Available Facility A Commitment or Available Facility C Commitment, as the case may be, at the time of such reborrowing.

16.4.         TERMS FOR MANDATORY PREPAYMENT

16.4.1. Unless specifically otherwise stated in this Agreement, Partner shall not be entitled to reborrow any amount mandatorily prepaid.

16.4.2. In making a mandatory prepayment under this clause 7, Partner shall:

                     (a) make proportional prepayments to each of the Participating Banks in accordance with clause 4.5 (Outstandings in Proportion to Commitments) above;

                     (b) without derogating from (a) above, be at liberty to choose on account of which Facility or Facilities any such mandatory prepayment is being made, provided that:

                            (i) Partner shall give notice to the Facility Agent and to each of the Participating Banks as soon as reasonably practicable (and, in any event, at least 1 (one) Business Day before the date Partner is obliged to make any such prepayment) containing details of all amounts to be prepaid as aforesaid and the amount and currency of the Advances to be prepaid to the Participating Banks on a Facility-by-Facility basis;

                            (ii) in effecting any such mandatory prepayment, Partner shall ensure that the amount of any Advances outstanding to any Participating Bank under any Facility is not greater than such Participating Bank's Available Facility A Commitment, Available Facility B Commitment or Available Facility C Commitment (as the case may be); and

                            (iii) any mandatory prepayment shall be made together with any accrued but unpaid Interest on the amount being prepaid (including amounts payable on account of broken funding as referred to in clause 19 (Broken Funding) below), Linkage Differentials and all other amounts accrued in connection with such amount being prepaid; and

                     (c) in the event that Partner shall fail to elect to make a choice as referred to in clause 7.4.2 above in respect of any particular mandatory prepayment, then any such prepayment shall be paid to the Participating Banks pro rata to, and on account of, the

                            Original Dollar Amount of their respective outstanding Advances under each of Facility A and Facility C and pro rata as amongst each of such Advances, as at the date immediately before such mandatory prepayment is payable under the Facilities.

16.4.3. A mandatory prepayment of an Advance shall be made in the currency in which such Advance was made.

17.    INTEREST

17.1.         INTEREST RATE

              The rate of Interest on each Advance made under the Facilities for each Interest Period will be the percent per annum which is the aggregate of:

17.1.1.              the Margin (with respect to the relevant Facility); and

17.1.2. the Cost of Funds of the applicable Participating Bank in providing the relevant Advance.

              "COST OF FUNDS" shall mean, in relation to an Advance, the rate of Interest which is deemed by the relevant Participating Bank, providing such Advance, as reflecting such Participating Bank's cost, before the application of any margin, for the purpose of determining the rate of Interest to be charged by such Participating Bank in respect of loans of the same type as the Advance requested under the relevant Drawdown Request, to its customers in amounts similar to the amount requested as aforesaid and for similar periods as such drawing; provided that, with respect to NIS denominated Advances requested from a Participating Bank under a Drawdown Request designating that the applicable Interest rate be a fixed linked Interest rate, Partner shall be entitled on the date that it is notified by such Participating Bank of its Cost of Funds for such Advance, to notify such Participating Bank that instead of such Cost of Funds, as notified, the Cost of Funds shall be the Bond Rate. For the removal of doubt, in the event that a Participating Bank shall determine its Cost of Funds for any Advance under Facility A or Facility B on the basis of LIBOR, "LIBOR" shall have the meaning assigned to such term in clause 1.1.106 above.

17.2.         PAYMENT OF INTEREST

              Partner shall pay to each Participating Bank in respect of each Advance made by such Participating Bank all Interest accruing on such Advance during any Interest Period on the Interest Payment Date for such Interest Period.

17.3.         DEFAULT INTEREST

17.3.1. If Partner fails to pay any sum payable by it to a Participating Bank under a Facility Document on account of repayment or prepayment of an Advance, Interest thereon or Linkage Differentials or otherwise any other sum payable under any Facility Document (any such sum, "AN UNPAID SUM") on its due date, Interest shall accrue, notwithstanding that any Event of Default arising from such failure may be subsequently waived by the Participating Banks, on such unpaid sum from the due date up to the date of actual payment at the rate of Interest referred to in clause 8.1 (Interest Rate); provided that, if such unpaid sum is on account of:

                     (a) an Advance, or Linkage Differentials thereon (not constituting Interest), the Margin shall, for the removal of doubt, be, in relation to an Advance (or Linkage Differentials, as aforesaid, thereon) under Facility A or Facility B (or Linkage Differentials, as aforesaid, thereon), 2.9% (two point nine percent) or, if such Event of Default does not relate to the non-payment of monies and the Participating Banks waive their rights to declare the Advances due and payable as a result of such Event of Default as aforesaid, then 1.9% (one point nine percent) or, in relation to an Advance under Facility C (or Linkage Differentials, as aforesaid, thereon), 3.25% (three point two five percent) or, if such Event of Default does not relate to the non-payment of monies and the Participating Banks waive their rights to declare the Advances due and payable as a result of such Event of Default as aforesaid, then 2.25% (two point two five percent); or

                     (b) Interest, then such unpaid sum shall be deemed, for the purposes of calculating Interest as aforesaid, an Advance of the same type and currency and from the same Facility as that on which such Interest had accrued; or

                     (c) any amount payable under any Facility Document (save for repayment or prepayment of an Advance, Interest thereon or Linkage Differentials), then such unpaid sum shall be deemed, for the purpose of calculating Interest as aforesaid, an Advance under Facility B, denominated in the same currency in which such unpaid sum is payable and of such type as the relevant Participating Bank, acting reasonably, may elect);

                     provided that, if such unpaid sum, failed to be paid as aforesaid, remains owing after the relevant Repayment Date, Interest Payment Date or due date, as the case may be, or if such unpaid sum is, pursuant to this Agreement due and payable, then the relevant Participating Bank shall be entitled to determine its Cost of Funds (as referred to in clause 8.1 (Interest Rate) above) on the unpaid sum as at the date such sum became due and payable, as if the unpaid sum had, during the period of non-payment, constituted an Advance made by such Participating Bank of the same type, in the same currency and under the same Facility as such unpaid sum is on account of (or if such unpaid sum is not on account of any Advance, Linkage Differentials or Interest thereon, then such unpaid sum shall be deemed to be on account of an Advance under Facility B, denominated in the currency and of such type as referred to in paragraph (c) above of this clause 8.3.1) on such date and on the first day of each Interest Period (as defined below) therefor. The period beginning on such due date and ending on the date of actual payment shall be divided into successive periods, each of which (other than the first) shall start on the last day of such preceding period and the duration of which shall be selected by the relevant Participating Bank (such periods, "INTEREST PERIODS"). Any Interest accruing under this clause 8.3 shall be immediately due and payable by Partner on demand of the relevant Participating Bank.

17.3.2. Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

17.3.3. Reference to a "Participating Bank" and/or "the Participating Banks" in this clause 8.3 shall also be deemed to include a reference to such Participating Bank, whether in its capacity as such and whether in its capacity as Facility Agent and/or Arranger and/or Security Trustee and/or a Secured Creditor (as applicable).

17.3.4. Any unpaid sum (together with all Linkage Differentials in respect thereof) shall (for the purposes of this clause 8.3, clause 12.1 (Increased Costs) and clause 19 (Broken Funding Indemnity) together with any indemnities of Partner in this Agreement) be treated as an advance and accordingly in this clause 8.3, clause 12.1 (Increased Costs) and clause 19 (Broken Funding Indemnity) the term "ADVANCE" includes any unpaid sum (together with all Linkage Differentials in respect thereof) and the term "INTEREST PERIOD", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in this clause 8.3.

18.    SUBSTITUTE INTEREST RATES

18.1.         UNAVAILABLE OR INDETERMINABLE INTEREST RATE

              If and whenever, with respect to any Advance and any Interest Period relating thereto, at any time prior to such Interest Period, a Participating Bank determines that any rate determined pursuant to clause 8.1.2 above is not available or that such rate does not constitute an accurate base for the determination of the cost to such Participating Bank of such Advance, then such Participating Bank shall forthwith give notice ("A DETERMINATION NOTICE") of such event to Partner and to the Facility Agent (a Determination Notice to contain particulars of the relevant circumstances giving rise to its issue) and the Cost of Funds for such Advance for such Interest Period shall be determined in accordance with this clause 9 below.

18.2.         NEGOTIATIONS FOR DETERMINING ALTERNATIVE BASIS

              Within 5 (five) Business Days of receipt of such notification, the relevant Participating Bank and Partner shall enter into negotiations in good faith for a period of up to 30 (thirty) days with a view to agreeing an alternative basis for determining the Cost of Funds applicable to such Advance for such Interest Period.

18.3.         AGREED ALTERNATIVE BASIS

              Any alternative basis agreed under clause 9.2 (Negotiations for Determining Alternative Basis) above will be binding on Partner and such Participating Bank once agreed and effective from the commencement of the Interest Period concerned.

18.4.         FAILURE TO AGREE ON ALTERNATIVE BASIS

              If no alternative basis is agreed in accordance with clause 9.2 (Negotiations for Determining Alternative Basis) above, such Participating Bank shall certify on or before the last day of the Interest Period to which the notification relates, or, if earlier, within 10 (ten) days after the expiry of the 30 (thirty) day period referred to in clause 9.2 (Negotiations for Determining Alternative Basis) above an alternative basis for determining the Cost of Funds for such Interest Period of such Advance and so long as this clause 9 applies and no alternative basis has been agreed in accordance with clause 9.2 (Negotiations for Determining Alternative Basis) above, the Cost of Funds applicable to such Advance for the relevant Interest Period shall be the rate notified by such Participating Bank in accordance with this clause
              9.4 above.

18.5.         RETURN TO REGULAR DETERMINATION BASIS

              So long as any alternative basis is in force in accordance with this clause 9, the relevant Participating Bank shall, from time to time, but not less frequently than monthly, review with Partner whether or not the circumstances referred to in clause 9.1 (Unavailable or Indeterminable Interest Rate) still prevail with a view to returning to the normal provisions of this Agreement in relation to determining Cost of Funds as soon as reasonably practicable.

19.    COMMISSIONS, FEES AND EXPENSES

19.1.         COMMITMENT COMMISSION--FACILITY A AND FACILITY B

              Partner shall pay to each Participating Bank, with respect to Facility A and Facility B (taken together), a commitment commission of the Applicable Percentage (as defined in clause 10.2 (Applicable Percentage) below) per annum of the daily amount of the undrawn aggregate Commitments of the relevant Participating Bank with respect to Facility A and Facility B. For the removal of doubt, such commitment commission shall be calculated on the aggregate undrawn Commitments for Facility A and Facility B, taken together. The commitment commission under such Facilities shall be payable quarterly, in arrears, until the Termination Date. If the Termination Date shall not be a Quarter Day, then the Commitment commission in respect of the period commencing from the preceding Quarter Day to the Termination Date shall be paid on the Termination Date.

19.2.         APPLICABLE PERCENTAGE

              The Applicable Percentage shall be:

19.2.1. 0.125% (nought point one two five percent), in relation to the aggregate Commitments of a Participating Bank, with respect to Facility A and Facility B, of which at least 80% (eighty percent) thereof is being utilised by Partner;

19.2.2. 0.25% (nought point two five percent), in relation to the aggregate Commitments of a Participating Bank, with respect to Facility A and Facility B, of which less than 80% (eighty percent) but more than 50% (fifty percent) thereof is being utilised by Partner;

19.2.3. 0.375% (nought point three seven five percent), in relation to the aggregate Commitments of a Participating Bank, with respect to Facility A and Facility B, of which 50% (fifty percent) or a lower percentage thereof is being utilised by Partner.

10.2A.        COMMITMENT COMMISSION--FACILITY C

              Partner shall pay to each Participating Bank a commitment commission at the rate of 0.35% (nought point three five percent) per annum of the daily amount of the undrawn Commitment of the relevant Participating Bank under Facility C. The commitment commission shall accrue from the Commencement Date and shall be payable quarterly, in arrears, until the Termination Date. If the Termination Date shall not be a Quarter Day, then the Commitment commission in respect of the period commencing from the preceding Quarter Day to the Termination Date shall be paid on the Termination Date.

19.3.         ANNUAL PAYMENT TO SECURITY TRUSTEE

              Partner shall pay to the Security Trustee for its own account the fees specified in the letter dated 9 July 2000 from the Security Trustee to Partner at the times and in the amounts specified in such letter.

19.4.         FACILITY AGENT'S FEE

              Partner shall pay to the Facility Agent for its own account the fees specified in the letter dated 9 July 2000 from the Facility Agent to Partner at the times and in the amounts specified in such letter.

19.5.         PAYMENT OF UPFRONT FEE

              [Deleted.]

10.5A         COORDINATING AGENT'S FEE

              Partner shall pay to the Coordinating Agent the fees specified in the letter dated as of 31 December 2002 from the Coordinating Agent to Partner at the times and in the amounts specified in such letter.

19.6.         EXPENSES

19.6.1. Partner shall pay to the Facility Agent on demand all costs and expenses (including, without limitation, legal fees for external counsel and of an independent engineer and other out-of-pocket expenses) incurred by the Agents in connection with the negotiation, preparation and execution of the Facility Documents and all amendments or restatements to any of the Facility Documents and the completion of the transactions therein contemplated, subject to such limits (if any) agreed in writing between Partner and the Facility Agent. All expenses payable pursuant to this clause 10.6.1 shall be paid together with VAT (if any) thereon.

19.6.2. Partner shall, from time to time, on demand, reimburse each Agent or Participating Bank for all costs and expenses (including, without limitation, legal fees for external counsel and other out-of-pocket expenses) incurred in connection with the preservation and/or enforcement of any of the rights of the Participating Banks and the Agents under the Facility Documents. All expenses payable pursuant to this clause 10.6.2 shall be paid together with VAT (if any) thereon.

19.7.         STAMP TAXES

              Partner shall pay all stamp, documentary, registration or other like duties or Taxes imposed on or payable in connection with the this Agreement or any of the Facility Documents and shall indemnify the Agents and the Participating Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such duties or Taxes.

19.8.         CUSTOMARY COMMISSIONS AND CHARGES

              Partner shall pay to each Participating Bank their respective commissions, fees and reasonable expenses usually payable to banks in connection with banking transactions to be performed by the relevant Participating Banks, in connection with the Facilities.

20.    TAXES

20.1.         TAX GROSS-UP

              All payments to be made by each Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of Tax unless the relevant Obligor is required by law to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such Finance Party receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

20.2.         NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

              If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall as soon as reasonably practicable notify the relevant Finance Party.

20.3.         EVIDENCE OF PAYMENT OF TAX

              If any Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent and to the Finance Party, to whom a payment has been made, which required any such deduction or withholding, as soon as reasonably practicable after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of the payment made to such Finance Party.

20.4.         TAX SAVING

                     (a) In the event that, following the imposition of any Tax on any payment by any Obligor in consequence of which the relevant Obligor is required under clause
                            11.1 (Tax Gross-Up) above to pay such tax or to pay any additional amount in respect of it, any Finance Party shall in its sole opinion and based on its own interpretation of any relevant laws or regulations (but acting in good faith) receive or be granted a repayment of Tax or a credit against or remission for or deduction from or in respect of any Tax payable by it, taking into account all tax jurisdictions applicable to the Finance Party and any direct or indirect controlling shareholders of the Finance Party (any of the foregoing, to the extent so reasonably identifiable and quantifiable, being referred to as a "SAVING"), such Finance Party shall, to the extent that it can do so without prejudice to the retention of the relevant saving and subject to the relevant Obligor's obligation to repay the amount to such Finance Party if the relevant saving is subsequently disallowed or cancelled (which repayment shall be made promptly on receipt of notice by the relevant Obligor from such person of such disallowance or cancellation), reimburse the relevant Obligor promptly after receipt of such saving by such person with such amount as such person shall in its sole opinion but in good faith have concluded to be the finally determined amount or value of the relevant saving.

                     (b) Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its tax and other affairs in whatever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim relief from Tax on its corporate profits, or from any similar Tax liability, in respect of the Tax, or to claim relief in priority to any other claims, reliefs, credits or deductions available to it or to disclose details of its Tax affairs. No Finance Party shall be required to disclose any confidential information relating to the organisation of its affairs.

                     (c) Each Finance Party will notify the relevant Obligor promptly of the receipt by such person of any saving and of such Finance Party's opinion as to the amount or value of that saving.

21.    INCREASED COSTS

21.1.         INCREASED COSTS

              Subject to clause 12.2 (Exceptions) below, if, by reason of:

              (a) any change in or the introduction of, or any change in the interpretation, administration or application by any competent court, authority or organisation in the relevant jurisdiction generally of, any law, regulation or treaty or in or of any official directive, guideline or official request from, or the rules of, any governmental, fiscal, monetary or regulatory (including self-regulatory) authority, organisation or agency (including, position (guidelines) of the Examiner of Banks with respect to proper conduct of bank affairs ("Nihul Bankai Takin") (whether or not having, in any such case, the force of law but, if not having the force of law, being a regulation, treaty, official directive, guidelines, official request or rule which it is the practice of banks in the relevant jurisdiction to comply with) after the date of this Agreement which affects banks or financial institutions of the same type as any Finance Party in that jurisdiction; or

              (b) compliance by any Finance Party (or its Holding Company) with any such change or introduction;

              including, in each case, those relating to Taxation, reserves, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary or regulatory controls:

              (i) any Finance Party (or any Holding Company of such Finance Party) incurs an increased cost as a result of its (or such Holding Company's) having entered into, and/or performing and/or maintaining and/or funding its (or such Holding Company's) obligations under, any Facility Document; or

              (ii) any Finance Party (or any Holding Company of such Finance Party) incurs an increased cost in making, funding or maintaining all or any Advances comprised in a class of Advances formed by or including its (or such Holding Company's) participation in some or all of the Advances made or to be made under this Agreement; or

              (iii) any amount receivable by any Finance Party under any Facility Document is reduced (save to the extent matched by a reduction in the cost of providing the Facilities) or the effective rate of return to any Finance Party (or any Holding Company of such Finance Party) under any Facility Document or on its (or such Holding Company's) capital employed for the purposes of this Agreement is reduced; or

              (iv) any Finance Party (or any Holding Company of such Finance Party) makes any payment or forgoes any Interest or other return on or calculated by reference to any amount received or receivable by it (or by such Holding Company) from any Obligor or the Facility Agent or the Security Trustee or any other Finance Party under any Facility Document;

              and such increased cost (or the relevant proportion thereof), reduction, payment, forgone Interest or other return is not compensated for by any other provision of this Agreement, then and in each such case:

              (A) such Finance Party shall notify Partner of that event promptly upon its becoming aware of the event including, in reasonable detail, particulars of the event; and


              (B) within 5 (five) Business Days after receipt by Partner of a demand from time to time by such Finance Party accompanied by a certificate of such Finance Party specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail, Partner shall pay to such Finance Party (or, as the case may be, Holding Company of such Finance Party) such amount as shall compensate such Finance Party (or such Holding Company) for such increased cost (or, in the case of
                            (iii) above, the portion of such increased cost as is attributable to its making, funding or maintaining Advances), reduction, payment or forgone Interest or other return. Nothing in this clause
                            12.1 shall oblige any Finance Party (or any Holding Company of such Bank) to disclose any confidential information relating to the organisation of its affairs.

21.2.         EXCEPTIONS

              Clause 12.1 (Increased Costs) above shall not apply so as to oblige Partner to compensate any Finance Party for any increased cost, reduction, payment or forgone Interest or other return resulting from any change in or the introduction of, or any change in the interpretation or application of, any law, regulation, treaty, directive, request or rules relating to, or any change in the rate of, Tax on Overall Net Income of such Finance Party.

22.    ILLEGALITY

       If any change in, or the introduction of, any law, regulation, treaty or official directive, guideline, official request or rule of any governmental, fiscal, monetary or regulatory (including self regulatory) authority, organisation or agency (including, position (guidelines) of the Examiner of Banks with respect to proper conduct of bank affairs ("Nihul Bankai Takin") having jurisdiction (whether or not having, in any such case, the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) (together "LAWS"), or any change in the interpretation, administration or application of Laws by a competent court or the relevant authority, organisation or agency or compliance by any Finance Party with any such change or introduction of Laws or change in interpretation, administration or application of Laws, shall make it (or make it apparent that it is) unlawful or a breach of Laws for any Finance Party to make available or fund or maintain the Advances or any part of the Advances under this Agreement or to give effect to its obligations and exercise its rights as contemplated by this Agreement, that Finance Party may, by notice to Partner, with a copy sent to the Facility Agent, declare that to the extent necessary to avoid any such illegality or breach of Laws its obligations to Partner under the Facility Documents shall be terminated forthwith or, if later, on the latest date to which the obligations may remain in effect without causing such Finance Party to be in breach of Laws, whereupon:

       (a) PREPAY: Partner will forthwith, or by such later date as shall be immediately prior to the illegality or breach in question taking effect, prepay all outstanding Advances made by such Finance Party together with all Interest and other charges accrued thereon to the date of the prepayment (as well as amounts payable under clause 19 (Broken Funding Indemnity) below) and all other amounts payable to such Finance Party under the Facility Documents as shall be necessary to avoid any such illegality or breach by such Finance Party of any Laws; and

       (b) COMMITMENTS: to the extent necessary to avoid any such illegality or breach of Laws such Finance Party's Commitments shall be cancelled and reduced to nil.

23.    MITIGATION

23.1.         MITIGATION

              If circumstances arise in respect of any Finance Party which would, or upon the giving of notice would, result in the operation of clause 9 (Substitute Interest Rates), 11 (Taxes), 12 (Increased Costs) or 13 (Illegality) to the detriment of Partner, such Finance Party shall promptly upon becoming aware of the same notify Partner and, upon the written request of Partner, shall enter into discussions with Partner with a view to determining what mitigating action might be taken by such Finance Party, including transfer of its participation in the Facilities and its Commitments to another bank or financial institution.

              Without limiting or reducing the obligations of the Obligors (or any of them) under clauses 9 (Substitute Interest Rates), 11 (Taxes), 12 (Increased Costs) or 13 (Illegality), the relevant Finance Party shall, upon the written request of Partner, take such reasonable steps as may be practical and open to it to mitigate or remove the effects of such circumstances or transfer of its participation in the Facilities and its Commitment to another bank or financial institution reasonably acceptable to Partner or the restructuring of its participation in this Agreement in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, Participating Banks and Partner, provided that nothing in this clause 14.1 shall oblige any Finance Party to take any such step if, in the opinion of such Finance Party (such opinion being conclusive) any such step might reasonably be expected to have an adverse effect upon its business, operations or financial condition or the management of its Tax affairs or its return in relation to the outstanding Advances made by it or cause it to incur any material costs or expenses.

23.2.         REPLACEMENT OF A BANK

              If such circumstances as are referred to in clause 14.1 (Mitigation) shall arise, the Facility Agent, at the request of Partner, will consult with Partner with a view to identifying and approaching bank(s) and financial institution(s) acceptable to Partner who may be willing to become party to this Agreement as Participating Bank(s) in replacement for the relevant Participating Bank(s).

24.    REPRESENTATIONS AND WARRANTIES

24.1.         REPRESENTATIONS AND WARRANTIES

              Partner, in respect of itself and each other Obligor, and each other Obligor in respect of itself, makes the representations and warranties set out in this clause 15 to each of the Finance Parties.

24.2.         STATUS

              It is a company limited by shares, duly incorporated and validly existing under the laws of the place of its incorporation and has the power to own its property and assets and carry on its business as it is now being and will be conducted. No event has occurred with respect of it which would constitute an Event of Default under clause 17.8 (Winding-Up) below were the proviso to such clause deleted.

24.3.         POWERS AND AUTHORITY

              It has the power to enter into and perform the Facility Documents and Material Contracts to which it is a party and the transactions to be implemented pursuant thereto and has taken all necessary action to authorise the entry into and performance of those documents and transactions. Without limiting the generality of the aforegoing, Partner represents and warrants that: (a) it has power to enter into all Facility Documents to which it is a party and to perform its obligations thereunder and hereunder and has taken all necessary action to authorise the entry into and performance of the transactions contemplated thereunder and hereunder; and (b) this Agreement constitutes its legal, valid, binding and enforceable obligations.

24.4.         LEGAL VALIDITY

              Each Facility Document and Material Contract to which it is at any time a party (when executed by it or on its behalf) constitutes its legal, valid, binding and enforceable obligations and (without limiting the generality of the foregoing) each Security Document to which it is a party validly and effectively creates the Encumbrances which that Security Document purports to create or, as the case may be, accurately evidences an Encumbrance which has been validly created, in each case subject to the Reservations.

24.5.         NON-CONFLICT

              The entry into and performance of each Facility Document and Material Contract to which it is a party and the transactions to be implemented pursuant thereto do not and will not conflict with:

              (a) any law or regulation or any official or judicial order applicable to it, in any respect, or

              (b) its constitutional documents or any of its resolutions (having current effect) in any respect, or

              (c) any agreement or instrument to which it or any Subsidiary of it is a party or which is binding upon any of them or on its assets or those of any such Subsidiary, in such a manner or to such an extent which would be reasonably likely to have a Material Adverse Effect or in a manner or to an extent which is reasonably likely to result in any liability on the part of any of the Finance Parties to any third party by reason of any such conflict, nor will it result in the creation or imposition of any Encumbrance on any of its assets or those of any of its Subsidiaries (save for any Encumbrance created pursuant to the Security Documents).

24.6.         NO DEFAULT

              (a) No Event of Default has occurred and is continuing which has not been waived; and

              (b) No event has occurred and is continuing which has not been waived and which constitutes or which, with the giving of notice, expiry of any cure period, determination of materiality or satisfaction of any other condition in each case provided for in any such agreement or document, is reasonably likely to constitute a default under or in respect of any other agreement or document to which it or any Subsidiary of it is a party in such a manner or to such an extent which would be reasonably likely to have a Material Adverse Effect.

24.7.         CONSENTS

              (a) All Authorisations, exemptions and other matters required by law (including, for the avoidance of doubt, the Licence) for or in consequence of the entry into and performance by it of and/or the validity of any of the Facility Documents or Material Contracts to which it is a party or the transactions to be implemented pursuant thereto, the failure to obtain or effect which would be reasonably likely materially to affect the interests of the Participating Banks under the Facility Documents, have been obtained or effected or will be obtained or effected prior to the date required by law, save for registration with the Pledges Registry, the Registrar of Companies, the Land Registry and the Patents Registry, as applicable.

              (b) The Licence is in full force and effect and each Obligor is in compliance in all material respects with all provisions thereof such that the Licence is not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by any competent authority. The period of the Licence is until 1 February 2022. All the Authorisations are in full force and effect, it is in compliance in all material respects with all provisions thereof and the Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority. To the best of its knowledge, it is not aware of any material breach of any Authorisation.

24.8.         ACCOUNTS

              (a) Its Accounts most recently delivered to the Coordinating Agent (or, if prior to the Commencement Date, to the Facility Agent) and, where applicable, the Participating Banks under clause 16.2.1 below, for the members of the Group have been prepared, save as disclosed in notes to or accompanying those Accounts, in accordance with the provisions of clause 16.5 (Accounting Standards) below and fairly present in all material respects its and (if consolidated Accounts) its Subsidiaries' financial position as at the date to which the same were prepared and/or (as appropriate) the results of operations and (in the case of annual Accounts) changes in financial position during the Accounting Period, subject, in the case of half yearly and quarterly Accounts, to normal year end adjustments made in accordance with Applicable Accounting Principles.

              (b) Save for any disposal or acquisition of any interest in any company or any business or any merger of any members of the Group, or any dissolution or liquidation of any member of the Group (in each case as permitted by the terms hereof), each of the consolidated Accounts of the Group delivered to the Coordinating Agent (or, if prior to the Commencement Date, to the Facility Agent) and, where applicable, the Participating Banks under clause 16.2.1 below includes or consolidates into such Accounts the results of each member of the Group for the relevant Accounting Period.

              (c) All forecasts and projections contained in the Business Plan delivered to the Coordinating Agent (or, if prior to the Commencement Date, to the Facility Agent) and, where applicable, the Participating Banks under clause 16.2.1 below were arrived at after careful consideration, were fair and were based on reasonable grounds and as at the date of their delivery to the Coordinating Agent (or, if prior to the Commencement Date, to the Facility Agent) and, where applicable, the Participating Banks were not misleading in any material respect.

              (d) Nothing has occurred since the date of signature of the Amending and Rescheduling Agreement or, if later, the date of the audited consolidated Accounts most recently delivered to the Coordinating Agent (or, if prior to the Commencement Date, to the Facility Agent) and, where applicable, the Participating Banks pursuant to clause
                     16.2.1 below which would have a material adverse effect on the business, operations or financial condition of the Group (taken as a whole) (other than as contemplated in the Business Plan) (for which purposes the Facility Agent shall consult with Partner prior to any determination as to the occurrence of such an effect).

24.9.         LITIGATION

              Except as described in SCHEDULE 17 (Claims served on Partner or any of its Subsidiaries) or specifically stated in the notes to the latest set of Accounts of Partner delivered to the Facility Agent before the Commencement Date, no litigation, arbitration or administrative or regulatory proceedings or investigations for which process or initiation claims have been served on it or any of its Subsidiaries are current and, to its knowledge, no litigation, arbitration, administrative or regulatory proceedings involving it or any of its Subsidiaries are pending or threatened which, if adversely determined, would have a Material Adverse Effect or which involves a liquidated claim or alleged liability which is likely to be in excess of US $15,000,000 (fifteen million United States Dollars) or its equivalent.

24.10.        TAX LIABILITIES

              Except as described in SCHEDULE 18 (Tax Claims asserted against Partner or any of its Subsidiaries) or specifically stated in the notes to the latest set of Accounts of Partner delivered to the Facility Agent before the Commencement Date, no claims are being asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Subsidiary, in each case, which, if so adversely determined, would have a Material Adverse Effect. It is not materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it for non-payment, or a claim for payment, non-payment of which would in each such case have a Material Adverse Effect.

24.11.        ENCUMBRANCE

              No Encumbrance exists over its or any of its Subsidiaries' assets which would cause a breach of clause 16.6 (Negative Pledge) below.

24.12.        BUSINESS PLAN

              Any factual information provided by an Obligor for the purposes of the Business Plan was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. All forecasts and projections contained in the Business Plan are fair and were prepared on the basis of recent historical information and on the basis of reasonable assumptions. Nothing has occurred or been omitted from the Business Plan and no information has been given or withheld that results in the information contained in the Business Plan being untrue or misleading in any material respect.

24.13.        OWNERSHIP OF ASSETS

              As at the time this representation is given or repeated, it has good title to or valid leases or licences of or is otherwise lawfully entitled to use all material assets necessary to conduct its business as and to the extent conducted by it at such time.

24.14.        DOCUMENTS

              The documents delivered to the Facility Agent by or on behalf of any Obligor pursuant to clause 3 (Conditions Precedent) of the Original Facility Agreement, clause 3 (Conditions Precedent) of the Amending and Rescheduling Agreement, clause 3 of the Amending Agreement dated as of 31 December 2002 and under any other provision of the Facility Documents were genuine and in the case of copy documents, were at the date of delivery true, complete and accurate copies in all material respects, of originals which had not been amended, varied, supplemented or superseded in any way which would be likely materially to affect the interests of the Finance Parties under the Facility Documents.

24.15.        INTELLECTUAL PROPERTY RIGHTS

              (a) It (or another Obligor) owns or has the legal right to use all the Intellectual Property Rights which are material to the Business and the conduct of the business of any member of the Group from time to time or are required by it in order for it to carry on its business in all material respects as it is then being conducted and as far as it is aware it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would have a Material Adverse Effect.

              (b) None of the Intellectual Property Rights which are material in the context of the business of any member of the Group is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which would be reasonably likely to have a Material Adverse Effect.

              (c) All registered Intellectual Property Rights owned by it and which are material to the conduct of the business of any member of the Group are subsisting and in full force and effect.

24.16.        ENVIRONMENTAL MATTERS

              (a) It: (i) has obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and (ii) has at all times complied with the terms and conditions of such Environmental Licences and (iii) has at all times complied with all other applicable Environmental Law, which in each such case, if not obtained or complied with, would have a Material Adverse Effect.

              (b) There is no Environmental Claim pending or threatened against that Obligor which is reasonably likely to be decided against that Obligor and which, if so decided, would have a Material Adverse Effect.

              (c) So far as each Obligor is aware, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by any Obligor or any of its Subsidiaries and including any offsite waste management or disposal location utilised by any Obligor or any such Subsidiary) in circumstances where this would be reasonably likely to result in a liability on any Obligor which would have a Material Adverse Effect.

24.17.        RANKING OF SECURITY

              The security conferred by the Security Documents constitutes a priority security interest of the type therein described over the security assets therein referred to which are not subject to any prior or pari passu Encumbrances except as permitted by clause
              16.6 (Negative Pledge) below.

24.18.        MATERIAL CONTRACTS

              (a) The Material Contracts to which any Obligor is party are in full force and effect.

              (b) No Obligor is and, so far as it is aware (after having made all reasonable enquiries within the relevant Obligor), no Counterparty is, in breach of any material term of any Material Contracts.

              (c) There are no material disputes subsisting between any Obligor and any other party to any Material Contract.

              (d) No waivers have been granted by or in favour of any Obligor pursuant to any material term of any Material Contract in any respect which would be reasonably likely to be adverse to the interests of the Participating Banks under the Facility Documents.

              (e) No material amendments have been made to any Material Contract in any respect which would be reasonably likely to be adverse to the interests of the Participating Banks under the Facility Documents, save for amendments on or prior to the date of signature of the Amending and Rescheduling Agreement which have been disclosed to the Facility Agent in writing prior to the date thereof.

              (f) There are no other agreements which are material to the Business (or any part thereof) and would be reasonably likely to affect adversely the decision of a Participating Bank when considering the provision of the Facilities on the terms and subject to the conditions set out herein.

24.19.        OWNERSHIP OF PARTNER

              The share capital in Partner is owned by the Shareholders in the respective percentages as set out in Schedule 9 (Principal Shareholders of Partner) and Partner has no Subsidiaries save for the Guarantors.

24.20.        BORROWINGS

              No Obligor has any Borrowings other than Borrowings which qualify as Permitted Borrowings.

24.21.        REPETITION

              The representations and warranties set out in this clause 15 shall survive the execution of the Amending and Rescheduling Agreement and the making of each Advance hereunder and shall be deemed to be repeated on the Commencement Date and (except in the case of the second sentence of clause 15.2 (Status), clauses 15.7 (Consents), 15.8(d) (Accounts), 15.9 (Litigation), 15.12 (Business Plan),
              15.14 (Documents), 15.18 (Material Contracts), 15.19 (Ownership of Partner) and 15.20 (Borrowings)) shall be deemed to be repeated on the date of delivery of each Drawdown Request hereunder and on each date on which Advance is made and on the first day of each Interest Period, with reference to the facts and circumstances then subsisting, as if made at each such time.

25.    UNDERTAKINGS

25.1.         DURATION

              The undertakings in this clause 16 shall remain in force so long as any amount is or may be outstanding under any Facility Document or any Commitment is in force.

25.2.         FINANCIAL INFORMATION

25.2.1. Partner shall furnish or procure that there shall be furnished to the Participating Banks and the Coordinating
                    Agent:

                     (a) as soon as the Accounts referred to in (i) and (ii) below are published (and in any event within 120 (one hundred and twenty) days) after the end of each annual Accounting Period):

                            (i) the audited consolidated Accounts of the Group for that financial year (which shall include notes setting out nominal NIS figures); and

                            (ii) in the case of Partner and each Subsidiary of Partner, the non-consolidated audited Accounts for that financial year for Partner and for each Subsidiary of Partner;

                     (b) as soon as practicable (and in any event within 70 (seventy days)) after the end of the first half-year of each of its financial years, the unaudited non-consolidated reviewed Accounts of Partner and of each Subsidiary of Partner, for that half-year;

                     (c) as soon as practicable (and in any event within 45 (forty-five) days after the end of each of the first 3 (three) Quarters), the unaudited non-consolidated reviewed financial statements of Partner and the unaudited consolidated reviewed Accounts of Partner, for that Quarter;

                     (d) as soon as practicable (and in any event within 45 (forty-five) days after the end of each Quarter, a report in an agreed form setting out statistics covering the level of, inter alia, subscribers, subscriber penetration, build-out, revenue per subscriber, churn and Capital Expenditure of Partner for that Quarter and on a cumulative basis for the calendar year in which such Quarter falls, such reports to distinguish between subscribers for each of GSM and 3rd Generation UMTS and Capital Expenditure in the 3rd Generation UMTS network;

                     (e) at the same time as the annual and semi-annual Accounts are delivered pursuant to paragraph (a) above, a certificate of the Auditors, in a form reasonably satisfactory to the Instructing Group:

                           (i)      setting out in reasonable detail
                                    computations establishing, as at the date of such Accounts, whether each of the financial ratios set out in clause 16.32 (Financial Undertakings) below were complied with; and

                           (ii)     setting out in reasonable detail
                                    computations establishing the Excess Cash
                                    Flow as at the date of such Accounts; and

                           (iii) stating that the Auditors did not, in the course of their audit or review, as applicable, discover any breach of the obligations set out in clause 16.32 (Financial Undertakings) below;

                            All Accounts as aforesaid shall, in addition to any other requirements under this clause 16.2.1, contain all the notes and be accompanied by all the certificates referred to in clause 1.2.2 above;

                           (f) not less than 15 (fifteen) days nor more than 90 (ninety) days before the end of each annual Accounting Period, a revised business plan and revised cash flow projections approved by the Board of Directors of Partner containing cash flow projections to 30 June 2009 in substantially the same form as in the Business Plan; provided that the obligation to provide the revised business plan and cash flow projections referred to in this paragraph (f) shall cease on the date on which Partner has repaid at least 75% (seventy-five percent) of the Facilities, such that the aggregate Commitments shall be no more than 25% (twenty-five percent) of the aggregate Facilities as at the Commencement Date; provided that, in respect of the one year Ratio Period immediately preceding such date, the Margin for Facility A and Facility B has in accordance with clause 1.1.114 above been reduced to 0.7% (nought point seven percent).

25.2.2.       Partner shall supply to the Coordinating Agent:

                  (a) together with the quarterly Accounts specified in clause 16.2.1 above; and

                  (b) (in the case of paragraph (iii) below,) promptly at any other time, if the Coordinating Agent so reasonably requests,

                  a certificate signed by the Chief Financial Officer of Partner on its behalf setting out in reasonable detail computations establishing, as at the date of such Accounts, whether each of the financial ratios set out in clause 16.32 (Financial Undertakings) below were complied with and certifying that:

                  (i) the relevant Accounts fairly present (in relation to the relevant Accounting Period), the financial position of the relevant Obligor;

                  (ii) the relevant Accounts were prepared in accordance with the Applicable Accounting Principles; and

                  (iii) no Event of Default or Potential Event of Default is outstanding or, if an Event of Default or Potential Event of Default is outstanding, specifying the Event of Default or Potential Event of Default and the steps, if any, being taken to remedy it.

                  (c) together with the quarterly Accounts specified in clause 16.2.1 above, as to the amount of Partner's Excess Cash Flow for such Quarter.

25.2.3. If in the course of any annual Accounting Period Partner updates or revises any of the assumptions underlying the projections furnished to the Participating Banks pursuant to clause 16.2.1(f) above in any material respect, Partner shall furnish or procure that there shall be furnished to the Participating Banks such updated assumptions.

25.2.4. The format of any financial reports (including, annual audited accounts, quarterly reports and the such like) to be delivered under this clause 16.2.1 shall, in addition, be in a format consistent with the Business Plan.

25.2.5. As soon as practicable (and, in any event, within 5 (five) Business Days after the end of each Quarter), Partner shall send to the Coordinating Agent (with sufficient copies for each of the Participating Banks):

                  (a) a certificate signed by Partner's General Manager and Chief Financial Officer certifying that Partner is in full compliance with all of the terms and conditions of each of the Facility Documents and if not so in compliance, specifying the relevant non-compliance and the steps, if any, being taken to remedy it;

                  (b) a report certified by the General Manager and Chief Financial Officer of Partner detailing the occurrences of any of the following that have taken place during the preceding Quarter:

                           (i) a Permitted Investment made or resolved to be made by Partner in an aggregate amount equal to or in excess of US $10,000,000 (ten million United States Dollars);

                           (ii) the receipt of any Permitted Borrowing (save for Permitted Borrowings as referred to in clauses 1.1.126(a) and (f)) that has taken place (including, the entering into of any agreement whereunder Partner may receive any Permitted Borrowing), the amount of which Permitted Borrowing equals or exceeds US $2,500,000 (two million five hundred thousand United States Dollars), as well as the receipt of any type of Permitted Borrowings, the cumulative aggregate of which equals or exceeds US $10,000,000 (ten million United States Dollars));

                           (iii) a resolution of any organ of Partner to make, or evidencing any intention to make, whether conditionally or unconditionally, preparations for the issuance of a prospectus and/or any offer to the public (whether or not any such offer requires the approval or publication of a prospectus), in any jurisdiction, relating to the sale or offer of any securities or debentures of Partner;

                           (iv) any loans, guarantees or investments made by Partner as referred to in clause 16.37 (Loans, Guarantees and Investments in Subsidiaries) below;

                           (v) any disposal as referred to in clause 7.2.1 above, the Dollar Amount (or, if denominated in a currency other than US Dollars, the Dollar equivalent) of the Net Proceeds of which exceeds when aggregated with the Net Proceeds of all such other disposals in the Fiscal Year in which such Quarter occurs, US $2,500,000 (two million five hundred thousand United States Dollars).

25.2.6. Partner's ability to make any Permitted Investment under this Agreement will be conditional upon such Permitted Investment being first pledged in favour of the Security Trustee (acting as trustee for itself and for the Secured Creditors) by way of a first pledge and charge under the Debenture or any other charge, in a form satisfactory to the Security Trustee.

25.2.7. Without derogating from any other obligations imposed on Partner under this Agreement to provide information, Partner shall furnish to the Facility Agent and the Coordinating Agent (with sufficient copies for each of the Participating Banks):

                     (i) promptly, all filings, documents, forms, reports and notices filed by or on behalf of Partner, or by any of its Shareholders with respect to Partner (to the extent Partner is aware of such Shareholders' filing), with the US Securities and Exchange Commission, the London Stock Exchange, NASDAQ, any other stock exchange or any securities regulatory authority, from time to time; and

                     (ii) promptly, all such other information as shall reasonably be requested, from time to time, by any of the Participating Banks.

                     (iii)  as soon as practicable (and in any event within 5
                            (five) Business Days) after each Quarter, a report setting out in a form as set out in SCHEDULE 19 (Quarterly Report), details of:

                           (a) with respect to each of Facility A and Facility C, all Drawdown Requests made during the preceding Quarter (such information to include the amount of the Advance requested by Partner under each such Drawdown Request, the currency of the Advance requested as aforesaid, the amount and/or currency advanced by a Participating Bank if different to that requested under the relevant Drawdown Request, the type of Advance and rate of Interest applicable and the identity of the Participating Banks to whom such Drawdown Requests were made) and, with respect to Facility B, the aggregate amount of Advances requested by Partner from each Participating Bank during the preceding Quarter (such information to include the aggregate of Advances classified also in accordance with each currency, each type of Advance and each type of rate of Interest applicable). Each Participating Bank shall after receipt of such report, advise Partner in writing (with a copy to the Coordinating Agent) as to whether such report, to the extent relating to such Participating Bank, is accurate and, if not, shall indicate which part of such report is inaccurate;

                           (b) all payments made during the preceding Quarter by Partner under the Facilities (or, in the case of Facility B, the aggregate of such payments during such Quarter), specifying the identity of the Participating Banks to whom any such payments were made, the currency of such payment, the amount of such payment, whether such payments were made on account of Interest, Linkage Differentials, if applicable, principal of the outstanding Advances or on account of any other amount, whether, in the case of a prepayment pursuant to clause 6 (Voluntary Prepayment and Reborrowing) above, any of such payments were made from a Permitted Source (and, if so, a copy of the certificate referred to in clause 6 (Voluntary Prepayment and Reborrowing) above relating thereto shall be attached to such report), or a mandatory prepayment (together with details thereof) and which of the Facilities any of such payments were made on account of);

                           (c) the outstanding amounts owed by Partner to each Participating Bank under each of the
                                    Facilities: (i) expressed in US Dollars (or, if denominated in NIS or Euros, in their Dollar equivalent); (ii) expressed in the currency of which such amounts are due; and
                                    (iii) specifying the percentage of the
                                    Amount of the Outstanding A and B Advances
                                    (as defined in clause 2.1.2 above)
                                    denominated in each of US Dollars, Euros and NIS as at the Quarter Day for such Quarter.

25.3.    INFORMATION-MISCELLANEOUS

         Partner shall furnish or procure that there shall be furnished to the Facility Agent in sufficient copies for each of the Participating
         Banks:

         (a) promptly, all notices, reports or other documents required by statute or any applicable rules to be despatched by any Obligor to its shareholders generally (or any class of them) and all notices, reports or other documents relating to the financial difficulties or debt obligations of any Obligor despatched by or on behalf of any Obligor to its creditors generally (in their capacity as creditors);

         (b) as soon as the same are instituted or, to its knowledge, threatened, details of any litigation, arbitration or administrative proceedings involving it or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect or which involves a liquidated claim or alleged liability which is likely to be in excess of US $15,000,000 (fifteen million United States Dollars) or its equivalent;

         (c) promptly, such further information regarding its financial condition, business and assets and that of the Group and/or any member thereof (including any requested amplification or explanation of any item in any Accounts, any business plan, forecasts, projection or other material provided by any Obligor hereunder) as the Facility Agent or any Participating Bank may reasonably request from time to time provided that where any information is subject to a confidentiality agreement entered into by the relevant member of the Group in the ordinary course of its business, it shall use its reasonable endeavours to obtain, or shall procure that the relevant member of the Group uses its reasonable endeavours to obtain, consent to disclose such information but if such consent is not forthcoming, this clause 16.3 will not be breached by the failure to deliver the information subject to the confidentiality agreement with someone other than a Restricted Person;

         (d) promptly, upon being notified of the same, details of the occurrence of a Change of Ownership or details of any proposed Change of Ownership of which it is aware;

         (e) promptly on request by the Facility Agent, a copy of any agreements and arrangements between the Shareholders (or any Affiliates of the Shareholders) which may replace or amend the Shareholders Agreement.

25.4.    AUDIT AND ACCOUNTING DATES

         Partner  will ensure that:

         (a) the annual Accounts to be delivered to the Coordinating Agent and the Participating Banks pursuant to clause 16.2.1 above are audited by the Auditors;

         (b)      each Obligor shall at all times have duly appointed Auditors;
                  and

         (c) Partner will not, and no Obligor will, change its financial year end without the prior written consent of the Facility Agent other than (in the case of any other Obligor) to conform its financial year end to that of Partner.

25.5.    ACCOUNTING STANDARDS

         (a)      Partner will ensure that:

                  (i) all Accounts shall be prepared in accordance with the Applicable Accounting Principles (consistently applied) or shall indicate in notes to or accompanying such Accounts any material departures from the Applicable Accounting Principles;

                  (ii) each set of Accounts delivered to the Coordinating Agent and the Participating Banks is prepared on substantially the same basis (including, for the avoidance of doubt, adopting the same treatment and classification of items of income and expenditure) as was used in the preparation of the Accounts previously delivered to the Coordinating Agent (or, prior to the Commencement Date, to the Facility Agent) and the Participating Banks, provided that in the case of the first set of Accounts so delivered they shall be prepared on the same basis as was used in the preparation of the financial statements included in the Business Plan previously delivered to the Coordinating Agent (or, prior to the Commencement Date, to the Facility Agent) and the Participating Banks, save to the extent that good practice or law requires otherwise; and

                  (iii) in the event that any Accounts are delivered which are not prepared on a substantially consistent basis (including, for the avoidance of doubt, a consistent treatment and classification of items of income and expenditure) to Accounts previously delivered hereunder, such Accounts are accompanied by an explanation of any changes to the accounting basis used in respect of the accounting basis used in the Business Plan and with a reconciliation of all changes to allow for consistent testing of the covenants in clause 16.32 (Financial Undertakings) below.

         (b) Partner will ensure that all Accounts shall fairly present in all material respects (subject to adjustments which fall to be made at the end of the financial year in accordance with Applicable Accounting Principles) the consolidated financial position and results of operations of the relevant member of the Group and its Subsidiaries (in the case of consolidated Accounts) or its financial position and results of operations (in the case of unconsolidated Accounts), as at the end of and for the Accounting Period to which they relate.

         (c) Partner shall, at the same time as it delivers to the Coordinating Agent any audited consolidated annual Accounts of the Group pursuant to clause 16.2.1 above deliver to the Coordinating Agent a letter explaining any differences between the format, headings and characterisations used in such audited consolidated annual Accounts of the Group and in the half-yearly or quarterly consolidated Accounts of the Group delivered pursuant to clause 16.2.1 above where those differences would affect the ability of the Facility Agent to calculate the components of the financial ratios in clause
                  16.32 (Financial Undertakings) below.

25.6.    NEGATIVE PLEDGE

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, without the prior consent of the Facility Agent, acting on the instructions of an Instructing Group, create or permit to subsist any Encumbrance on the whole or any part of its respective present or future business, assets or undertaking, except:

         (i)      that Partner may create or permit to subsist a Permitted
                  Encumbrance;

         (ii) without derogating from the second sentence of clause 16.22 (Borrowings) below, that a Subsidiary (other than a Venture Subsidiary and any Subsidiary of a Venture Subsidiary) may create or permit to subsist a Permitted Encumbrance; and

         (iii) that a Venture Subsidiary and any Subsidiary of a Venture Subsidiary may create or permit to subsist an Encumbrance to the extent, and only to the extent, any such Encumbrance secures Borrowings that such Venture Subsidiary or Subsidiary, as the case may be, is entitled to incur pursuant to the second sentence of clause 16.22 (Borrowings) below;

         provided that any order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings being contested in good faith with a reasonable prospect of success which does not result from proceedings which would constitute an Event of Default pursuant to clause 17.9 (Execution or Distress) below shall not constitute a breach of this clause 16.6.

25.7.    SALE AND LEASEBACK

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will sell, transfer or otherwise dispose of any of its assets or any interest therein on terms whereby such asset is or may be leased to or re-acquired or acquired by any member of the Group in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset except pursuant to finance leases permitted under clause 16.22 (Borrowings) below.

25.8.    DISPOSALS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any part of or interest in its respective assets or undertaking to any person who is not an Obligor, other than a Permitted Disposal. Nothing in this clause 16.8, however, will permit the disposal of any assets which are the subject of fixed security created by any Security Document except in accordance with the relevant Security Document without the consent of all Participating Banks. Without derogating from the last sentence of this clause 16.8, without the consent of the Instructing Group, no such sale, transfer, lease or disposal of all or any part of or interest in any asset or undertaking shall be made to an Affiliate of Partner unless it is made on arm's length terms.

25.9.    PARI PASSU RANKING

         Each Obligor undertakes that its obligations under this Agreement rank and will at all times rank at least pari passu in right and priority of payment and in point of security (save by reason of and to the extent of the security afforded thereto by the Security Documents) with all its other present and future unsecured and unsubordinated obligations, other than obligations which are mandatorily preferred by law applying to companies generally.

25.10.   LOANS AND GUARANTEES

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

         (a)      make any loans; or

         (b)      give any guarantee to or for the benefit of any person,

         other than loans or guarantees:

         (i)      arising under the Facility Documents;

         (ii)     arising in the ordinary course of its business;

         (iii)    to, or in respect of the obligations of, another Obligor; or

         (iv) permitted under clause 16.37 (Loans, Guarantees and Investments in Subsidiaries) below.

25.11.   OPERATING LEASES

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, after the date of this Agreement enter into any operating lease of or in respect of equipment, machinery or plant (other than any private circuits, leased lines and motor vehicles and other than any computer or information technology systems used in the ordinary course of business of any member of the Group) if the equipment, machinery or plant concerned is of such importance in the business of the Group taken as a whole that such business would be materially and adversely affected were the leases for such equipment, machinery or plant to be terminated early and the right to possession of the equipment, machinery or plant lost to the Group.

25.12.   RECEIVABLES DISCOUNTING

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will sell or otherwise dispose of any of its receivables other than: (i) the sale, on arm's' length terms, of debts owing to the Group which are more than 90 (ninety) days' overdue; or (ii) the sale, on arm's length terms, of debts owing to the Group incurred in connection with the sales of handsets, provided the aggregate amount of receivables permitted to be sold pursuant to this paragraph (ii) shall not at any time exceed an aggregate amount equal to US $20,000,000 (twenty million United States Dollars) or its equivalent.

25.13.   INVESTMENTS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any investment with cash other than a Permitted Investment or in the business of the Group as permitted hereby or such other investments as are permitted under clause 16.37 (Loans, Guarantees and Investments in Subsidiaries) below.

25.14.   RESTRICTED DISTRIBUTIONS

         Partner will not and will procure that no member of the Group will:

         (i) make or resolve to make any distribution (including, any distribution defined as such under the Companies Law, 1999), dividend or other similar payment (in cash or in kind) on or in respect of any share capital or equivalent of a member of the Group (except to Partner and, in the case of a Strategic Investor in a Venture Subsidiary, except for distributions by such Subsidiary to such Strategic Investor) or any repayment, prepayment or payment (in cash or in kind) of the principal of, or Interest (whether or not capitalised) or any other amount on or in respect of Subordinated Debt or Shareholder Loans (except to Partner and, in the case of a Strategic Investor in a Venture Subsidiary, except for distributions by such Subsidiary to such Strategic Investor), other than a Permitted Distribution;

         (ii) make or resolve to make any purchase, redemption, repurchase, defeasance, retirement, return or repayment of any of its share capital or equivalent or any loan capital or any debenture of a member of the

                  Group (other than by way of a reduction of share capital without any payment to Shareholders), except to or for the benefit of Partner;

         (iii) make or resolve to make any other transfer of assets to or Restricted Purchases from any Shareholder or other Restricted Person (except as permitted under clause 16.23 (Arm's-Length Terms) below); or

         (iv) exercise any right of set-off in respect of any Shareholder Loans or Subordinated Debt.

         Where any payment is proposed to be made under this clause 16.14, Partner shall, prior to making such payment, provide to the Instructing Group not less than 10 Business Days before the proposed date for payment, a certificate signed by an authorised signatory of Partner showing:

         (x)      the date and amount of such proposed payment; and

         (y) such calculations in reasonable details as are necessary to show how the payment figure was arrived at and that the provisions of the definition of 'Permitted Distributions' have been complied with.

         "PERMITTED DISTRIBUTION" means:

         (i) a distribution of dividends on or in respect of any share capital of Partner;

         (ii) a distribution of principal, Interest or any other payments under any Shareholder Loans;

         (iii) a distribution of principal under any Subordinated Debt (including, for the avoidance of doubt, debentures included in Permitted Loan Capital);

         (iv) a distribution of Interest under any Permitted Loan Capital comprising debentures,

         on condition, with respect to (i)-(iii) (inclusive) above, that all the conditions referred to in (a)-(j) below are fulfilled and, on condition, with respect to (iv) above, that the conditions referred to in (b), (c), (d), (f) and (j) are fulfilled:

         (a) Partner is able, in accordance with its Cash Flow as shown in its most recent Accounts, to pay all outstanding operating expenditure requirements (including Taxes and investment requirements) and would remain able to do so after such payment;

         (b) no amount due to be paid to the Security Trustee or any other Agent under the Facility Agreement, on or before the date of payment of the distribution, is unpaid;

         (c) no amount due to be paid to any Participating Bank, on or before the date of payment of the distribution, on account of Interest on any Advance provided by a Participating Bank under the Facilities, or on account of commitment commissions or other charges arising from any banking or other financial services provided by a Participating Bank to Partner, is unpaid;

         (d) no amount due to any Participating Bank, on or before the date of payment of the distribution, on account of any repayment of any of the Facilities, is unpaid;

         (e) Permitted Distributions may not, in a given Financial Year, exceed, in aggregate, an amount equal to 50% (fifty percent) of Excess Cash Flow arising in relation to the previous Financial Year;

         (f) no Event of Default or Potential Event of Default is outstanding or would exist after such payment;

         (g) such distribution is made no earlier than one year after the expiry of the Availability Period Facility C;

         (h) Partner has repaid (disregarding, for this purpose, any amount which has been prepaid and is capable of being reborrowed under the terms of this Agreement) to the Participating Banks on account of the Facilities an amount equal to at least 50% (fifty percent) of the Total Commitments;

         (i)      with respect to distributions to be made:

                     (a) in any one year Ratio Period ("THE DISTRIBUTION RATIO PERIOD") during the period 2003-2007 (inclusive), each of the Facility Debt Cover Ratio, Total Debt Cover Ratio, Fixed Charge Coverage Ratio and ADSCR for the one year Ratio Period immediately preceding the Distribution Ratio Period, shall be not less than 135% (one hundred and thirty-five percent) of such minimum ratio required for such immediately preceding one year Ratio Period pursuant to the table in clause 16.32 below;

                     (b) in the one year Ratio Period 2008, the Total Debt Cover Ratio for the 2007 one year Ratio Period shall be not less than 135% (one hundred and thirty-five percent); and

                     (c) in the one year Ratio Period 2009, the Total Debt Cover Ratio for the 2008 one year Ratio Period shall be not less than 280% (two hundred and eighty percent)

         (j) Partner shall have complied with the provisions of clause 1.1.131(f) above.

25.15. SHARE CAPITAL

         (a) Save only as permitted pursuant to the provisions of this clause 16.15 below, no Obligor, other than Partner, will and Partner will procure that, none of its Subsidiaries will, issue any new share capital or grant any option over any shares to any person other than to Partner or any wholly-owned Subsidiary of Partner. Any shares or options issued to Partner or any wholly-owned Subsidiary of Partner as aforesaid shall first be charged in favour of the Security Trustee (as trustee for itself and the Secured Creditors), as security for, inter alia, Partner's obligations under the Facility Documents, to the reasonable satisfaction of the Security Trustee. Notwithstanding the foregoing, in the event a Strategic Investor agrees to subscribe for shares in a Subsidiary for an aggregate issuance price, payable on allotment in cash that reflects the fair market value of such shares and that, upon such subscription, such Strategic Investor would, if an Affiliate of Partner, hold 20% (twenty percent) or more or, if not an Affiliate of Partner, 10% (ten percent) or more of the issued share capital and voting rights of the Subsidiary, then, provided that: (i) Partner provides the Participating Banks with a certificate to the Instructing Group's satisfaction from an independent appraiser reasonably acceptable to an Instructing Group certifying that the issue price for such shares is their fair market value; and (ii) in the case that the Strategic Investor is an Affiliate of Partner, the subscription is otherwise on arm's length terms, Partner shall be entitled to request the Facility Agent, acting on the instructions of an Instructing Group, to: (1) waive the requirements under this clause 16.15 that: (a) do not permit the issuance of shares in such Subsidiary agreed to be subscribed for by such Strategic Investor; (b) require security to be granted over the shares to be issued to the Strategic Investor in favour of the Security Trustee (as trustee for itself and the Participating Banks); and (c) require security to be given to the Security Trustee (as trustee for itself and the Secured Creditors) over the shares of any Subsidiary of such Subsidiary; and (2) release such Subsidiary from the obligation to guarantee the obligations of Partner under the Facility Documents. Any such request shall be signed by the General Manager of Partner and shall provide all such information regarding any such proposed subscription necessary, so as to enable the Participating Banks to consider, on a case-by-case basis, whether to give such consent, such consent not to be unreasonably withheld. Any Subsidiary in respect of which the Participating Banks shall have given a waiver and release in accordance with this clause
                  16.15 above (which, pursuant to this clause 16.15, has issued shares to such Strategic Investor as aforesaid), shall hereinafter be referred to as "A VENTURE SUBSIDIARY".

                  "STRATEGIC INVESTOR" shall mean a person or an Affiliate thereof (which is not an Affiliate of Partner or any of its substantial shareholders, as defined in the Companies Law,
                  1999) which is a reputable well-established company in the telecommunications' or associated fields and can reasonably be expected to add value to the business of the Venture Subsidiary.

         (b) Partner agrees that any rights of first refusal, limitations on the transfer of Shares in Partner or other provisions of the Shareholders Agreement which may restrict the pledge of the Pledged Assets (as defined in the Share Pledges) (or any of them in accordance with the Share Pledges) or which may restrict the free transfer of any Pledged Assets in the course of realisation of any security under the Share Pledges, shall not apply to the Share Pledges or to any transfer made as part of any realisation under the Share Pledges (except as otherwise required under the Licence).

         (c) Partner undertakes that it shall not issue any shares or other securities convertible into shares which would cause a Change of Ownership to occur.

25.16.   INTELLECTUAL PROPERTY RIGHTS

         Each Obligor will, and will procure that each of its Subsidiaries will:

         (a) make such registrations and pay such fees and similar amounts as are necessary to keep those registered Intellectual Property Rights owned by the Group: (i) which are material to the conduct of the business of any member of the Group from time to time; or (ii) over which the Participating Banks have been granted fixed security pursuant to the

                  Security Documents (if any) in force and to record its interest in those Intellectual Property Rights;


         (b) take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights;

         (c) promptly upon being required to do so by the Security Trustee, comply with all proper instructions of the Security Trustee which the Security Trustee is entitled to give under the Security Documents in respect of its Intellectual Property Rights referred to in paragraph (a)(ii) above;

         (d) not sell, transfer, lease, license on an exclusive basis or otherwise dispose of all or any part of its interest in any of the Intellectual Property Rights referred to in paragraph (a) above (whether in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily) save:

                  (i)      as effected pursuant to any of the Security
                           Documents; or

                  (ii) for any licence arrangements in respect of those rights entered into with any Obligor for so long as it remains an Obligor; or

                  (iii) for any licence arrangements in respect of those rights entered into with any third party, where those licence arrangements are entered into on arm's length terms and in the ordinary course of business and which do not materially and adversely affect the interests of the Participating Banks under the Facility Documents or the conduct of business of any member of the Group; and

         (e) not permit any registration of any of the Intellectual Property Rights referred to in paragraph (a) above to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise.

25.17.   ENVIRONMENTAL MATTERS

         Each Obligor will and will procure that each of its Subsidiaries will:

         (a) (i) obtain all requisite Environmental Licences; (ii) comply with the terms and conditions of all Environmental Licences applicable to it; and (iii) comply with all other applicable Environmental Law, in each case where failure to do so would have a Material Adverse Effect; and

         (b) promptly upon receipt of the same, notify the Coordinating Agent and the Security Trustee of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which would, if substantiated have a Material Adverse Effect.

25.18.   INSURANCE

         (a) Each Obligor will, and will procure that each of its Subsidiaries will, with effect from the date upon which the first Advance is requested by Partner hereunder, insure and keep insured all such properties and assets of such Obligor or Subsidiary with insurance companies or underwriters (including facultative reinsurance companies) approved by the Facility Agent (such approval not to be unreasonably withheld or delayed) to such extent, at such times and against such risks as described in pages 29-31 of the Insurance Report (including with respect to deductibles, exclusions and exceptions) (other than departures from such basis which are not adverse in any material respect (taking into account market availability and cost and the views of any insurance advisers) to the interests of the Finance Parties, or otherwise as the Facility Agent (acting on the instructions of the Instructing Group) may approve).

         (b) Each Obligor will, and will procure that each of its Subsidiaries will, with reasonable promptness after becoming aware of the relevant requirement, effect and maintain all insurances required by the terms of any applicable law or any contract binding on it (including for the avoidance of doubt, the Licence).

         (c) Partner will ensure that it has such insurance coverage in respect of any risks or liabilities other than those specified in the Insurance Report as would from time to time generally be insured by a prudent operator of a GSM telephony network (including also 2.5 generation and 3rd generation) (financed on a project finance basis) of a size, and with general characteristics (including location) comparable to the Business which does not self-insure (except by means of reasonable deductibles required by insurers generally) and having regard to all the circumstances (including the interests of the Participating Banks), and taking into account, among other things, market availability in respect of risks, liabilities and amounts of insurance and the financial position of Partner.

         (d) Subject as hereinafter provided, Partner may, or any Obligor may, at any time, effect such other insurances in addition to or supplementing those referred to in this clause 16.18 as it may think fit. Provided that such supplementary insurance shall not adversely affect any insured party's rights or ability to recover under the insurance referred to in this clause 16.18 and Partner shall notify the Facility Agent at least annually of any material insurances effected since the previous such notification pursuant to this paragraph (d).

         (e) Each Obligor will promptly supply to the Facility Agent on request evidence reasonably satisfactory to the Facility Agent of payment of all premiums and other amounts payable by it under, and a certified copy of, each insurance policy required to be taken out and maintained by it pursuant to this clause
                  16.18 (or, in the case of any marine cargo insurance policy taken out by the Counterparty to the Principal Supplier Contract, a certified summary of key terms) together with such other information as to the insurance policies taken out pursuant hereto (including regarding renewals thereof) as the Facility Agent may reasonably request (except for miscellaneous insurances as referred to in the schedule to the Insurance Report).

         (f) Partner shall ensure that, in respect of each policy of insurance and reinsurance taken out by any Obligor pursuant to this clause 16.18 (except for miscellaneous insurances as referred to in the schedule to the Insurance Report):

                  (i) a clause is endorsed upon such policy whereby the insurer agrees that the insurance cover shall not be invalidated so far as the Security Trustee is concerned by any breach of the insuring conditions or any other act or omission unknown to or beyond the control of the Security Trustee on the part of the relevant Obligor or any other person;

                  (ii) an undertaking is endorsed upon such policy by the insurer to notify the Security Trustee promptly in writing if the premium or other moneys payable under such policy are not paid when due and to refrain from cancelling such policy by reason only of the non-payment of such monies for a period of at least 30 (thirty) days from the due date;

                  (iii) a provision is endorsed upon such policy to the effect that the relevant insurance company waives any rights of contribution arising against any other insurance taken out by the Agents and the Participating Banks (or any of them) in respect of payments made by it and any rights of subrogation arising in respect of the rights of the Agents and the Participating Banks (or any of them) under the Facility Documents,

                  (iv) a notice of assignment is duly given to the brokers or the underwriters and insurance companies in accordance with the Debenture;

                  (v) the Security Trustee (for the benefit of itself and the Secured Creditors) is joined as an additional insured thereunder and the interest of the Security Trustee (for the benefit of itself and the Secured Creditors) is duly noted and endorsed upon all slips, cover notes, policies or other instruments of insurance issued or to be issued in connection therewith;

                  subject to each of such clauses, undertakings and provisions being viable commercially in the Israeli and international insurance market.

                  If facultative reinsurance is effected in relation to any policy of insurance taken out pursuant hereto, Partner shall use all reasonable endeavours to ensure that, if practicable in the insurance market and achievable at no material extra cost, a provision is endorsed thereon whereby each reinsurer agrees that in the event of a claim under the policy of the reassured, in lieu of payment to the reassured, their successors in interest and assigns, the reinsurers shall pay that portion of any loss due direct to the insured parties (less the premium, if any, due to the reinsurers) and whereby it is understood and agreed that any such payment shall fully discharge the reinsurers from any and all further liability in connection therewith. If Partner cannot effect reinsurance with such a provision endorsed thereon, in place of reinsurance it will: (i) place the relevant insurance on a co-insured basis with insurers approved by the Facility Agent (such approval not to be unreasonably withheld or delayed); or
                  (ii) obtain an assignment of facultative reinsurance by the insurers to the Security Trustee.

         (g) Each Obligor will ensure that (except for public liability and miscellaneous insurances (as referred to in the schedule to the Insurance Report)) all of the insurance policies required to be taken out and maintained by it pursuant to this clause
                  16.18 shall contain loss payee provisions acceptable to the Security Trustee noting the

                  Security Trustee's interest thereon and naming the Security Trustee as the payee in circumstances where an Event of Default has been notified in writing to the insurer or broker as applicable by the Security Trustee and is continuing unwaived.

         (h) Save in the circumstances referred to in clause 16.18(i) below, all moneys received or receivable under any insurances in respect of property or assets damaged or destroyed or business interruption shall promptly (subject to the rights and claims of any person having prior rights thereto) be applied: (i) subject to (ii) below, at the option of Partner, either: (A) in repairing, replacing, restoring or rebuilding the property or assets damaged or destroyed or (in the case of business interruption insurance) in the Business as Partner reasonably see fit as permitted pursuant to this Agreement or (in the case of third party liability cover) in satisfaction of the third party liability in question; or (B) in payment of amounts due under the Facility Documents; or (ii) on and after the occurrence of any Event of Default and for so long as such event is continuing, at the option of the Security Trustee:
                  (A) to prepay the outstanding Advances in accordance with clause 6 (Voluntary Prepayment and Reborrowing) above, as if such prepayment was a voluntary prepayment; or (B) in repairing, replacing, restoring or rebuilding the property or assets damaged or destroyed or (in the case of business interruption insurance) in the Business as the Security Trustee reasonably see fit as permitted pursuant to this Agreement or (in the case of third party liability cover) in satisfaction of the third party liability in question and if any such moneys shall be received by Partner where the circumstances in sub-paragraph (ii) apply, Partner shall (subject to the rights and claims of any person as aforesaid) hold such moneys upon trust for the Security Trustee pending payment to the Security Trustee for application in accordance with the Security Trust Deed, or as the case may be, application by Partner in repairing, replacing, restoring or rebuilding the property or assets damaged or destroyed.

         (i) All moneys received or receivable under any insurances whilst a Potential Event of Default (but not an Event of Default) has occurred and is continuing shall be placed to the credit of a blocked account subject to an encumbrance in favour of the Security Trustee until the Potential Event of Default ceases to exist or is waived (in which case Partner may apply insurance proceeds in accordance with clause 16.18(h)(i) above) or the relevant Potential Event of Default becomes an Event of Default (in which case the Security Trustee may apply insurance proceeds in accordance with clause 16.18(h)(ii) above).

         (j)      Partner shall:

                  (i) promptly notify the Facility Agent of any insurance claim where the amount of such claim exceeds US $2,500,000 (two million five hundred thousand United States Dollars) (or its equivalent, on the date on which the claim is made, in the currency in which such claim is made);

                  (ii) take all action reasonably within its power to procure that nothing is done or offered to be done whereby any of the insurances taken out hereunder may be rendered void, voidable, unenforceable, suspended or impaired in whole or in part or to otherwise render any sum paid out under any such policy repayable in whole or in part.

         (k) If, at any time, owing to changes in the Israeli or international insurance market or in the capacity or availability or cost of insurance coverage in those markets or any other change in circumstances giving rise to changes in the insurance coverage being necessary or desirable, Partner or, as the case may be, the Facility Agent serve notice upon one another that it believes that the insurance provisions in this Agreement no longer reflect the insurance coverage of the risks or liabilities which would be insured by a prudent operator of a GSM telephony network (including also 2.5 generation and 3rd generation) (financed on a project finance basis) of a size, and with the characteristics (including, with limitation, location), comparable to that of the Group which does not self-insure (except by means of reasonable deductibles required by insurers generally) or that the premia for any insurances effected pursuant hereto are unreasonably expensive in the context of Partner's business and financial condition, as soon as practicable thereafter, Partner and the Facility Agent shall consult, in good faith, and take reasonable steps to ensure that the insurance arrangements to be effected by Partner are revised such that the level of insurance of risks or liabilities to be covered are those which would be insured by a prudent operator of a GSM telephony network (including also 2.5 generation and 3rd generation) (financed on a project finance basis) of a size, with the characteristics (including location) comparable to that of Partner which does not self-insure (except by means of reasonable deductibles required by insurers generally).

25.19.        NOTIFICATION OF DEFAULT

         Each Obligor shall notify the Facility Agent of any Event of Default or Potential Event of Default of which it is aware (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

25.20.   CHANGE OF BUSINESS

         (a) No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

                  (i) make or threaten to make any substantial change in the nature of its respective business (save as contemplated in the Business Plan or as may result from a disposal of assets permitted by this Agreement); or

                  (ii) carry on any business other than the Business; provided that, in respect of a Venture Subsidiary or any Subsidiary thereof, such Venture Subsidiary or Subsidiary thereof may carry on a business which is in the telecommunications sector.

         (b) No Obligor shall bid for any other telephone licence (other than any licence for activities ancillary to its GSM business and its business of establishing and operating second and-a-half and third generation (known as 2.5 and 3G) wireless telephone services (all as contemplated in the version of the Business Plan dated 7 July 2002 delivered to the Facility Agent on 11 July 2002 which would use existing infrastructure and require no material Capital Expenditure) unless: (i) it shall have received the prior written consent of an Instructing Group (not to be unreasonably withheld); (ii) the financing of such bid and all activities contemplated thereby shall be financed from a source other than under the Facilities; and (iii) the making of such bid, or the carrying out of any activities contemplated by such bid, would not result in a Material Adverse Effect.

25.21.   ACQUISITIONS AND MERGERS

         Neither Partner nor any of the Subsidiaries shall enter into or resolve to approve any merger or consolidation, scheme of reconstruction, liquidation, or to transfer its Business or part thereof to, or make any Acquisition, other than: (a) disposals permitted pursuant to clause
         16.8 (Disposals) above; (b) Acquisitions or mergers or consolidations to which the prior consent of all the Participating Banks has been obtained; (c) Acquisitions, the funding of which is from the Permitted Loan Capital or the sale by Partner of securities permitted hereunder; or (d) Acquisitions by Subsidiaries.

25.22.   BORROWINGS

         Partner shall not incur any Borrowings, other than Permitted Borrowings. A Subsidiary of Partner shall be entitled to incur Borrowings, provided that, the debt to equity ratio (as the terms "debt" and "equity" are defined in accordance with Applicable Accounting Principles; "equity" to include shareholder loans made to such Subsidiary) of such Subsidiary in accordance with such Subsidiary's consolidated Accounts shall at all times not exceed 60:40.

25.23.   ARM'S-LENGTH TERMS

         No Obligor will, and each Obligor will procure that none of its Subsidiaries will incur any liability to or for the benefit of any Restricted Person (other than in relation to Shareholder Loans or Paid-in Equity) otherwise than under agreements which are on terms no worse to the Group than on an arm's length terms in the ordinary course of business and, in respect of agreements entered into after the date of this Agreement, where there have been bona fide negotiations relating to such terms.

25.24.   COMPLIANCE WITH LAWS

         Each Obligor will, and will procure that each of its Subsidiaries will, comply in all respects material to the Participating Banks with all applicable laws, rules, regulations and orders of any governmental authority, having jurisdiction over it or any of its assets.

25.25.   CONSENTS AND AUTHORISATIONS

         (a) Each Obligor will, and will procure that each of its Subsidiaries will, obtain or cause to be obtained:

                  (i) every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts; and

                  (ii) every notarisation, filing, recording, registration or enrolment in any court or public office in Israel,

                  in each case required by any Obligor to authorise, or required by any Obligor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Facility Documents and Material Contracts or the performance by any Obligor of its respective obligations under the Facility Documents and Material Contracts to which it is a party.

         (b) Each Obligor will, and will procure that each of its Subsidiaries will obtain or cause to be obtained every Authorisation relevant to it and ensure that: (i) none of the Authorisations is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect; and (ii) no Authorisation is modified and no member of the Group commits any breach of the terms or conditions of any Authorisation which, in the case of
                  (i) or (ii), would or is reasonably likely to have a Material Adverse Effect.

25.26.   LICENCE

         Partner:

         (a) will notify the Facility Agent promptly upon the occurrence of any breach of the Licence or upon the receipt of any notice or communication between the Ministry and Partner or any other member of the Group in connection with the Licence which either: (i) claims a breach of the Licence; or (ii) which could reasonably be expected to give rise to a revocation, termination, amendment, suspension or withdrawal of the Licence; or (iii) which otherwise may be likely to have a Material Adverse Effect (including, for the avoidance of doubt, any notice or communication regarding the non-extension of the Licence or any reduction of frequency spectrum). Partner will do all such things (at the expense of Partner) as reasonably requested by the Facility Agent if the Facility Agent reasonably believes: (x) the Licence to be in danger of revocation, termination, amendment, suspension or withdrawal, to mitigate the revocation, termination, amendment, suspension or withdrawal of the Licence, or (y) that any such matters so notified to it may be reasonably likely to have an adverse effect upon the interests of the Finance Parties under the Facility Documents. Partner shall, at the request of the Facility Agent, consult with the Facility Agent in good faith with a view to the making of any oral or written submissions or responses to be made in relation to any matter or thing which gives rise to the Facility Agent having any such reasonable belief as referred to above and to the possibility of representatives of the Finance Parties attending any meetings with the Ministry in connection therewith. Following the occurrence of an Event of Default or a Potential Event of Default which is continuing, upon the request of the Facility Agent, Partner shall use its reasonable endeavours to make oral or written submissions to the Ministry on behalf of the Finance Parties and, if required by the Facility Agent, seek the Ministry's agreement to representatives of the Finance Parties attending any meetings with the Ministry;

         (b) will do all such things and take such steps as are necessary to ensure the Licence remains in full force and effect and, will not take any steps or action which would prejudice in any material respect its ability to renew the Licence and will notify the Facility Agent promptly upon the receipt of any material notice or communication in connection with such renewal;

         (c)      will not dispose of any of its rights under the Licence;

         (d) will not agree to any material amendment to or material variation of the Licence or waive any material right thereunder;

         (e) will deliver to the Facility Agent in sufficient copies for the Agents and the Participating Banks any notice or communications referred to in paragraph (a) of this clause
                  16.26 together with copies of all other material notices between Partner and the Ministry.

25.27.   MATERIAL CONTRACTS AND CONSTITUTIONAL DOCUMENTS

         (a) Each Obligor shall comply with the terms of each of the Material Contracts to which it is party save to the extent that failure to comply with any such term would not be reasonably likely to result in a Material Adverse Effect.

         (b) No Obligor shall, without the prior written consent of the Facility Agent (acting on the instructions of an Instructing Group), amend, cancel, supplement, supersede or waive any term of a Material Contract to which it is a party in any respect save to extent that the same is not materially adverse to the interests of the Participating Banks under the Facility Documents.

         (c) Partner shall notify the Facility Agent promptly after the entry into by any Obligor of any agreement, deed or contract which it reasonably considers may constitute a Material Contract.

         (d) Each Obligor shall take all reasonable action necessary to perfect, preserve and enforce all of its rights under the Material Contracts (if any) to which it is a party.

         (e) No Obligor shall amend its Charter in any respect materially adverse to the interests of the Participating Banks without the prior written consent of the Facility Agent (acting on the instructions of an Instructing Group).

25.28.   AUDITORS

         (a) If Partner wishes to change its Auditors it will notify the Facility Agent as to the reasons for any such proposed change and if the Facility Agent so requests, will instruct the audit partner of each of the outgoing firm of Auditors and the replacement firm of Auditors to discuss the financial position of the Group with the Facility Agent.

         (b) Partner will authorise the Auditors to discuss the Group's and/or any Group member's financial position with the Facility Agent on its reasonable request or at the reasonable request of the Facility Agent, at the expense of Partner, pursuant to a letter to be sent by Partner to the Auditors in the form set out in SCHEDULE 20 (Letter to Auditors) hereto. If the Facility Agent so requests any discussion with the Auditors, the Facility Agent shall give Partner reasonable notice of any meeting or other forum used for such discussion which shall take place at a reasonable time and the Facility Agent shall (if so requested by Partner) enable a representative of Partner to be present at the relevant discussion.

25.29.   HEDGING AGREEMENTS

         (a) Partner shall ensure it manages its Interest rate and currency exchange exposure in a prudent manner and shall on the last Business Day of each month notify details of any Hedging Transactions entered into during the preceding month to the Facility Agent.

         (b) Partner shall not enter into any Hedging Transaction other than:

                  (i) Interest Rate Hedging Transactions entered into for the purposes of clause 16.29(a) (Hedging Agreements);

                  (ii) spot foreign exchange contracts entered into in the ordinary course of business; and

                  (iii) foreign exchange transactions, currency swaps or currency options entered into for the purposes of hedging actual or projected foreign exchange exposures arising in the ordinary course of business carried on in compliance with the terms of this Agreement.

         (c) Partner shall not enter into any Hedging Transactions for any speculative purpose.

         (d) Partner shall only enter into Interest Rate Hedging Agreements with Counterparties which are: (i) Participating Banks; (ii) financial institutions rated at least "A-" by S&P or equivalent by Moody's; (iii) the Arranger; or (iv) subject to paragraph (g) below, HWL or any HWL Hedging Subsidiary. Such Counterparties will be Secured Creditors provided that the relevant Interest Rate Hedge Provider is a Participating Bank (in such capacity a "SECURED INTEREST RATE HEDGE PROVIDER").

         (e) Partner shall enter into Currency Hedging Agreements other than spot foreign exchange contracts entered into in the ordinary course of business with counterparties which are: (i) Participating Banks; or (ii) other financial institutions rated at least "A-" by S&P or "A3" by Moody's; or (iii) the Arranger.

         (f) Partner shall ensure that at all times its rights and benefits under any Hedging Agreement are assigned by way of security to the Security Trustee.

         (g) Partner may only enter into Interest Rate Hedging Transactions with HWL or any HWL Hedging Subsidiary provided that:

                  (i) each Interest Rate Hedging Agreement is documented pursuant to an 1992 ISDA Master Agreement (Multi-currency-Cross Border) Agreement (together with the applicable Schedule and confirmation);

                  (ii) HWL is rated not less than "A" by S&P or equivalent by Moody's at the time such Interest Rate Hedging Transaction is entered into;

                  (iii) Partner certifies that such Interest Rate Hedging Transaction is on terms at least as favourable to Partner as those available to Partner in the market, which certificate shall attach quotes from two leading banks which generally operate in the swap market;

                  (iv) for the avoidance of doubt HWL may not be a Secured Interest Rate Hedge Provider; and

                  (v)      (1)    HWL and (in the case of any HWL Hedging
                                  Subsidiary), the relevant HWL Hedging
                                  Subsidiary, shall have first executed an undertaking in substantially the same form as was given, prior to its release on 3 November
                                  1999, by HWL under clauses 7.2 and 7.3 of the HWL Counter Guarantee (as defined in the
                                  Original Facility Agreement), save that HWL and, if applicable, the HWL Hedging
                                  Subsidiary, shall, in such undertaking, submit to the exclusive jurisdiction of the competent courts of Tel-Aviv-Jaffa and appoint, in connection therewith, an agent for service of proceedings located in Israel and that such undertaking shall otherwise be in form and substance satisfactory to the Facility Agent;

                           (2)    that, in the case of any HWL Hedging
                                  Subsidiary, HWL has executed a guarantee in favour of Partner in respect of the relevant HWL Hedging Subsidiary's obligations arising under the Interest Rate Hedging Transaction concerned;

                  (3) that there has been provided to the Facility Agent such constitutive board resolutions and certificates in relation to paragraphs (1) and (2) above as it may reasonably require, together with a legal opinion in form and substance satisfactory to the Facility Agent; and

                  (4) that where any undertaking as referred to in (1) above, has been given, that HWL and, if applicable, any HWL Hedging Subsidiary that has given an undertaking as aforesaid, are in full compliance with the same.

25.30.   SUBSIDIARIES

         No Obligor shall, without the prior written consent of the Instructing Group, acquire (by subscription or otherwise) any shares or equity-related securities in any other entity and, in particular but without limitation, shall not acquire or establish any new Subsidiary unless such Subsidiary:

         (a)      is a Dormant Company; or

         (b)      is a Venture Subsidiary or a Subsidiary of a Venture
                  Subsidiary; or

         (c) is a wholly-owned Subsidiary that becomes an Additional Guarantor in accordance with clause 26.1 (Additional Guarantors) and provides such Encumbrances in respect of the Facilities as required pursuant to clause 26.2 (Security).

25.31.   TAXATION

         Each Obligor shall file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise subject to pay Tax and will promptly pay all Taxes which are due and payable on such returns or any assessment made against it except for non-payment, or a claim for payment, non-payment of which would in each such case not have a Material Adverse Effect.

25.32. FINANCIAL UNDERTAKINGS

         The covenants set out in this clause 16.32 (Financial Undertakings) below for any Ratio Period shall be based on the Accounts (including the Auditors' certificates and notes referred to in clause 1.2.2 above) for such Ratio Period (whether Accounts for 6 (six) months, in the case of six month Ratio Periods, or for 1 (one) year, in the case of one year Ratio Periods), subject, with respect to six month Ratio Periods, to those adjustments set out below.

         Partner will procure that for each of the one year Ratio Periods set out below, and for each of the six month Ratio Periods set out below, each of the financial ratios set out in the table below shall be no less than the percentage set out in the table for such one year Ratio Period or six month Ratio Period, as the case may be, opposite such financial ratios:




                      FACILITY DEBT                 TOTAL DEBT                FIXED CHARGE
                       COVER RATIO                 COVER RATIO               COVERAGE RATIO                 ADSCR YEAR
               ============================ =========================== ========================== =========================
                                                                          1st Six
                  1st Six       One Year      1st Six       One Year      Month      One Year        1st Six     One Year
                Month Ratio      Ratio       Month Ratio     Ratio        Ratio       Ratio          Month Ratio   Ratio
                  Period         Period        Period        Period       Period     Period           Period       Period

    2002                          33%                         25%                          83%                      200%

    2003            35%           37%           26%           27%            75%           75%          200%        200%

    2004            38%           40%           28%           29%            88%           95%          183%        172%

    2005            45%           50%           31%           33%            97%           99%          150%        150%

    2006            57%           65%           39%           45%           102%          105%          150%        150%

    2007            65%           65%           45%           45%           105%          105%          150%        150%

    2008            65%                         45%                         105%                        165%



         Provided that, in the event that:

         (a)      for any Ratio Period there is, with respect to not more than 2
                  (two) ratios (and if there is a deviation with respect to 2
                  (two) ratios, one of which is ADSCR) a deviation from the requirement set out in the above table for such ratio of not more than 5% (five percent) (such that the actual ratio shall not be less than 95% (ninety-five percent) of the ratio as required in the table); and

         (b) there has not been in respect of any one or both of the ratios referred to in (a) above (in respect of which there is a deviation of 5% (five percent) or less for such Ratio Period), any deviation in any one of the 3 (three) Ratio Periods (disregarding, for the avoidance of doubt, any Ratio Period prior to the 2002 one year Ratio Period) preceding such Ratio Period, then Partner shall be deemed to have complied with this clause 16.32.2 in respect of such Ratio Period.

         For the purposes of all the conditions in this clause 16.32, insofar as applicable to six month Ratio Periods, in calculating EBITDA after SAC, the amount of EBITDA after SAC must be multiplied by 2 (two).

         For the removal of doubt, the permitted deviations referred to in this clause 16.32 (Financial Undertakings) above are permitted only for the purposes of this clause 16.32 (Financial Undertakings) and not for any other purpose under this Agreement.

25.33.   ACCESS

         At any time whilst a Potential Event of Default or Event of Default is continuing, or the Facility Agent reasonably believes a Potential Event of Default or Event of Default may be in existence: (a) Partner shall ensure, as far as it is able, that at reasonable times, on reasonable prior notice by the Facility Agent (acting upon the instructions of an Instructing Group), any professional adviser to the Facility Agent or representative of the Facility Agent or any other Agent be afforded access to, and be permitted to inspect or observe, all or any part of the Business subject to any reasonable confidentiality undertaking required by it; and (b) Partner shall permit any professional adviser to the Facility Agent or representative of the Facility Agent or the Agents, at reasonable times and on reasonable prior notice by the Facility Agent, to have access to books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it subject to any reasonable confidentiality undertaking required by it and to take such copies as may be considered appropriate by such representative or professional adviser acting reasonably.

25.34.   INTERCONNECTION

         (a) Partner shall keep the Facility Agent promptly informed of all material developments relating to the entry into the Bezeq Interconnection Agreement. Promptly following execution of any Interconnection Agreement, Partner shall deliver to the Facility Agent a copy of such Interconnection Agreement (provided that Partner may delete any reference contained therein which it reasonably believes to be commercially sensitive price or tariff information prior to the supply of such Interconnection Agreement).

         (b) Each of the parties hereto agree that the Facility Agent may only supply copies of any Interconnection Agreement delivered to it under clause 16.34(a) (Interconnection) above to (i) the Security Trustee if such Interconnection Agreement is assigned by way of security in favour of the Security Trustee; and (ii) any other Finance Party

                  (including the Security Trustee) if any Potential Event of Default or Event of Default of whatsoever nature is outstanding or if the Facility Agent reasonably believes that a Potential Event of Default or Event of Default may have occurred by reason of any event, matter or circumstance occurring with respect to such Interconnection Agreement.

         (c) Partner shall ensure that Interconnection Agreements are entered into with such other persons (apart from Bezeq) and on such terms as may in each case be reasonably necessary or appropriate for the purposes of carrying out the Business as contemplated by the Business Plan.

         (d) Partner shall promptly notify the Facility Agent upon it becoming aware of any action or inaction or intended action or inaction of Bezeq which is reasonably likely to have a materially adverse effect on the provision of interconnection infrastructure and services by Bezeq to Partner.

25.35.   RESERVE ACCOUNT

         Partner shall, in accordance with clause 1.1.131(f) above, establish, maintain and supplement the Reserve Account, charged, in accordance with clause 1.1.131(f) above, in favour of the Security Trustee (as trustee for itself and the Secured Creditors pursuant to the Debenture), unless and until no longer required to do so pursuant to paragraphs (i) or (ii) of clause 1.1.131(f).

25.36.   UTILISATION OF PROCEEDS OF FACILITIES

         Partner shall not utilise the proceeds from any Advance received under the Facilities, except for those purposes referred to in clause 2 (The Facilities) of this Agreement.

25.37.   LOANS, GUARANTEES AND INVESTMENTS IN SUBSIDIARIES

         (a) Partner shall be permitted to utilise the proceeds of Advances under the Facilities in order to make loans, to give guarantees in respect of, or to make investments in the share capital of, a Subsidiary in which Partner holds, at least, 75% (seventy-five percent) of the issued share capital and voting rights, provided that: (i) the business of such Subsidiary is exclusively in the field of the Business; (ii) the aggregate amount of any such loans, guarantees or investments in any such Subsidiary shall not exceed, individually, US $2,000,000 (two million United States Dollars); and (iii) the aggregate amount, at any time, of any such investments, loans and guarantees in all such Subsidiaries shall not exceed US $5,000,000 (five million United States Dollars), all subject to the provisions of clause 7.3 (Investment by Partner in Subsidiaries) above.

         (b) Partner shall be permitted to make loans, to give guarantees in respect of, or make investments in, the share capital of:

                  (i) any Subsidiary, after the Effective Date, from the proceeds of Permitted Loan Capital or the issue of shares in Partner;

                  (ii) subject to clauses 16.22 (Borrowings) and 16.8 (Disposals) above, any Subsidiary, where such loan, guarantee or investment is made for the purpose of financing the purchase from Partner of assets; provided that: (1) in the case of an asset which is the subject of fixed security under any Security Document (or an asset which comprises of any shares held by Partner), such assets are acquired by such Subsidiary subject to such fixed security under the Security Documents, such security is duly registered and valid and has the same priority as if such Subsidiary had originally pledged such asset under such Security Document in place of Partner and, (2) in any other case, such Subsidiary shall have first granted a first-ranking fixed charge over such assets in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) in a form substantially similar to the security granted by Partner under the Debenture; and that (3) in the event the consideration payable for such assets is in excess of US $10,000,000 (ten million United States Dollars) (or is in excess of such amount when aggregated with other consideration paid in respect of any other assets purchased from Partner as aforesaid during the preceding 12 (twelve) months), a certificate, in a form reasonably acceptable to the Instructing Group, from an appraiser certifying that the consideration paid for all of such assets was its fair value, is provided to the Participating Banks prior to such purchase.

                  (c) Save as permitted under this clause 16.37 above, Partner shall not be entitled to make loans to, give guarantees in respect of, or make investments in the share capital of, any Subsidiary.

25.38.   SHARE PLEDGES

         Subject to clause 34.2 (Release of Share Pledges) below, Partner shall procure that at all times not less than 51% (fifty-one percent) of Partner's issued share capital (including, for this purpose, any securities convertible or realisable into shares of Partner), from time to time, are pledged by the Chargors under the Share Pledges and Partner shall not issue any such shares or securities, unless immediately prior to such issue, the number of shares pledged by the Chargors as aforesaid is such that immediately after such issue, Partner shall comply with the provisions of this clause 16.38.

25.39.   NON-ACQUISITION BY SUBSIDIARY

         Partner shall procure that no Subsidiary of Partner shall acquire any share or other securities of Partner, nor the rights with respect to any Indebtedness owed to Partner.

26. DEFAULT

26.1.    EVENTS OF DEFAULT

         Each of the events set out in clause 17.2 (Non-Payment) to clause 17.24 (Non-Compliance with any Securities Authority) (inclusive) below is an Event of Default (whether or not caused by any reason outside the control of any or all of the Obligors or any other person).

26.2.    NON-PAYMENT

         Any Obligor does not pay on the due date any amount payable by it under any Facility Document at the place and in the funds expressed to be payable, provided that this clause 17.2 (Non-Payment) shall not apply: (i) to unpaid amounts of principal which are paid in full within two Business Days of the due date for payment; or (ii) to unpaid amounts of Interest or other amounts (except principal) which are paid in full within 5
         (five) Business Days after the due date for payment.

26.3.    BREACH OF OBLIGATIONS

         (a) There is any breach of any of clauses 2.1.2, 2.4 (Purpose), 4.5(b) (Outstandings in Proportion to Commitments--Facility
                  B), 16.6 (Negative Pledge), 16.7 (Sale and Leaseback), 16.8 (Disposals), 16.10 (Loans and Guarantees) to 16.15 (Share Capital) (inclusive), 16.22 (Borrowings), 16.32 (Financial Undertakings) or 16.35 (Reserve Account) to 16.39 (Non-Acquisition by Subsidiary) (inclusive), above.

         (b) Partner fails to comply with the provisions of clause 4.5(a) (Outstandings in Proportion to Commitments--Facility A and Facility C) above and within 21 (twenty-one) days after the earlier of Partner becoming aware of such default and receipt by Partner of written notice from the Coordinating Agent requiring the failure to be remedied, Partner shall have failed to cure such default.

         (c) Any Obligor fails to comply with any undertaking or obligation contained in any Facility Document and, if such default is capable of remedy within such period, within 30 (thirty) days after the earlier of the Obligor becoming aware of such default and receipt by the Obligor of written notice from the Facility Agent requiring the failure to be remedied, that Obligor shall have failed to cure such default.

26.4.    MISREPRESENTATION/BREACH OF WARRANTY

         (a) Any representation or warranty contained in clauses 15.7 (Consents), 15.8(c) or (d) (Accounts), 15.10 (Tax Liabilities), 15.12 (Business Plan), 15.13 (Ownership of Assets), 15.14 (Documents), 15.15(a) (Intellectual Property Rights), 15.16 (Environmental Matters) or 15.18 (Material Contracts) is incorrect or misleading in any respect when made or deemed repeated by reference to the facts and circumstances then subsisting.

         (b) Any representation or warranty contained in clauses 15.5(c) (Non Conflict), 15.6(b) (No Default), 15.10 (Tax Liabilities) or 15.15(b) (Intellectual Property Rights) is incorrect or misleading in any respect when deemed repeated pursuant to clause 15.21 (Repetition).

         (c) Any other representation or warranty made or repeated by or on behalf of any Obligor in any Facility Document, or in any certificate or statement delivered by or on behalf of any Obligor or other member of the Group under any Facility Document, is incorrect or misleading in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

26.5.    CROSS-ACCELERATION AND CROSS-DEFAULT

         (a) Any amount in respect of Borrowings of any one or more members of the Group (taken together if more than one) which aggregate US $5,000,000 (five million United States Dollars), or its equivalent, or more at any one time outstanding:

                  (i)      becomes prematurely due and payable;

                  (ii) becomes due for redemption before its normal maturity date; or

                  (iii)    is placed on demand,

                  in each such case by reason of the occurrence of an event of default (howsoever characterised) or any event having the same effect resulting from a default by a member of the Group.

         (b) Any amount in respect of such Borrowings which aggregate US $5,000,000 (five million United States Dollars), or its equivalent, or more, are not paid when due (whether falling due by demand, at scheduled maturity or otherwise) or within any applicable grace period provided for in the document evidencing or constituting those Borrowings.

         (c) Any Encumbrances over any assets of any one or more members of the Group (taken together if more than one) securing an aggregate of US $5,000,000 (five million United States Dollars), or its equivalent, or more become enforceable and steps are taken to enforce the same.

         (d) Any Obligor fails to discharge in full any judgment debt entered against it in excess of an aggregate amount of US $5,000,000 (five million United States Dollars), or its equivalent, within 30 (thirty) days of the relevant judgment being entered against the relevant Obligor unless such judgment is being contested in good faith on reasonable grounds following external legal advice.

         (e) For the purposes of this clause 17.5 only, "BORROWINGS" shall include Indebtedness pursuant to Hedging Transactions and, in any such case the "amount" in respect of such Hedging Transactions shall be the amount under the relevant Hedging Transaction which becomes prematurely due and payable, due for redemption before its normal maturity date, placed on demand or is not paid when due or within any applicable grace period.

         (f) There is any event of default under any debenture comprising Permitted Loan Capital.

26.6.    INVALIDITY

                  Any of the Facility Documents shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Obligor party to it or, in the case of any Security Document, fail to provide effective perfected security in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Security Document (save for any Reservations), or it shall be unlawful for any Obligor to perform any of its material obligations under any of the Facility Documents.

26.7.    INSOLVENCY AND RESCHEDULING

         Any Obligor is unable to pay its debts as they fall due or admits inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

26.8.    WINDING-UP

         Any Obligor takes any corporate action or other steps are taken or legal proceedings are started (or are consented to or any order is made) for its winding-up, liquidation, bankruptcy, dissolution, administration or re-organisation (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any material part of its revenues or assets or such a person is appointed provided that this clause 17.8 shall not apply to:

         (a) any such action relating to a solvent reconstruction, amalgamation, reorganisation or merger of such Obligor save where the Facility Agent (acting on the instructions of an Instructing Group) believes that such action will reasonably be expected to have an adverse effect on the ability of that Obligor to comply with its obligations under the Facility Documents; or

         (b) any such action which is frivolous or vexatious and which such Obligor is contesting in good faith on reasonable grounds or in respect of which an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected and which in either case is discharged or dismissed as soon as reasonably practicable.

26.9.    EXECUTION OR DISTRESS

         Any distress, execution, attachment, sequestration or other process arising out of any claim by any third party against any member of the Group for an aggregate amount of US $5,000,000 (five million United States Dollars) or its equivalent (taking all such members of the Group together) or more affects any material asset of any Obligor save where
         (i) that Obligor is, in good faith on reasonable grounds, contesting the distress, execution, attachment, sequestration or other process by appropriate proceedings diligently pursued and (ii) an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected whilst such distress, execution, attachment, diligence or other process is being so contested.

26.10.   ANALOGOUS EVENTS

         Any event occurs which has a similar or analogous effect or purpose to any of those events mentioned in clause 17.7 (Insolvency and Rescheduling), clause 17.8 (Winding-Up) or clause 17.9 (Execution or Distress).

26.11.   GOVERNMENTAL INTERVENTION

         By or under the authority of the Government of Israel or any other competent Israeli authority:

         (a) all or the majority of the management of any Obligor is displaced or the authority of any Obligor in the conduct of its business is wholly or materially curtailed; or

         (b) all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is 10% (ten percent) or more of the book value of the whole) of the revenues or assets of any Obligor is seized, nationalised, expropriated or compulsorily acquired; or

         (c) any law is introduced after the date hereof imposing material restrictions on the free transfer of funds out of Israel and/or the exchange of sheqels for dollars or Euros in each such case which will apply to payments made or to be made under any of the Facilities.

26.12.   CESSATION

         Any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business (save in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement and save as may result from any disposal of assets permitted by the terms of this Agreement or where such business or part thereof is carried on by another Obligor or for any solvent liquidation, dissolution or winding-up of any member of the Group previously approved in writing by an Instructing Group) or all or a material part of the Business is abandoned.

26.13.   PROCEEDINGS

         There is current or pending any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry concerning or involving any member of the Group which is reasonably likely to have a Material Adverse Effect.

26.14.   BREACH OF THE LICENCE OR ANY AUTHORISATION

         (a) The Licence or any Authorisation necessary for any Obligor to comply with its obligations under the Facility Documents is in whole or in part:

                  (i) surrendered, terminated, withdrawn, suspended, cancelled or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by a Licence(s) or Authorisation, as applicable having substantially equivalent effect); or

                  (ii) modified in any material respect or breached (unless, in the case of any Authorisation, such modification or breach is reasonably likely not to have a Material Adverse Effect);

                  provided that any change in the spectrum made available under the Licence will be construed to be a modification of the Licence for the purposes of this paragraph (a).

         (b) Any event occurs which is reasonably likely to give rise to the revocation, termination, cancellation or suspension of the Licence (without replacement) in such circumstance where Partner is unable to demonstrate to the reasonable satisfaction of the Instructing Group within 30 (thirty) days of such event occurring that such termination, suspension or revocation will not occur.

         (c) For the avoidance of doubt, nothing in this Agreement shall be construed as a waiver by the Finance Parties of their rights under this clause 17.14 arising from any breach of the Licence.

26.15.   MATERIAL ADVERSE CHANGE

         Any event or series of events occur which in the reasonable opinion of an Instructing Group after discussion with Partner, is likely to have a material adverse effect on the business or financial condition of the Group (as a whole) or on the ability of any Obligor to perform its material obligations under the Facility Documents.

26.16.   BREACH OF MATERIAL CONTRACTS

         (a) Any Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in any of the Material Contracts to which it is a party (other than the Licence), where such failure would be reasonably likely to have a Material Adverse Effect.

         (b) Any Authorisation necessary for any Obligor to comply with any Material Contract or any Material Contract (other than the Licence) is cancelled, suspended, withdrawn, revoked or terminated or expires by effluxion of time in a manner or circumstances (in whole or in part) without being replaced as soon as reasonably practicable on terms not materially less favourable than such Material Contract.

26.17.   REPUDIATION

         Any Obligor repudiates or purports to repudiate or threatens to repudiate any of the Facility Documents or Material Contracts to which it is a party.

26.18.   COUNTERPARTIES

         Any Counterparty:

         (a) fails duly to perform or comply with any obligation expressed to be assumed by it in any Material Contract to which it is a party where such failure would be reasonably likely to have a Material Adverse Effect; or

         (b) repudiates, or purports or threatens to repudiate, any Material Contract to which it is a party and (in the case of any Supplier Contract) a replacement contract on terms not materially less favourable with an internationally recognised equivalent supplier is not entered into by Partner within 90 (ninety) days from the date of such failure, repudiation or purported or threatened repudiation.

26.19.   SHAREHOLDERS

         (a)      (i)      The Shareholders Agreement ceases to be valid,
                           binding and enforceable; or

                  (ii) the Shareholders Agreement is revoked, terminated, cancelled or suspended without being at such time replaced with a new shareholders agreement with all material terms being acceptable to an Instructing Group; or

                  (iii) any material provision of the Shareholders Agreement is amended or waivers granted in relation thereto or any new provisions are included in the Shareholders Agreement; or

                  (iv) any party to the Shareholders Agreement is in breach of any term thereof and if such breach is capable of remedy, is not remedied within 30 (thirty) days and such event or circumstance is reasonably likely to result in a Material Adverse Effect.

        (b)       (i)      Any of the representations and warranties by any
                           Chargor in any Share Pledge to which it is a party are incorrect or misleading in any material respect when made by such Chargor by reference to the facts and circumstances then existing if the fact, matter or event giving rise to such representation being incorrect or misleading is not remedied or cured to the satisfaction of Facility Agent (acting on the instructions of an Instructing Group) within 14
                           (fourteen) days after the earlier of the relevant
                           Chargor becoming aware of the same and receipt by the relevant Chargor of written notice from Facility
                           Agent requiring the remedy of the relevant fact, matter or event.

                  (ii) Any Chargor fails to comply with any undertaking or obligation contained in any Share Pledge to which it is a party and, if such default is capable of remedy within such period, within 30 (thirty) days after the earlier of the Chargor becoming aware of such default and receipt by the Chargor of written notice from Facility Agent requiring the failure to be remedied, that Chargor shall have failed to cure such default.

                  (iii) Any Share Pledge shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Chargor party to it or fail to provide effective perfected security in accordance with the terms of the Share Pledge in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Share Pledge (save for any Reservations), or it shall be unlawful for any Chargor to perform any of its material obligations under any of the Share Pledges.

                  (iv) Any Chargor repudiates or purports to repudiate or threatens to repudiate in writing the Share Pledge to which it is a party.

26.20.   CHANGE OF OWNERSHIP

         Upon the occurrence of a Change of Ownership, unless Partner has received the prior consent of the Participating Banks to such occurrence.

26.21.   BALANCE IN RESERVE ACCOUNT

         If the balance standing to the credit of the Reserve Account shall at any time be less than the amount required under clause 1.1.131(f) above.

26.22.   MANDATORY PREPAYMENT

         In the event that Partner shall fail to make any mandatory prepayment in accordance with clause 7 (Mandatory Prepayment) above within the time limits respectively specified therefor under the relevant subsections of clause 7 (Mandatory Prepayment).

26.23.   NO TRADING IN SECURITIES

         In the event that with respect to any shares or other securities convertible into shares of Partner which are traded on a stock exchange, there is no trading in such shares or other convertible securities for a consecutive period of 10 (ten) or more days on which trading is conducted on such stock exchange.

26.24.   NON-COMPLIANCE WITH ANY SECURITIES AUTHORITY

         In the event that Partner breaches or fails to comply with any material undertakings or obligations entered into by it, or imposed on it, in favour of any securities authority in any country or state in which share, securities or debentures of Partner are traded or fails to comply with any material rules, regulations or other law of any such securities authority.


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                                     -127-




26.25.   ACCELERATION

         Upon the occurrence of an Event of Default and at any time thereafter while the same is continuing, the Facility Agent may, and shall if so directed by an Instructing Group, by notice to Partner:

         (a)      declare that an Event of Default has occurred; and/or

         (b) declare that any undrawn portion of all or any of the Available Facilities shall be cancelled forthwith, whereupon the same shall be so cancelled and the applicable Available Facility or Facilities shall be zero and all fees payable in relation to the Available Facilities shall become immediately due and payable; and/or

         (c) declare that the Advances or any one or more of them (as specified in such notice), together with all Interest and Linkage Differentials accrued on those Advances and all other amounts (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable) payable by Partner (as specified in such notice) or any of them under the Facility Documents from time to time, shall thenceforth be repayable on demand being made by the Facility Agent (and in the event of any such demand those Advances, such Interest and such other amounts shall be immediately due and payable); and/or

         (d) declare the Advances or any one or more of them (as specified in such notice) immediately due and payable, whereupon they shall become immediately due and payable together with all Interest and Linkage Differentials accrued on those Advances and all other amounts payable by Partner under the Facility Documents (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable).

26.26.   ADVANCES DUE ON DEMAND

         If, pursuant to clause 17.25 (Acceleration), the Facility Agent declares the Advances to be due and payable on demand then, and at any time thereafter so long as any Event of Default is continuing or has not been waived, the Facility Agent may by written notice to Partner (upon instruction from an Instructing Group) require repayment of the Advances on such date as the Facility Agent (upon instruction from an Instructing Group) may specify in such notice (whereupon the same shall become due and payable on such date together with accrued Interest and Linkage Differentials thereon and any other sums then owed by Partner hereunder) or withdraw such declaration with effect from such date as it may specify in such notice.


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                                     -128-




26.27.   INDEMNITY

         Partner shall indemnify each Finance Party against any losses, charges or expenses which such Finance Party may sustain or incur as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default; or

         (b)      the operation of clause 17.25 (Acceleration),

         including any losses, charges or expenses on account of funds acquired, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid or any Advance (as the case may be). A certificate of such Finance Party as to the amount of any such loss or expense shall be prima facie evidence in the absence of manifest error.

27.    AGENCY PROVISIONS

27.1.             APPOINTMENT

27.1.1. Each Participating Bank hereby appoints the Facility Agent to act as its agent in connection with the Facility Documents as specified therein and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent, respectively, by the terms thereof, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The Facility Agent shall, however, not have any duties, obligations or liabilities to the Participating Banks or any of them beyond those expressly stated in this Agreement. In acting in its capacity hereunder, the Facility Agent acts solely as the agent of each of the Participating Banks and shall not assume any obligations to, or fiduciary relationship with, the Participating Banks.

27.1.2. Each Participating Bank hereby appoints the Coordinating Agent to act as its agent in connection with the Facility Documents as specified therein and authorises the Coordinating Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Coordinating Agent, respectively, by the terms thereof, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The Coordinating Agent shall, however, not have any duties, obligations or liabilities to the Participating Banks or any of them beyond those expressly stated in this Agreement. In acting in its capacity hereunder, the Coordinating Agent acts solely as the agent of each of the Participating Banks and shall not assume any obligations to, or fiduciary relationship with, the Participating Banks.

27.2.    FACILITY AGENT'S OBLIGATION

         Without derogating from clause 18.8 (Participating Bank's Responsibility) below, the Facility Agent shall:

27.2.1. promptly inform each Participating Bank of the contents of any notice or document received by it in its capacity as Facility Agent from Partner under any of the Facility Documents;

27.2.2. monitor the compliance of Partner with the Facility Documents to which it is a party and promptly notify each Participating Bank of the occurrence of any Event of Default of which it becomes aware (including, monitor compliance with the financial undertakings specified in clause 16.32 (Financial Undertakings) above;

27.2.3. receive from Partner and each of the Participating Banks reports regarding all Advances made, amounts prepaid, repaid and paid (whether on account of principal, Interest or otherwise), including details as to the currency and amount of each Advance and payment, and the dates thereof;

27.2.4. collect from Partner and make the payments of the commissions, fees, expenses and stamp duties as referred to in clauses 10.6 (Expenses) and 10.7 (Stamp Taxes) above.

18.2A    COORDINATING AGENT'S OBLIGATION

         Without derogating from clause 18.8 (Participating Bank's Responsibility) below, the Coordinating Agent shall:

18.2A.1. deliver to the Facility Agent and the Participating Banks copies of any notice or document received by it in its capacity as Coordinating Agent under the Facility Documents; and

18.2A.2. based, solely, on the documents provided to the Coordinating Agent by Partner under clauses 4.2, 6.2.1 and 16.2.7 above, monitor (provided that the Coordinating Agent shall be under no obligation to monitor more frequently than once per Quarter) the compliance of Partner with its obligations under clause 4.5(a) (Outstandings in

         Proportion to Commitments--Facility A and Facility C) and promptly notify the Facility Agent of any non-compliance therewith.

27.3.    DISCRETIONS

         Each of the Facility Agent and the Coordinating Agent may:

27.3.1. assume, unless it has, in its capacity as agent for the Participating Banks received notice to the contrary from any other party to any of the Facility Documents, that: (a) any representation made by Partner in connection therewith is true; and
             (b) any right, power, authority or discretion vested therein upon an Instructing Group or any other person or group of persons has not been exercised;

27.3.2. engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may seem to it necessary, expedient or desirable and rely upon any advice so obtained;

27.3.3. rely as to any matters of fact which might reasonably be expected to be within the knowledge of Partner upon a certificate signed by or on behalf of Partner;

27.3.4. rely upon any communication or document believed by it to be genuine; and

27.3.5. refrain from exercising any right, power of appointment or other power or discretion vested in it as agent under any of the Facility Documents or making any determination of acceptability, any judgment or agreement in the capacity as agent, unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

27.4.    EXCLUDED OBLIGATIONS

         Notwithstanding anything to the contrary expressed or implied in any of the Facility Documents, neither the Facility Agent nor the Coordinating Agent shall:

27.4.1. be bound to enquire as to whether or not any representation made by Partner in connection with any of the Facility Documents is true;

27.4.2. be bound to account to any Participating Bank for any sum or the profit element of any sum received by them for their own account;

27.4.3. be bound to disclose to any other person any information relating to Partner if such disclosure would or might in their opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

27.4.4. be under any obligations other than those for which express provision is made herein or any of the Facility Documents.

27.5.    INDEMNIFICATION

         To the extent that Partner does not do so on demand or is not obliged to do so, each Participating Bank shall, from time to time on demand by the Facility Agent or the Coordinating Agent, indemnify the Agents, in its Proportion against any and all costs, claims, losses, expenses (including legal fees) and liabilities, together with any VAT thereon which the Facility Agent or the Coordinating Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as the Facility Agent or the Coordinating Agent hereunder.

27.6. EXCLUSION OF LIABILITIES

         Neither the Facility Agent nor the Coordinating Agent accepts any responsibility for the accuracy and/or completeness of any information supplied by Partner in connection with any of the Facility Documents or for the legality, validity, adequacy or enforceability of any of the Facility Documents and the Facility Agent shall not be under any liability as a result of taking or omitting to take any action in relation to any of the Facility Documents, save in the case of gross negligence or wilful misconduct. Neither the Facility Agent nor the Coordinating Agent shall have any liability for any loss or damage arising from any act, default, omission or misconduct on the part of any persons whose services have been engaged as contemplated pursuant to clause 18.3.2 above, save where such loss or damage arises due to the gross negligence or wilful misconduct of such person and the Facility Agent or the Coordinating Agent (as the case may be) is considered by a final decision of a court or arbitral tribunal to have failed to have taken reasonable care in the selection of the person providing the services concerned.

27.7.    NO ACTIONS

         Each of the Participating Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or the

         Coordinating Agent any claim it might have against any of them in respect of the matters referred to in clause 18.6 (Exclusion of Liabilities).

27.8.    PARTICIPATING BANK'S RESPONSIBILITY

         It is understood and agreed by each Participating Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of Partner and that (as between the Facility Agent and the Coordinating Agent, on the one hand and the Participating Banks on the other hand) each Participating Bank shall also be responsible for monitoring compliance by Partner with its obligations under this Agreement (including monitoring compliance with the financial undertakings specified in clause 16.32 (Financial Undertakings) above). Each Participating Bank warrants to the Facility Agent and the Coordinating Agent that it has not relied on and will not hereafter rely on the Facility Agent or the Coordinating Agent:

27.8.1. to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by Partner or its advisers in connection with the Facility Documents, this Agreement or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Participating Bank by the Facility Agent or the Coordinating Agent or any of them); or

27.8.2. to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of Partner.

         In addition, each Participating Bank shall give to the Facility Agent and the Coordinating Agent notice regarding the occurrences of any Default of which such Participating Bank becomes aware (including non-compliance with the financial undertakings specified in clause
         16.32 (Financial Undertakings) above).

27.9.    RESIGNATION

         The Facility Agent may resign, provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of clause 18.10 (Successor Agent) below. Bank Hapoalim may resign as Coordinating Agent by giving notice to such effect to Partner and the Facility Agent, such resignation to become effective upon service of such notice as aforesaid. Upon such resignation by Bank Hapoalim, as aforesaid, the Facility Agent shall be appointed as the successor to the Coordinating Agent.

27.10.   SUCCESSOR AGENT

         If the Facility Agent gives notice of its resignation pursuant to clause 18.9 (Resignation) above, then any reputable and experienced bank or other financial institution may, with the prior written consent of Partner (such consent not to be unreasonably withheld), be appointed as a successor to the Facility Agent (such successor to the Facility Agent, for the avoidance of doubt, shall, in the event the Facility Agent is the Coordinating Agent pursuant to clause 18.9 (Resignation) above, also be appointed as successor to the Coordinating Agent) by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may itself appoint as its successor any reputable and experienced bank or other financial institution.

27.11.   RIGHTS AND OBLIGATIONS

         If a successor to the Facility Agent or the Coordinating Agent (as the case may be) is appointed under the provisions of clause 18.10 (Successor Agent), then: (a) the departing Facility Agent or the Coordinating Agent (as the case may be) shall be discharged from any further obligation under the Facility Documents, in its capacity as Facility Agent or the Coordinating Agent (as the case may be), but shall remain entitled to the benefit of the provisions of this clause 18.11; and (b) its successors and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

27.12.   BUSINESS WITH THE GROUP

         The Facility Agent, the Arranger and the Coordinating Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with Partner.

28. BROKEN FUNDING INDEMNITY

28.1.    BROKEN FUNDING INDEMNITY FOR US DOLLARS AND EUROS

         If any Participating Bank receives or recovers all or any part of any Advance (not denominated in NIS) made by such Participating Bank otherwise than on the last day of the Duration Period relating to that Advance, Partner shall pay, on demand, to such Participating Bank an amount equal to the amount (if any) (but excluding, for the avoidance of doubt, any loss of margin) by which: (a) the additional Interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of such Duration Period exceeds
         (b) the amount of Interest which in the reasonable opinion of the relevant Participating Bank would have been payable to such Participating Bank on the last day of such Duration Period in respect of a deposit in the relevant currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of such Duration Period.

28.2.    BROKEN FUNDING INDEMNITY FOR NIS

         If any Participating Bank receives or recovers all or any part of any Advance (denominated in NIS) made by such Participating Bank otherwise than on the scheduled date of repayment of such amount, Partner shall pay, on demand, to such Participating Bank:

         (a) in the event that the rate of Interest on such Advance was based on a prime rate or on an on-call rate and the payment to the relevant Participating Bank was made without the giving to such Participating Bank of at least seven Business Days' prior written notice regarding such payment, an amount equal to the Interest which would have been payable under this Agreement on the amount so received or recovered in respect of the period of 7 (seven) Business Days (or, if prior written notice was given, the number of Business Days below 7 (seven) of which prior written notice was in fact given) after the date of such receipt or recovery;

         (b) in the event that the rate of Interest on such Advance was based on the Bond Rate or a fixed linked rate, and

                  (i) the remaining average period (taking into account scheduled repayments of such Advance) of the Duration Period for such Advance is 1 (one) year or more, the net present value of the amount, if any (excluding, for the avoidance of doubt, any loss of margin) by which: (1) the amount of Interest which would have been payable under this Agreement on the amount so received or recovered on the dates specified therefore during such Duration Period, exceeds (2) the amount of Interest which would be payable on the amount so received or recovered at the Bond Rate less 0.6% (nought point six percent) as at the date or dates of such receipt or recovery, for a period equal to the remaining average period (taking into account scheduled repayments of such Advance) of such Duration Period; or

                  (ii)      the remaining average period (taking into account
                           scheduled repayments of such Advance) of the Duration Period for such Advance is less than 1 (one) year, the net present value of the amount, if any (excluding, for the avoidance of doubt, any loss of margin) by which: (1) the amount of Interest which would have been payable under this Agreement on the amount so received or recovered on the dates specified therefor during such Duration Period exceeds (2) the arithmetic mean of the Average Daily Yield; "THE AVERAGE DAILY YIELD" being the arithmetic mean of the gross yields to maturity (rounded upwards, if necessary, to four decimal places) as published by the Tel-Aviv Stock Exchange ("TASE") of all of the series of fixed rate bonds issued by the State of Israel listed on the TASE, with a remaining period to maturity of between 6 (six) months and 1
                           (one) year which are denominated in NIS and fully linked to the Cost of Living Index on the 5 (five) trading days of the TASE immediately preceding the date of actual payment, all as determined by the Facility Agent;

         (c) in the event that rate of Interest on such Advance was based on a fixed unlinked rate and:

                  (i) the remaining average period (taking into account scheduled repayments of such Advance) of the Duration Period for such Advance is 1 (one) year or less, the net present value of the amount (excluding, for the avoidance of doubt, any loss of margin) by which: (1) the amount of Interest which would have been payable under this Agreement on the amount so received or recovered had it been received or recovered on the dates specified therefore during such Duration Period, exceeds (2) the amount of Interest which would have been payable on the amount so received or recovered at the Interest rate on short-term loan notes issued by the Bank of Israel (Makam) for a period equal to the remaining average period (taking into account scheduled repayments of such Advance) of such Duration Period; or

                  (ii) the remaining average period (taking into account scheduled repayments of such Advance) of such Rate Period is more than one year, the net present value of the amount, if any (excluding, for the avoidance of doubt, any loss of margin) by which: (1) the amount of Interest which would have been payable under this Agreement on the amount so received or recovered on the dates specified therefor during the relevant Rate Period exceeds (2) the arithmetic mean of the Average Daily Yield; "THE AVERAGE DAILY YIELD" being the arithmetic mean of the gross yields to maturity (rounded upwards, if necessary, to four decimal places) as published by the TASE of six, or if less, less, series of fixed rate bonds issued by the State of Israel listed on the TASE, with a remaining period to maturity similar to the remaining average period (taking into account scheduled repayments of such Advance) of such Rate Period, which are denominated in NIS and not linked to the Cost of Living Index, on the 5 (five) trading days of the TASE immediately preceding the date of actual payment, all as determined by the Facility Agent;

              (d) In each of paragraphs (i) and (ii) of (b) and (c) above, the net present value shall be discounted at the rate referred to in (2) of the relevant paragraph.

28.3.    PARTNER'S INDEMNITY

         Partner undertakes to indemnify each Participating Bank against any loss it may suffer or incur as a result of its funding or making arrangements to fund an Advance requested by Partner hereunder but not made by reason of the operation of any one or more of the provisions hereof (other than by reason of a default by such Participating Bank), upon provision by any Participating Bank claiming hereunder of a written statement setting out in reasonable detail the basis of the calculation.

29. CURRENCY OF ACCOUNT

29.1.    CURRENCY OF ACCOUNT

         With respect to all of the Facilities:

         (a) each repayment of an Advance or part thereof shall be made in the currency in which such Advance was made;

         (b) each payment of Interest shall be made in the currency in which the sum in respect of which such Interest is payable is denominated;

         (c) any amount expressed to be payable in another currency shall be paid in that other currency;

         (d) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

         (e) each payment pursuant to clause 13.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder.

29.2.    CURRENCY INDEMNITY

         If any sum due from Partner under any Facility Document or any order or judgment given or made in relation thereto has to be converted from the currency ("THE FIRST CURRENCY") in which the same is payable thereunder or under such order or judgment into another currency ("THE SECOND CURRENCY") for the purpose of: (a) making or filing a claim or proof against Partner; (b) obtaining an order or judgment in any court or other tribunal; or (c) enforcing any order or judgment given or made in relation thereto, Partner shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

30. PAYMENTS WITHOUT SET-OFF

         All payments required to be made by Partner under the Facility Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

31.      SET-OFF

         Each Finance Party may (but shall not be obliged to) set-off against any obligation of any Obligor due and payable by it to or for the account of such Finance Party under this Agreement and not paid on the due date or within any applicable grace period any moneys held by such Finance Party for the account of such Obligor at any office of such Finance Party anywhere and in any currency, whether or not matured. Such Finance Party may effect such currency exchanges as are appropriate to implement the set-off and any usual charges in relation to such currency exchanges shall be paid by such Obligor. Any Finance Party which has set off shall give notice of that fact to the relevant Obligor as soon as reasonably practicable.

32.    APPLICATION AND REDISTRIBUTION OF PAYMENTS

32.1.    APPLICATION OF PAYMENTS

         (a) If after the Default Date the Security Trustee or any Receiver appointed under any Security Document receives payment insufficient to discharge all amounts then due and payable by the Obligors under the Facility Documents, the Security Trustee or Receiver, as applicable, shall apply such payment towards the obligations of the Obligors under the Facility Documents in the following order (after converting the payment into the currency necessary to make payment of all amounts due as aforesaid in the equivalent of the currencies in which such amounts are due):

                  (i) first, in or towards payment of any unpaid fees, costs and expenses of the Facility Agent, the Coordinating Agent, the Security Trustee and/or any Receiver pro rata between the amounts of such unpaid fees, costs and expenses;

                  (ii) secondly, in or towards payment pro rata to the Dollar equivalent of all amounts due to: (1) each Participating Bank under the Facility Documents; and
                           (2) Israel Discount Bank Ltd., pursuant to the IDB Performance Bond Counter Indemnity; and

                  (iii) thirdly, in or towards payment, pro rata, to all amounts due to each Participating Bank on account of Borrowings, as referred to in paragraphs (c), (d) and
                           (e) of the definition of "Permitted Borrowings", received by any Obligor from any such Participating Bank.

         (b) The Facility Agent shall, if so directed by all the Secured Creditors, vary the order set out in sub-paragraphs (a)(i),
                  (ii) and (iii) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by any Obligor or Shareholder.

         (d) For the purposes of this clause 23.1 any Dollar equivalent shall be calculated as at the date 2 (two) Business Days prior to the date the Security Trustee or the Receiver, as applicable, makes any relevant application.

32.2.    PARTIAL PAYMENTS

         (a) If a Finance Party receives before the Default Date a payment that is insufficient to discharge all the amounts then due and payable to such

                  Finance Party by an Obligor under the Facility Documents, then that Finance Party shall apply such payment towards the obligations of the Obligor to such Finance Party, under the Facility Documents, in the following order:

                  (i) first, in or towards payment of any unpaid fees, costs and expenses of such Finance Party under the Facility Documents;

                  (ii) secondly, in or towards payment of any accrued Interest or commission due to such Finance Party but unpaid, under this Agreement;

                  (iii) thirdly, in or towards payment of any principal, together with Linkage Differentials, due to such Finance Party but unpaid, under this Agreement; and

                  (iv) fourthly, in or towards payment of any other sum due to such Finance Party but unpaid, under the Facility Documents.

         (b) A Finance Party shall be at liberty to vary the order set out in paragraphs (a)(i) to (iv) (inclusive) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.3.    REDISTRIBUTION ON OR AFTER DEFAULT DATE

         Subject to clause 23.5 (Recoveries Through Legal Proceedings), if, at any time on or after the Default Date, the proportion which any Secured Creditor ("A RECOVERING SECURED CREDITOR") has received or recovered from any Obligor or any Shareholder (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) other than in accordance with the applicable priority at the relevant time set out in clause 23.1 (Application of Proceeds), in respect of its portion of all sums due from any Obligor or Shareholder under the Facility Documents on or after the Default Date is greater (the excess proportion being herein called "AN EXCESS SUM") than the proportion of such sum due so received or recovered by the Secured Creditor or Creditors receiving or recovering the smallest proportion thereof (including a nil receipt), then:

         (a) such Recovering Secured Creditor shall inform the Security Trustee of such receipt or recovery and pay to the Security Trustee an amount equal to such Excess Sum;

         (b) as between the relevant person and such Recovering Secured Creditor, the Excess Sum shall be treated as not having been paid; and

         (c) the Security Trustee shall treat the amount received by it from such Recovering Secured Creditor pursuant to paragraph
                  (a) above as if such amount had been received by it from the relevant person on account of such sum and shall pay the same to the persons entitled thereto (including such Recovering Secured Creditor) pro rata to their respective entitlements thereto in accordance with clause 23.1 (Application of Proceeds).

32.4.    REPAYABLE RECOVERIES

         If any sum ("A RELEVANT SUM") received or recovered by a Recovering Secured Creditor in respect of any amount owing to it by any Obligor or Shareholder becomes repayable and is repaid by such Recovering Secured Creditor, then:

         (a) each Secured Creditor (other than a Recovering Secured Creditor) which has received a share of such Relevant Sum by reason of the implementation of clause 23.3 (Redistribution on or after Default Date) shall, upon request of the Security Trustee, pay to the Security Trustee for account of such Recovering Secured Creditor an amount equal to its share of such Relevant Sum; and

         (b) as between the relevant Obligor or Shareholder and each such Secured Creditor, the amount repaid by such Secured Creditor pursuant to paragraph (a) above shall be treated as not having been paid.

32.5.    RECOVERIES THROUGH LEGAL PROCEEDINGS

         (a) If any Participating Bank shall commence any action or proceeding in any court to enforce its rights (if so permitted or contemplated) under any of the Facility Documents after consultation with the other Participating Banks and with the consent of an Instructing Group (such consent not to be unreasonably withheld) and, as a result thereof or in connection therewith, shall receive any Excess Sum (as defined in clause 23.3 (Redistribution on or after Default Date)), then such Participating Bank shall not be required to share any portion of such amount with any Participating Bank or other Secured Creditor which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

         (b) Any Participating Bank may (upon giving to the other Participating Banks no less than 10 (ten) Business Days' notice to such effect) commence any action or proceeding in any court to enforce its rights (if so permitted or contemplated) under any of the Facility Documents without consulting any other Participating Bank, but such Participating Bank shall be required to share any Excess Sum received with the other Participating Banks.

33. CALCULATIONS AND EVIDENCE OF DEBT

33.1.    BASIS OF ACCRUAL

         Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 (three hundred and sixty) days in relation to amounts denominated in US Dollars or Euros (or 365 (three hundred and sixty-five days) in relation to Interest on amounts denominated in NIS) and the actual number of days elapsed.

33.2.    EVIDENCE OF DEBT

         Each Participating Bank shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and owing to it hereunder.

33.3.    PRIMA FACIE EVIDENCE

         In any legal action or proceeding arising out of or in connection with this Agreement: (a) the entries made in the accounts maintained pursuant to clause 24.2 (Evidence of Debt) above shall, in the absence of manifest or proven error, be prima facie evidence of the existence and amounts of the specified obligations of Partner; and (b) a certificate of any Participating Bank signed by a relevant senior officer as to its Cost of Funds for the purpose of determining the Interest rate in respect of an Advance shall constitute prima facie evidence of such Cost of Funds.

33.4.    CERTIFICATES OF PARTICIPATING BANKS

         A certificate of a Finance Party as to: (a) the amount by which a sum payable to it hereunder is to be increased under clause 11.1 (Tax Gross-Up) above; or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in clause 12.1 (Increased Costs) above shall, in the absence of manifest or proven error, be prima facie evidence of the existence and amounts of the specified obligations of Partner.

34.      GUARANTEE AND INDEMNITY

34.1.    GUARANTEE

         Each Guarantor irrevocably and unconditionally guarantees to the Agents, the Arranger and the other Secured Creditors the due and punctual observance and performance of all the terms, conditions and undertakings on the part of Partner contained in this Agreement and the other Facility Documents and agrees to pay to the Facility Agent, the Coordinating Agent and each Participating Bank from time to time on demand any and every sum or sums of money which Partner is at any time liable to pay to the Agents, the Arranger, the Coordinating Agent and the Participating Banks or any of them under or pursuant to this Agreement and the other Facility Documents (whether actual or contingent) and which has become due and payable but has not been paid at the time such demand is made.

34.2.    INDEMNITY

         Each Guarantor irrevocably and unconditionally agrees as a primary obligation and not merely as surety to indemnify the Agents, the Arranger and the Participating Banks from time to time on demand by the Facility Agent (upon instruction of an Instructing Group) from and against any loss incurred by the Agents, the Arranger and such Participating Bank or any of them as a result of any of the obligations of Partner under or pursuant to this Agreement or any other Facility Document being or becoming void, voidable, unenforceable or ineffective as against Partner for any reason whatsoever, whether or not known to the Agents, the Arranger and the Participating Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from Partner.

34.3.    ADDITIONAL SECURITY

         The obligations of each Guarantor herein contained shall be in addition to and independent of every other security held by the Security Trustee upon trust for the Agents, the Arranger and the Participating Banks or any of them may at any time hold in respect of any of Partner's obligations hereunder.

34.4.    CONTINUING OBLIGATIONS

         The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of Partner under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by Partner hereunder and total satisfaction of all Partner's actual and contingent obligations hereunder.

34.5.    OBLIGATIONS NOT DISCHARGED

         Neither the obligations of any Guarantor herein contained nor the rights, powers and remedies conferred in respect of any Guarantor upon the Agents, the Arranger and the Participating Banks or any of
         them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         (a) the winding-up, dissolution, administration or re-organisation of Partner or any other person or any change in its status, function, control or ownership;

         (b) any of the obligations of Partner or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         (c) time or other indulgence being granted or agreed to be granted to Partner in respect of its obligations hereunder or under any such other security;

         (d) any amendment to, or any variation, waiver or release of, any obligation of Partner hereunder or under any such other security;

         (e) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of Partner's obligations hereunder;

         (f) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of Partner's obligations hereunder; or

         (g) any other act, event or omission which, but for this clause 25.5, might operate to discharge, impair or otherwise affect any of the obligations of any Guarantor herein contained or any of the rights, powers or remedies conferred upon the Agents, the Arranger and the Participating Banks or any of them by this Agreement or by law.

34.6.    SETTLEMENT CONDITIONAL

         Any settlement or discharge between any Guarantor and the Agents, the Arranger and the Participating Banks or any of them shall be conditional upon no security or payment to the Agents, the Arranger and the Participating Banks or any of them by Partner or any Guarantor or any other person on behalf of Partner or, as the case may be, any Guarantor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agents, the Arranger and the Participating Banks shall each be entitled to recover the value or amount of such security or payment from the relevant Guarantor subsequently as if such settlement or discharge had not occurred.

34.7.    EXERCISE OF RIGHTS

         Neither the Agents, the Arranger nor the Participating Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by this Agreement or by law:

         (a)      to make any demand of Partner;

         (b) to take any action or obtain judgment in any court against Partner;

         (c) to make or file any claim or proof in a winding-up or dissolution of Partner; or

         (d) to enforce or seek to enforce any other security taken in respect of any of the obligations of Partner hereunder.

34.8.    DEFERRAL OF GUARANTOR'S RIGHTS

         Each Guarantor agrees that, so long as any amounts are or may be owed by Partner hereunder or Partner is under any actual or contingent obligations hereunder, any rights which the relevant Guarantor may at any time have by reason of performance by it of its obligations hereunder or in respect of any other moneys for the time being due to the relevant Guarantor from the Partner:

         (a)      to claim payment from or be indemnified by Partner; and/or

         (b) to claim any contribution from any other guarantor of Partner's obligations hereunder or in respect of any such other moneys; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agents, the Arranger and the Participating Banks hereunder or of any other person in respect of such moneys or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Agents, the Arranger and the Participating Banks or taken by any other person in respect of such moneys, shall be exercised by the relevant Guarantor only if and to the extent that the Facility Agent (upon instructions from an Instructing Group) so requires and in such manner and upon such terms as the Facility Agent (upon instructions from an Instructing Group) may specify and the relevant Guarantor further agrees to hold any moneys at any time received by it as a result of the exercise of any such rights on trust for and on behalf of, and to the order of, the Participating Banks for application in or towards payment of any sums at any time owed by Partner hereunder.

34.9.    SUSPENSE ACCOUNTS

         All moneys received, recovered or realised by a Participating Bank by virtue of clause 25.1 (Guarantee) or clause 25.2 (Indemnity) may, in that Participating Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Participating Bank thinks fit pending the application from time to time (as such Participating Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Obligors to such Participating Bank hereunder.

34.10.   WAIVER BY GUARANTOR

         Without derogating from any other provisions of this Agreement which exclude the application of, or constitute a waiver by a Guarantor of, certain defences or rights under the Guarantee Law, 1967 ("THE GUARANTEE LAW") (which defences or rights would, but for such provision, have been available to such Guarantor), each Guarantor hereby waives all rights and defences under the Guarantee Law and confirms that the provisions of the Guarantee Law affording such rights or defences to a guarantor shall not apply to this Agreement.

35. ADDITIONAL GUARANTORS AND SECURITY

35.1.    ADDITIONAL GUARANTORS

         (a) The Obligors shall procure that any Subsidiary (other than a Venture Subsidiary or a Subsidiary of a Venture Subsidiary) shall become, as soon as practicable and in any event within 30 (thirty) days of becoming a Subsidiary, an Additional Guarantor by entering into a Guarantor Accession Agreement.

         (b) On each date that a Guarantor Accession Agreement is entered into Partner shall procure that certified copies of each of the documents listed in SCHEDULE 23 (Documents Required for Acceding Guarantors) are delivered in respect of the Additional Guarantor, the Guarantor Accession Agreement duly executed and any security document required for the purposes of compliance with clause
                  26.2 (Security) each in form and substance reasonably satisfactory to the Facility Agent.

35.2.    SECURITY

         The Obligors shall procure that on the date that a Guarantor Accession Agreement is delivered in accordance with clause 32.1 (Additional Guarantors) above, the Subsidiary shall grant security in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) which is similar to the security granted by the Debenture.

36.      ASSIGNMENTS AND TRANSFERS

36.1.    BINDING AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and permitted assigns.

36.2.    NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

         No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under any of the Facility Documents.

36.3.    ASSIGNMENTS AND TRANSFERS BY PARTICIPATING BANKS

         Any Participating Bank may with the consent of Partner (such consent not to be unreasonably withheld or delayed) unless such assignment or transfer is to an Affiliate of a Participating Bank or an Event of Default has occurred and is continuing (in which event no consents will be required), at any time, assign all or any of its rights and benefits under the Facility Documents or transfer in accordance with clause 27.5 (Transfers by Participating Banks) all or any of its rights, benefits and obligations under the Facility Documents to any bank or financial institution. Subject to the aforegoing, a Participating Bank may assign to any person, in whole or in part, any of its rights, benefits and obligations under the Facility Documents. An assignment by a Participating Bank of the whole or part of its outstanding Advances shall be made together with an assignment of the Commitment in respect thereof. An assignment or transfer of any such Advance shall be in respect of at least a minimum amount of US $5,000,000 (five million United States Dollars) (or its equivalent). Where a Participating Bank has transferred to a Transferee any part of its Commitment under Facility A or Facility C, as the case may be, such Transferee's Commitment under such Facility (transferred to it as aforesaid) and, if applicable, the Commitment under Facility A or Facility C, as the case may be, of the relevant transferring Participating Bank (to the extent not transferred as aforesaid), shall be reduced, on each Facility A Commitment Reduction Date or Facility C Commitment Reduction Date, as the case may be, by the same percentage as the other Participating Banks' respective Commitments under such Facility are reduced under clause 5.1.1 or 5.3.1, as applicable, of this Agreement.

36.4.    ASSIGNMENTS BY PARTICIPATING BANKS

         If any Participating Bank assigns all or any of its rights and benefits under the Facility Documents in accordance with clause 27.3 (Assignments and Transfers by Participating Banks), then, unless and until the assignee has agreed with the Agents, the Arranger and the other Participating Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to each of the Facility Documents as a Participating Bank (whereupon such assignee shall become a party to the Facility Documents as a "PARTICIPATING BANK"), the Agents, the Arranger and the other Participating Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to the Facility Documents. For the avoidance of doubt, a Participating Bank that has assigned all its interest and which is a counterparty to an Interest Rate Hedging Agreement shall, upon such assignment, cease to be a Secured Interest Rate Hedge Provider.

36.5.    TRANSFERS BY PARTICIPATING BANKS

         If any Participating Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Facility Documents as contemplated in clause 27.3 (Assignments and Transfers by Participating Banks), then such transfer may be effected by the delivery to the Facility Agent of a duly completed and duly executed Transfer Certificate (together with a copy to Partner for information purposes only), accompanied by such other documentation as may be required for the purposes of such transfer under the Security Documents, in which event, on the later of the Transfer Date specified in such Transfer Certificate and the 5th (fifth) Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

         (a) to the extent that in such Transfer Certificate the Participating Bank party thereto seeks to transfer its rights, benefits and obligations under the Facility Documents, each of the Obligors and such Participating Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this clause
                  27.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

         (b) the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Participating Bank;

         (c) the Agents, the Arranger, such Transferee and the other Participating Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Facility Documents as a Participating Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

         (d) such Transferee shall become a party to the Facility Documents as a "PARTICIPATING BANK".

36.6.    DISCLOSURE OF INFORMATION

         Any Participating Bank may at any time disclose to any actual or potential assignee or Transferee or subparticipant (or other party entering into contractual arrangements to assume risks in relation to the Facilities or any of them) in respect of the Facility Documents such information about the Business, the Facility Documents, the Material Contracts and the Obligors as such Participating Bank shall consider appropriate but only having first obtained from such potential assignee or Transferee or subparticipant or equivalent a confidentiality undertaking equivalent in effect to the confidentiality arrangements set out in clause 38 (Confidentiality) in writing addressed to the relevant Participating Bank and Partner.

36.7.    NO INCREASED COSTS

         If any assignment or transfer of all or any part of the rights or obligations of a Participating Bank pursuant to this clause 27 or if any change in or substitution of a Participating Bank's Facility Office would, but for this clause 27, result, as a consequence of circumstances prevailing or foreseeable at that time, in any Obligor having any obligation to pay any amount under clause 11.1 (Tax Gross-Up) or clause 12.1 (Increased Costs) then, unless such assignment, transfer or change in or substitution of Facility Office arises as a consequence of the provisions of clause 14.1 (Mitigation) or is made with the written consent of Partner, the assignee, or Transferee or Participating Bank acting through its new Facility Office shall be entitled to receive such amounts only to that extent that the relevant assignor, or transferor or Participating Bank acting through its relevant Facility Office would have been so entitled had there been no assignment, or transfer, change in or substitution of Facility Office (as the case may be).

37. COSTS AND EXPENSES

37.1.    AGENTS' COSTS

         Partner shall, from time to time on demand of the relevant Agent (and without prejudice to the provisions of clause 10.6.2 above and clause
         28.2 (Amendment Costs)) compensate the relevant Agent for all costs and expenses (including telephone, fax, copying, travel, personnel and legal costs) incurred by such Agent in connection with its taking such action as it may deem appropriate or in complying with any instructions from an Instructing Group or any request by any Obligor or in connection with:

         (a) the granting or proposed granting of any waiver or consent requested under any of the Facility Documents by any Obligor;

         (b) any actual, potential or suspected breach by any Obligor of its obligations under any of the Facility Documents;

         (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or

         (d) any amendment or proposed amendment to any of the Facility Documents requested by any Obligor.

37.2.    AMENDMENT COSTS

         If any amendment or waiver is requested, required or agreed by Partner in accordance with clause 30 (Amendments) then Partner shall, on demand of the Facility Agent (acting on its own motion or otherwise upon the request of the Arranger or a Participating Bank), reimburse the Agents, the Arranger and the Participating Banks for all reasonable costs and expenses submitted to Partner together with appropriate evidence thereof (including legal fees but excluding any charges for management time) together with any VAT thereon incurred by the Agents, the Arranger and the Participating Banks in responding to or complying with such requests.

37.3.    PARTICIPATING BANKS' LIABILITIES FOR COSTS

         If Partner fails to perform any of its obligations under this clause 28 and clauses 10.6 (Expenses) and 10.7 (Stamp Taxes) above, each Participating Bank shall, in its Proportion (or, if the Loan has been repaid in full, immediately prior to the final repayment thereof), indemnify each of the Agents and the Arranger against any loss incurred by any of them as a result of such failure and Partner shall forthwith reimburse each Participating Bank for any payment made by it pursuant to this clause 28 and clauses 10.6 (Expenses) and 10.7 (Stamp Taxes) above.

38.      PARTIAL INVALIDITY

         If any provision of any of the Facility Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

39. AMENDMENTS

         The Facility Agent, if it has the prior written consent of an Instructing Group, and Partner may, from time to time, agree in writing to amend any of the Facility Documents or to waive, prospectively or retrospectively, any of the requirements of any of the Facility Documents and any amendments or waivers so agreed shall be binding on all the Participating Banks, the Arranger, the Facility Agent, the Coordinating Agent and the Obligors provided that:

         (a) no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party;

         (b) without the prior written consent of all the Participating Banks and Partner, no such amendment or waiver shall:

                  (i) amend or waive any provision of clause 23 (Application and Redistribution of Payments) or this clause 30;

                  (ii) reduce the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Obligor hereunder to which any Participating Bank is entitled;

                  (iii) change the principal amount of or currency of any Advance, or defer any payment date other than in accordance with the terms of this Agreement;

                  (iv) change the Margin, change the amount or currency or defer the date for any payment of interest, fees or any other amount payable hereunder to all or any of the Agents, the Arranger and the Participating Banks;

                  (v)      defer the Termination Date;

                  (vi)     amend the definition of "Instructing Group"; or

                  (vii) amend any provision which contemplates the need for the consent or approval of all the Participating Banks;

         (c) the Security Trustee shall not release any security over any asset or assets or any part thereof constituted pursuant to any Security Document without the consent of all of the Secured Creditors, if the relevant asset, assets or part thereof over which such security is constituted will not be, immediately following such release, disposed of or transferred outside the Group following such release or if the proceeds of sale or replacement assets will not be subject to first ranking security interests in favour of the Security Trustee (for the benefit of itself and the Secured Creditors); and

         (d) notwithstanding any other provisions hereof, the Facility Agent shall not be obliged to agree to any such amendment or waiver if the same would:

                  (i) amend or waive any provision of this clause 30, clauses 10.6 (Expenses), 10.7 (Stamp Taxes), 28 (Costs and Expenses) or 18 (Agency Provisions) above; or

                  (ii) otherwise amend or waive any of the Agents' rights under any of the Facility Documents or subject the Agents or the Arranger to any additional obligations under any of the Facility Documents.

40.      INFORMATION

         Without derogating from clause 27.6 (Disclosure of Information) above, Partner hereby agrees that the Participating Banks may at any time, amongst themselves, disclose to each other any information in respect of: (i) Drawdown Requests received, Advances made and payments received from or by Partner, as the case may be, under the Facilities; and (ii) any other information in respect of the Business, the Facility Documents, the Material Contracts and obligations as the Participating Bank, disclosing the same, deems appropriate.

41. RELEASE OF SHARE PLEDGES

41.1.    SHARE PLEDGES

         In the event that in any one year Ratio Period ("THE DETERMINING RATIO PERIOD"):

41.1.1. Partner shall (as of the end of the Determining Ratio Period) have made payment under the Facilities to the Participating Banks (disregarding for this purpose, any repayment or prepayment capable of being reborrowed under this Agreement) of an amount equal to half the amount of the Total Commitments; and


41.1.2.  (a)      if the Determining Ratio Period falls during the period
                  2003-2007 (inclusive), each of the Facility Debt Cover Ratio,
                  Total Debt Cover Ratio, Fixed Charge Coverage Ratio and ADSCR for the one year Ratio Period immediately preceding the Determining Ratio Period was not less than 135% (one hundred and thirty-five percent) of such minimum ratio required for such immediately preceding one year Ratio Period pursuant to the table in clause 16.32 below; or

         (b) if the Determining Ratio Period is the one year Ratio Period 2008, the Total Debt Cover Ratio for the 2007 one year Ratio Period was not less than 135% (one hundred and thirty-five percent); or

         (c) if the Determining Ratio Period is the one year Ratio Period 2009, the Total Debt Cover Ratio for the 2008 one year Ratio Period was not less than 280% (two hundred and eighty percent),

         then the Participating Banks shall, as soon as reasonably practicable after the publication and receipt by the Participating Banks of the Accounts for the Determining Ratio Period, procure the irrevocable release of the Share Pledges over the Chargors' shares in Partner.

41.2.    RELEASE OF SHARE PLEDGES

         Upon the release of all such Share Pledges, the provisions of clause 17.19(b) (Shareholders) above shall thereupon cease to have any force or effect (except in relation to any antecedent breach thereof).

41.3.    DISTRIBUTION OF TAPUZ SHARES

         [Deleted.]

42.      RESPONSE TO REQUESTS FOR APPROVAL OR CONFIRMATION

42.1. Save where expressly stated otherwise in this Agreement, the Facility Agent shall endeavour to respond promptly to any request by Partner for an approval or confirmation in accordance with this Agreement and shall, in any event, respond by not later than 14 (fourteen) Business Days after receipt of the said request, together with all reports, statements and other information required hereunder to be supplied by Partner, together with such request; failing which response, the Facility Agent shall be deemed not to have given its consent.

42.2. Save where expressly stated otherwise in this Agreement, the Participating Banks shall endeavour to respond promptly to any request by Partner for an approval or confirmation in accordance with this Agreement and shall, in any event, respond by not later than 21 (twenty-one) Business Days after receipt of the said request, together with all reports, statements and other information required hereunder to be supplied by Partner, together with such request; failing which response, the Participating Banks shall be deemed not to have given their consent.

43.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

44.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and shall be construed in accordance with Israeli law and the competent court of Tel-Aviv-Jaffa shall have exclusive jurisdiction to hear any matters, provided that the Facility Agent and the Participating Banks shall be entitled to sue Partner or any other Obligor in any jurisdiction in which it has an office or holds assets.

45.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Agents, the Arranger and the Participating Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

46.      NOTICES

46.1.    COMMUNICATIONS THROUGH FACILITY AGENT

         Every notice, request, demand or other communication under this Agreement to be given by Partner to any other party shall be given to such party, with a copy to the Facility Agent, to be delivered in accordance with clause 37.2 (Manner of Delivery) below. Every notice, request, demand or other communication under this Agreement to be given to Partner shall be delivered to Partner in accordance with clause 37.2 (Manner of Delivery) below, with a copy to be given to the Facility Agent.

46.2.    MANNER OF DELIVERY

         (a) Notices to be given hereunder shall be in writing and may be given personally, by facsimile or, if not available, as required by clause 37.2(b) below. Any notice to be given personally or by facsimile to the Facility Agent, the Coordinating Agent or any Participating Bank must be given during normal banking hours of the Facility Agent, the Coordinating Agent or any Participating Bank to the persons and at the addresses respectively designated below. If notice is sent by facsimile, it shall be deemed to have been served when confirmation of receipt by the intended recipient has been received. All notices given by facsimile shall be confirmed by letter despatched in the manner provided in clause 37.2(b) within 24 (twenty-four) hours of transmission.

         (b) Any other notices to be given hereunder shall be served on a party by prepaid express registered letter (or nearest equivalent) to its address given below or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served within 5
                  (five) days after the time at which such notice was posted and in proving such service, it shall be sufficient to prove that the notice was properly addressed and posted:

                  to Partner at:               8 Amal Street
                                               Afeq Industrial Zone
                                               Rosh Haayin 48103
                                               Israel
                                               Facsimile: 067 815 282
                                               Attention: Mr. Meir Mulla,
                                                          Treasurer

                  with a copy to:              Gross, Kleinhendler, Hodak,
                                               Halevy, Greenberg & Co.
                                               Round Building, 40th Floor
                                               Azrieli Centre
                                               Tel-Aviv 67021
                                               Israel
                                               Facsimile: (03) 607 4422
                                               Attention:  Richard J. Mann, Adv.

                  to the Facility Agent at:    Bank Leumi Le-Israel B.M.
                                               Technology Section
                                               Corporate Division
                                               32 Yehuda Halevi Street
                                               Tel-Aviv
                                               Facsimile:   (03) 514 9514
                                               Attention:    Sector Manager

                  to the Coordinating
                  Agent at:                    Bank Hapoalim B.M.
                                               Telecommunications and
                                               Infrastructure Sector
                                               Corporate Division
                                               Zion Building
                                               45 Rothschild Boulevard

                                               Tel-Aviv
                                               Facsimile:    (03) 567 3849
                                               Attention:    Manager of
                                               Telecommunications and
                                               Infrastructure Sector

                  to the Participating
                  Banks at--

                  (i)    BLL:                  Technology Section
                                               Corporate Division
                                               32 Yehuda Halevi Street
                                               Tel-Aviv
                                               Facsimile:    (03) 514 9017
                                               Attention:    Sector Manager

                  (ii)   ISRAEL DISCOUNT
                         BANK LTD.:            29 Yehuda Halevi Street
                                               Tel-Aviv
                                               Facsimile:    (03) 514 6364
                                               Attention:    Senior Manager

                  (iii)  BANK HAPOALIM :       Telecommunications and
                                               Infrastructure Sector
                                               Corporate Division
                                               Zion Building
                                               45 Rothschild Boulevard
                                               Tel-Aviv
                                               Facsimile:    (03) 567 3849
                                               Attention:    Manager of
                                               Telecommunications and
                                               Infrastructure Sector

            (iv)   THE FIRST INTERNATIONAL
                   BANK OF ISRAEL LTD.:        The First International
                                               Bank of Israel Ltd.
                                               Haifa Main Branch
                                               3 Habankim Street
                                               Haifa
                                               Facsimile:     (04) 853 6269
                                               Attention:    Branch Manager

            (v)    UNITED MIZRAHI
                   BANK LTD.:                  48 Lilienblum Street
                                               Tel-Aviv
                                               Facsimile:    (03) 567 9916
                                               Attention:    Manager, Tel-Aviv
                                                              Main Branch

            (vi)   MERCANTILE
                   DISCOUNT BANK LTD.:         103 Allenby Street
                                               Tel-Aviv
                                               Facsimile:  (03) 566 6919
                                               Attention:  Head of Corporate
                                                                Division

            (viii) CITIBANK N.A.:              Tel-Aviv Branch
                                               Platinum Building
                                               21 Ha'arbah'a Street
                                               Tel-Aviv
                                               Israel
                                               Facsimile:  (03) 684 2402
                                               Attention:  Branch Manager


            (vii)  in the case                 the address designed by it to the
                   of a                        Facility Agent and Partner for
                   Transferee:                 such purpose at the end of the
                                               Transfer Certificate to which it
                                               is a party as Transferee;




            (viii) or, in respect              delivered to such other address
                   of a                        as may be designated by it for
                   Finance Party:              such purpose by notice to the
                                               Facility Agent and Partner.


47.    CONFIDENTIALITY

       Subject to clause 27.6 (Disclosure of Information) the Arranger, each Participating Bank and Agent shall keep confidential all confidential information concerning Partner, the Shareholders, the Business and the terms and conditions of the Facility Documents and the Material Contracts, and will not disclose any such information to any third party without the prior written consent of Partner unless such disclosure is:

       (a) made in connection with any proceedings arising out of or in connection with any Facility Document, to the extent that such a party reasonably considers it necessary to protect its interests; or

       (b)    required by an order of a court of competent jurisdiction; or

       (c) made or required pursuant to any law or legal process in accordance with which the relevant party concerned is required to act or otherwise required to be disclosed by any banking or other regulatory or examining authorities or enquirers (whether governmental or otherwise); or

       (d) made to its auditors for the purpose of enabling them to undertake any audit or to its legal advisers when seeking bona fide legal advice in connection with the Facility Documents or otherwise to any of its officers and employees considered to need to know the information concerned.

       The restriction contained in this clause 38 shall continue to bind the Arranger, each Participating Bank and Agent after termination of, or after the termination of its participation in, the Facilities, without limit in time.

       For the purpose of the above, "CONFIDENTIAL INFORMATION" shall exclude:

       (i) information which at the time of disclosure to the Arranger, any Participating Bank or Agent (or any of their advisers) is in the public domain (other than through a breach of this clause 38 by the Arranger, such Participating Bank or Agent);

       (ii) information which, after such disclosure, becomes generally available to third parties or otherwise in the public domain by publication or through no fault of the Arranger, any Participating Bank or the Facility Agent (or any of their advisers); and

       (iii) information which is lawfully in the possession of the Arranger, any Participating Bank or Agent (or any of their advisers) prior to such disclosure or subsequently comes into any of their respective possessions, other than by reason of any breach of any confidentiality undertaking in favour of Partner.

48.    ENTIRE AGREEMENT

       This document constitutes an amended and restated version of the Facility Agreement, as amended, rescheduled and restated through 31 December 2002 and shall be deemed to be the binding version of the Facility Agreement.


IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS AGREEMENT ON THE DATE FIRST MENTIONED ABOVE.

PARTNER:

for:   PARTNER COMMUNICATIONS
       COMPANY LTD.

By:
       ------------------------
Title:
       ------------------------

THE PARTICIPATING BANKS:

for:   BANK LEUMI LE-ISRAEL B.M.           for:   ISRAEL DISCOUNT BANK LTD.

By:                                        By:
       ------------------------                   -----------------------
Title:                                     Title:
       ------------------------                   -----------------------
for:   BANK HAPOALIM B.M.                  for:   THE FIRST INTERNATIONAL
                                                  BANK OF ISRAEL LTD.

By:                                        By:
       ------------------------                   -----------------------
Title:                                     Title:
       ------------------------                   -----------------------
for:   UNITED MIZRAHI BANK LTD.            for:   MERCANTILE DISCOUNT
                                                  BANK LTD.
By:                                        By:
       ------------------------                   -----------------------
Title:                                     Title
       ------------------------                   -----------------------
for:   CITIBANK N.A.

By:
       ------------------------
Title:
       ------------------------



for:   BANK LEUMI LE-ISRAEL B.M.           for:   BANK HAPOALIM B.M.
       (in its capacity as Security               (in its capacity as
       Trustee, Arranger and Facility             Coordinating Agent)
       Agent)

By:                                        By:
       ------------------------                   -----------------------
Title                                      Title
       ------------------------                   -----------------------